UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No Fee Required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

January 3, 2025
Dear Fellow Shareholder:
On behalf of our Board of Directors, I cordially invite you to attend the Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) of Altisource Portfolio Solutions S.A. (the “Company”), which will be held at our registered office located at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg on February 18, 2025, at 9:00 a.m. Central European Time. Immediately following, at 9:30 a.m. Central European Time, we will hold a Special General Meeting of Shareholders (the “Special Meeting” and, collectively with the Extraordinary Meeting, the “Meetings”) at the same location.
Your vote is requested to approve the proposals described in the attached proxy statement. These proposals aim to facilitate a series of transactions to recapitalize the Company, including:
1)
The issuance of shares of our common stock representing up to 63.5% of the outstanding shares immediately following the effective date of the transactions, subject to certain exceptions described in the accompanying proxy statement (the “Debt Exchange Shares”) in exchange for the contribution of up to $72.8 million1 in principal amount of our existing debt from our lenders, subject to certain exceptions detailed in the proxy statement.

2)
The provision of a new debt facility by current lenders.

3)
The issuance of warrants to certain of our stakeholders (including shareholders, holders of penny warrants and holders of restricted stock units) as of a record date set prior to the closing of the transactions. These warrants, which will not be issued with respect to Debt Exchange Shares, are designed to provide stakeholders an opportunity to offset dilution resulting from the issuance of the Debt Exchange Shares if Altisource’s share price exceeds the warrant exercise price for the requisite period.

The expected benefits of these transactions include:
•
Strengthening the Company’s balance sheet and cash flow.

•
Allowing time for the Company to benefit from:

•
The potential normalization of the default market to pre-pandemic foreclosure levels;

•
The anticipated growth in the Company’s origination and real estate investor solutions;

•
Reducing management, employee and customer distractions; and

•
Providing pre-transaction stakeholders potential ownership increases through the warrant issuance.

Details regarding the proposed transactions, the Meetings’ agendas, and voting instructions are provided in the accompanying materials.
It is very important that you be present or represented at the Meetings, regardless of the number of shares you own or whether you are able to attend in person. If you are a shareholder of record (that is, you hold your shares in your name with our transfer agent), you may only authorize your proxy by mail only. If you are a beneficial holder (i.e., you hold your shares through a bank or broker), please follow the voting instructions you receive from your bank or broker. Many banks and brokers allow beneficial holders to vote over the Internet, by telephone or by mail. Authorizing your proxy in advance will ensure that your vote is counted even if you are unable to attend the Meetings, without preventing you from voting in person. Thank you for your continued support and interest in Altisource Portfolio Solutions S.A.
Sincerely,
/s/ William B. Shepro

William B. Shepro
Chairman and Chief Executive Officer

Based on the estimated outstanding balance on our existing term loans of $232.8 million as of December 31, 2024.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg B72391
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 18, 2025
NOTICE
Our Extraordinary General Meeting of Shareholders (“Extraordinary Meeting”) will be held:
Date:	February 18, 2025
Time:	9:00 a.m. Central European Time
Location:	Altisource Portfolio Solutions S.A. 33, Boulevard Prince Henri L-1724 Luxembourg Grand Duchy of Luxembourg
PURPOSE

•
To approve an amendment to Article 5 of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to (i) cancel the nominal value of all existing shares of the Company’s common stock, and (ii) decrease the par value of the Company’s common stock from US$1.00 per share to US$0.01 per share through a decrease of the share capital of the Company by an amount of thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) without cancellation of shares of the Company’s common stock, in order to bring the share capital of the Company from its current amount of thirty million seven hundred eighty-four thousand nine hundred seven United States Dollars (US$30,784,907) to an amount of three hundred and seven thousand eight hundred forty-nine and seven cents United States Dollars (US$307,849.07) represented by thirty million seven hundred and eighty-four thousand nine hundred seven (30,784,907) shares of the Company’s common stock without designation of nominal value, and by allocating thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) derived from the share capital decrease to the share premium account of the Company;

•
To approve an increase in the number of shares the Board of Directors of the Company is authorized to issue from 100,000,000 to 250,000,000 and the renewal of the authority of the Board of Directors to issue shares by (i) approving an amendment to Article 6 of the Articles to renew and amend the authorization of the Board of Directors of the Company to (a) issue shares of the Company’s common stock, within the limits of the Company’s authorized share capital of up to two million and five hundred thousand United States Dollars (US$2,500,000) divided into two hundred fifty million (250,000,000) shares of the Company’s common stock without nominal value and, (b) issue any warrants, options, or other similar instruments exercisable into shares and rights to subscribe for shares and set the terms and conditions of these instruments, each for a term of five (5) years and, in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, and (ii) acknowledging receipt of the report issued by the Board of Directors of the Company pursuant to article 420-26 (5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended; and

•
To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

PROCEDURES

•
Our Board of Directors has fixed December 16, 2024 as the record date for the determination of shareholders entitled to notice of and to vote at the Extraordinary Meeting.

•
Only shareholders as of the close of business on the record date will be able to vote at the Extraordinary Meeting.

•
In order to be admitted to the Extraordinary Meeting, shareholders must present proof of ownership as of the record date and valid government-issued photo identification. Shareholders holding shares in “street name” through a bank or broker, must also obtain a “legal proxy” from the holder of record to vote at the Extraordinary Meeting. Shareholders are encouraged to vote in advance of the Extraordinary Meeting to ensure their vote is counted even if they are unable to attend in person. Instructions for voting in advance are included in the accompanying materials.

•
The proxy statement for our Extraordinary Meeting will be available on our website at https://ir.altisource.com/financial-information. In accordance with the rules of the U.S. Securities and Exchange Commission, the proxy statement and annual report can also be accessed at www.proxyvote.com, a website that does not identify or track visitors to the site, by entering the Control Number provided in the Notice and Access Card, proxy card or email notification, as applicable.

•
The presence at the Extraordinary Meeting of holders of at least 50% of the issued and outstanding shares of common stock able to be voted, whether represented in person or by proxy, will constitute a quorum for the transaction of business at the Extraordinary Meeting. In case the quorum of at least 50% of the issued and outstanding shares of common stock able to be voted is not met at the Extraordinary Meeting, in accordance with Luxembourg law, we will hold a second extraordinary meeting with a prior notice of at least 15 days before the second extraordinary meeting in lieu of an adjourned meeting. At the second extraordinary meeting in lieu of an adjourned meeting the quorum of at least 33 1∕3% of our issued and outstanding shares of common stock able to be voted shall apply.

By order of our Board of Directors,
/s/ Gregory J. Ritts

Gregory J. Ritts
Corporate Secretary
January 3, 2025
Luxembourg, Grand Duchy of Luxembourg

2

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg B72391
NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 18, 2025
NOTICE
The Special General Meeting of Shareholders (“Special Meeting”) of Altisource Portfolio Solutions S.A. (the “Company”) will be held:
Date:	February 18, 2025
Time:	9:30 a.m. Central European Time
Location:	Altisource Portfolio Solutions S.A. 33, Boulevard Prince Henri L-1724 Luxembourg Grand Duchy of Luxembourg
PURPOSE

•
To approve, as required by applicable Nasdaq Stock Market listing rules, the issuance by the Board of Directors of shares of the Company’s common stock (the “common stock”) in exchange for the contribution to the Company from lenders under the Company’s current debt facility of a portion of the Company’s outstanding debt;

•
To approve an amendment to the Altisource Portfolio Solutions S.A. Amended and Restated 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) to increase the number of shares of common stock reserved for issuance under the 2009 Equity Incentive Plan by 4,645,875 shares from 11,666,667 shares to 16,312,542 shares; and

•
To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

PROCEDURES

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Our Board of Directors has fixed December 16, 2024 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

•
Only shareholders as of the close of business on the record date will be eligible to vote at the Special Meeting.

•
In order to be admitted to the Special Meeting, shareholders must present proof of ownership as of the record date and valid government-issued photo identification. Shareholders holding shares in “street name” through a bank or broker, must also obtain a “legal proxy” from the holder of record to vote at the Special Meeting. Shareholders are encouraged to vote in advance of the Special Meeting to ensure their vote is counted even if they are unable to attend in person. Instructions for voting in advance are included in the accompanying materials.

•
The proxy statement for our Special Meeting will be available on our website at https://ir.altisource.com/financial-information. In accordance with the rules of the U.S. Securities and Exchange Commission, the proxy statement and annual report can also be accessed at www.proxyvote.com, a website that does not identify or track visitors to the site, by entering the Control Number provided in the Notice and Access Card, proxy card or email notification, as applicable.

•
Although Luxembourg law does not require a quorum for the conduct of business at the Special Meeting, in accordance with the requirements of the Nasdaq Stock Market listing standards, we have established that the presence at the Special Meeting of holders of at least 33 1∕3% of our issued and outstanding shares of common stock able to be voted, whether represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.

By order of our Board of Directors,
/s/ Gregory J. Ritts

Gregory J. Ritts
Corporate Secretary
January 3, 2025
Luxembourg, Grand Duchy of Luxembourg

2

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
PROXY STATEMENT

LEGAL MATTERS

Forward-Looking Statements
This proxy statement contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition, including without limitation, statements relating to the Company’s entry into and the terms of the definitive documents relating to the transactions contemplated by the TSA (as defined in this proxy statement) described and consummating the Transactions, as well as the number of shares for which the Stakeholder Warrants (as defined in this proxy statement) may be exercisable. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and the risks and uncertainties related to completion of the transactions described in this proxy statement and contemplated by the TSA on the anticipated terms or at all, including the negotiation of and entry into the definitive agreements and the satisfaction of the closing conditions of such definitive agreements, including obtaining the required shareholder approvals. The financial projections and scenarios contained in this proxy statement are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Website References
Website references throughout this proxy statement are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the proxy statement.
Currency Presentation
Unless otherwise indicated, all references to “dollars,” “$,” “US$,” “USD,” or “U.S. dollars” are to the lawful currency of the United States. All references in this proxy statement to “euro” or “€” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.
Where in this proxy statement we refer to amounts in euros, we have for your convenience also, in certain cases, provided a conversion of those amounts to U.S. dollars.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
JOINT PROXY STATEMENT
SPECIAL GENERAL MEETING OF SHAREHOLDERS AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
Proxy Statement Summary

General Information
We have made this joint proxy statement available to you on or about January 3, 2025 as a holder of our common stock because our Board of Directors is soliciting your proxies to be used at our Extraordinary Meeting and our Special Meeting, and any adjournment or postponement thereof or, if required by Luxembourg law, a second extraordinary meeting if we do not have quorum at the Extraordinary Meeting. The Extraordinary Meeting will be held on Tuesday, February 18, 2025, at 9:00 a.m. Central European Time for the purposes listed in the Notice of Extraordinary Meeting of Shareholders. The Special Meeting will be held on the same day at 9:30 a.m. Central European Time for the purposes listed in the Notice of Special Meeting of Shareholders. Both meetings will be held at our registered office located at 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg.
This summary highlights information contained elsewhere in this joint proxy statement (this “proxy statement”) for the Special General Meeting of Shareholders (the “Special Meeting”) and the Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting,” and together with the Special Meeting, the “Meetings”) of Altisource Portfolio Solutions S.A. (“Altisource,” the “Company,” “we,” “us,” or “our”). This summary does not include all the information you should consider. Please read this entire proxy statement carefully before voting.
The Board of Directors has fixed the close of business on December 16, 2024 as the record date for the Meetings (the “Record Date”). All stockholders as of the close of business on December 16, 2024 are cordially invited to attend the Meetings.
Summary of the Transactions to Which the Proposals in this Proxy Statement Relate
On December 16, 2024, Altisource and its wholly-owned subsidiary Altisource S.À R.L. (the “Borrower” and, collectively with Altisource, the “Company Parties”) entered into the Transaction Support Agreement included as Appendix A to this proxy statement (the “TSA”) with holders of approximately 99% of the total outstanding principal amount of term loans outstanding (the “Consenting Term Lenders”) under the existing credit agreement, dated as of April 3, 2018, and amended as of February 14, 2023, among the Borrower, Altisource, the lenders from time to time party thereto, and the other parties thereto (as amended, the “Existing Credit Agreement”).
We are asking for your vote to approve the proposals described in this proxy statement to facilitate the proposed transactions described in the TSA (the “Transactions”), which are designed to recapitalize the Company. The Transactions include, among others, (i) the issuance of shares of our common stock equal to up to 63.5% of our outstanding shares on a pro forma basis post transactions to certain of our current lenders (pro forma for the issuance of such shares and the issuance of Management RSUs (as defined below) and assuming the full exercise of the Existing Warrants (as defined below), but excluding any shares of common stock issued prior to the effective date of the Transactions (the “Transaction Effective Date”) pursuant to a capital raising transaction) (the “Debt Exchange Shares”) in exchange for the contribution to Altisource of up to $72.8 million2 in principal amount of the existing term loans (the “Existing Term Loans”) under the Existing Credit Agreement, (ii) the provision of a new debt facility by certain of our current lenders, and (iii) the issuance of warrants to certain stakeholders of Altisource, consisting of our shareholders, holders of penny warrants and holders of restricted stock units, in each case as of a record date that will be set prior to the closing of the transactions. The warrants will not be issued with respect to Debt Exchange Shares and are being granted to certain of our stakeholders in an effort to provide such stakeholders with an opportunity to offset potential dilution resulting from the issuance of the Debt Exchange Shares if Altisource’s share price exceeds the warrant exercise price for the requisite period.

2
Based on the estimated outstanding balance on our existing term loans of $232.8 million as of December 31, 2024.

Proxy Statement Summary
The expected benefits of the proposed Transactions include:
•
strengthening our balance sheet and cash flow;

•
providing more time for the Company to benefit from the (a) default market’s potential return to a historical, pre-pandemic foreclosure environment and (b) continued development and anticipated growth of the Company’s origination and real estate Investor solutions;

•
reducing management, employee and customer distractions; and

•
providing pre-transaction stakeholders with the potential to increase their ownership in the company through the issuance of warrants to such stakeholders.

For more information regarding the benefits of our proposed recapitalization, see “Description of the TSA and the Transactions Contemplated Thereby—Expected Benefits of the Proposed Transactions.”
Information About the Meetings

•
Date of the Meetings: February 18, 2025

•
Extraordinary Meeting Time: 9:00 a.m. Central European Time

•
Special Meeting Time: 9:30 a.m. Central European Time

•
Place for both Meetings: 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg

•
Record Date for both Meetings: December 16, 2024

•
Agendas: The Meetings will cover the proposals listed below, and any other business that may properly come before the meeting

Extraordinary Meeting Voting Matters and Recommendations of our Board of Directors
Proposals	Recommendation

(1)
To approve an amendment to Article 5 of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to (i) cancel the nominal value of all existing shares of the Company’s common stock, and (ii) decrease the par value of the Company’s common stock from US$1.00 per share to US$0.01 per share through a decrease of the share capital of the Company by an amount of thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) without cancellation of shares of the Company’s common stock, in order to bring the share capital of the Company from its current amount of thirty million seven hundred eighty-four thousand nine hundred seven United States Dollars (US$30,784,907) to an amount of three hundred and seven thousand eight hundred forty-nine and seven cents United States Dollars (US$307,849.07) represented by thirty million seven hundred and eighty-four thousand nine hundred seven (30,784,907) shares of the Company’s common stock without designation of nominal value, and by allocating thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) derived from the share capital decrease to the share premium account of the Company (the “Share Nominal Value Cancellation and Par Value Decrease Proposal”); and

✓ FOR

(2)
To approve an increase in the number of shares the Board of Directors of the Company is authorized to issue from 100,000,000 to 250,000,000 and the renewal of the authority of the Board of Directors to issue shares by (i) approving an amendment to Article 6 of the Articles to renew and amend the authorization of the Board of Directors of the Company to (a) issue shares of the Company’s common stock, within the limits of the Company’s authorized share capital of up to two million and five hundred thousand United States Dollars (US$2,500,000) divided into two hundred fifty million (250,000,000) shares of the Company’s common stock without nominal value and, (b) issue any warrants, options, or other similar instruments exercisable into shares and rights to subscribe for shares and set the terms and conditions of these instruments, each for a term of five (5) years and in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, and (ii) acknowledging receipt of the report issued by the Board of Directors of the Company pursuant to article 420-26(5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended (the “Authorized Share Increase and Renewal Proposal”).

✓ FOR

Proxy Statement Summary
Special Meeting Voting Matters and Recommendations of our Board of Directors
Proposals	Recommendation

(1)
To approve, as required by applicable Nasdaq Stock Market (“Nasdaq”) listing rules, the issuance by the Board of Directors of shares of our common stock (our “common stock”) in exchange for the contribution to Altisource from lenders under our current debt facility of a portion of our outstanding debt (the “Stock Issuance Proposal”); and

✓ FOR

(2)
To approve an amendment to the Altisource Portfolio Solutions S.A. Amended and Restated 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) to increase the number of shares of common stock reserved for issuance under the 2009 Equity Incentive Plan by 4,645,875 shares from 11,666,667 shares to 16,312,542 shares (the “Plan Amendment Proposal”).

✓ FOR
The Share Nominal Value Cancellation and Par Value Decrease Proposal, the Authorized Share Increase and Renewal Proposal, the Stock Issuance Proposal and the Plan Amendment Proposal are collectively referred to herein as the “Proposals”.
All of the Proposals are conditioned upon the approval of all of the other Proposals. If any one of the Proposals fails to receive the approval of our shareholders at the Meetings, the Transactions will not be completed, and we will not implement any of the Proposals.

Description of the TSA and the Transactions Contemplated Thereby

Background and Purpose of the TSA
As previously reported, on February 9, 2023, the Company, its wholly owned subsidiary Altisource S.À R.L. (the “Borrower”), and its subsidiary guarantors, entered into Amendment No. 2 (the “Second Amendment”) to the Existing Credit Agreement. In connection with the Second Amendment, we issued warrants (the “Existing Warrants”) to purchase shares of our common stock at an exercise price of $0.01 per share to the lenders party to the Second Amendment. As of the Record Date, there were 1,515,083 Existing Warrants outstanding. The Existing Warrants are currently exercisable, and, to the extent the Existing Warrants are then in the money, unexercised Existing Warrants will be automatically exercised on May 22, 2027, the expiration date of the Existing Warrants. The maturity date of the Existing Credit Agreement is April 30, 2025, with an option to extend the maturity date to April 1, 2026, subject to certain conditions and payment of an extension payment equal to 2.00% of the then outstanding principal amount of the outstanding loans, which amount would be added to the principal of the loans. As of the Record Date, there was an outstanding principal balance of approximately $230.6 million under the Existing Credit Agreement.
Certain Transactions Contemplated by the TSA
Exchange of Debt for Equity and New Credit Agreement
Pursuant to the terms and subject to the conditions of the Definitive Documents (as defined in the TSA), the Consenting Term Lenders will tender the Existing Term Loans held, in the amount up to approximately $231 million as of December 23, 2024 (which will be up to approximately $235 million as of March 31, 2025), to the Borrower and will receive (i) their respective pro rata shares of (a) up to $110 million of interest-bearing first lien loans (the “New Debt”) and (b) an up to $50 million non-interest-bearing exit fee (the “Exit Fee” and collectively with the New Debt, the “New Facility”) and (ii) Debt Exchange Shares that, in the aggregate, will equal up to 63.5% of the common stock outstanding immediately following the Transaction Effective Date (pro forma for the issuance of the Debt Exchange Shares and the issuance of Management RSUs (as defined below) and assuming full exercise of the Existing Warrants, but excluding any shares of common stock issued prior to the Transaction Effective Date pursuant to a capital raising transaction) (the “Pro Forma Outstanding Share Amount”). The Consenting Term Lenders will contribute to Altisource up to $72.8 million3 in principal amount of the Existing Term Loans in exchange for the issuance of the Debt Exchange Shares. For more information, please see “Summary of Expected Terms of our New Debt Facilities”.
Super Senior Credit Facility
In connection with entering into the TSA, the Company also executed a commitment letter and term sheet for a $12.5 million super senior credit facility (the “Super Senior Facility”) to replace that certain $15 million revolving credit facility entered into on June 22, 2021 by and among the Borrower and one of its lenders and to pay certain fees, cost and expenses associated with the Transactions and for general corporate purposes. The Super Senior Credit Facility would have a term of four years and be secured by the assets of the Company that secure the New Debt on a senior basis. For more information, please see “Summary of Expected Terms of our New Debt Facilities”.
Issuance of Management RSUs
Under the terms of the TSA, as part of the Transactions, certain members of the Company’s management, including its executive officers, are expected to receive restricted share units (“RSUs”) which, if vested pursuant to their terms, would, in the aggregate, equal up to 5% of our common stock outstanding immediately following the Transaction Effective Date (the “Management RSUs”). The provision of the Management RSUs to members of the Company’s management was important to the Consenting Term Lenders to ensure that management is sufficiently incentivized to grow the Company’s business and to reenforce the alignment between management and shareholders by tying executive compensation to the Company’s long-term performance and value creation, which, in turn, should increase the value of the Debt Exchange Shares and help ensure that the New Debt and the debt under the Super Senior Credit Facility are repaid.

3
Based on the estimated outstanding balance on our Existing Term Loans of $232.8 million as of December 31, 2024.

Description of the TSA and the Transactions Contemplated Thereby
The Compensation Committee of the Board of Directors (the “Compensation Committee”) will allocate the Management RSUs to members of management in its sole discretion prior to the Meetings, and the Management RSUs will be issued prior to the Stakeholder Warrant Issuance Record Date (as defined below). One third of the Management RSUs will vest on each of the first three anniversaries of the Transaction Effective Date; provided, however, no Management RSUs will vest if the Transactions do not close. It is expected that the majority of the Management RSUs will be awarded to our executive officers.
Issuance of Stakeholder Warrants
Under the terms of the TSA, the following are to receive their pro rata share of warrants (the “Stakeholder Warrants”) to purchase up to 115 million shares of our common stock at an exercise price of $1.20 per share, subject to proportionate adjustment in the event of stock splits and similar events:
•
each share of our common stock held by shareholders as of a record date preceding the Transaction Effective Date (the “Stakeholder Warrant Issuance Record Date”);

•
each restricted share unit (“RSU”), including each Management RSU that is to be issued as part of the Transactions, held as of the Stakeholder Warrant Issuance Record Date (but Stakeholder Warrants relating to an RSU will be subject to forfeiture in the event such RSU to which such Stakeholder Warrants relate does not vest); and

•
each Existing Warrant held as of the Stakeholder Warrant Issuance Record Date.

Each person entitled to receive a Stakeholder Warrant is referred to as a “Stakeholder” in this proxy statement.
The approval of the Authorized Share Increase and Renewal Proposal at the Extraordinary Meeting is required to enable the Company to issue the Stakeholder Warrants to purchase up to 115 million shares of our common stock, which is intended to provide Stakeholders with an opportunity to offset potential dilution resulting from the issuance of the Debt Exchange Shares if the VWAP Condition (as defined below) is satisfied.
We expect to announce the Stakeholder Warrant Issuance Record Date by press release at least 10 calendar days prior to the distribution of the Stakeholder Warrants, which is expected to occur on or about the Transaction Effective Date. The issuance of the Stakeholder Warrants is contingent upon the closing of the Transactions.
Fifty percent of the Stakeholder Warrants shall require cash settlement through the cash payment to the Company of the exercise price (the “Cash Exercise Stakeholder Warrants”), and the other fifty percent of the Stakeholder Warrants shall be exercisable on a cashless basis (the “Net Settle Stakeholder Warrants”). The Stakeholder Warrants may be exercised at any time prior to the applicable expiration date; provided, however, that the Stakeholder Warrants may only be exercised after the first date on which the volume weighted average price of our common stock equals or exceeds the $1.20 per share exercise price (subject to proportionate adjustment in the event of stock splits and similar events) of the Stakeholder Warrants for a period of fifteen consecutive trading days (the “VWAP Condition”). The Cash Exercise Stakeholder Warrants, if not previously exercised or terminated, will expire on April 2, 2029. The Net Settle Stakeholder Warrants, if not previously exercised or terminated, will expire on April 30, 2032.
We expect that, for each share of common stock, RSU or Existing Warrant held as of the Stakeholder Warrant Issuance Record Date, a Stakeholder will receive (i) one Cash Exercise Stakeholder Warrant to purchase approximately 1.625 shares of common stock (subject to adjustment pursuant to the terms of the Stakeholder Warrants) and (ii) one Net Settle Stakeholder Warrant to purchase approximately 1.625 shares of common stock (subject to adjustment pursuant to the terms of the Stakeholder Warrants). Because each Stakeholder Warrant is exercisable for 1.625 shares of common stock, the exercise price per Stakeholder Warrant is $1.95, which is $1.20 per share.
The Stakeholder Warrants will not be exercisable until 90 days after the date of their issuance, and may only be exercised into a whole number of shares of common stock. No fractional shares will be issued upon exercise of Stakeholder Warrants. If, upon exercise of the Stakeholder Warrants, a holder would otherwise be entitled to receive a fractional interest in a share, the Company will, upon exercise, instead round down to the nearest whole number of shares of common stock to be issued to the warrant holder (based on the total number of Shareholder Warrants exercised by the relevant warrant holder at such time).

Description of the TSA and the Transactions Contemplated Thereby
The Company is seeking to list the Stakeholder Warrants on Nasdaq or some other trading market. However, no assurances can be provided that the Company will be able to list the Stakeholder Warrants on a trading exchange or, even if it does so list the Stakeholder Warrants, that an active trading market in the Stakeholder Warrants will develop or be maintained. Accordingly, a Stakeholder may not be able to sell their Stakeholder Warrants.
A minimum of 95% of proceeds the Company receives in connection with the exercise of Cash Exercise Stakeholder Warrants will be used to prepay the New Facility.
The Stakeholder Warrants are intended to provide Stakeholders with the opportunity to increase their ownership of the Company and to correspondingly increase their participation in the potential growth and financial upside of the Company. The Stakeholder Warrants will be freely tradable (except by affiliates of the Company). The Company expects to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of the common stock issuable upon exercise of the Stakeholder Warrants so that such shares of common stock will be freely tradeable (except by affiliates of the Company).
The Stakeholder Warrants will contain customary beneficial ownership limitation provisions, pursuant to which the holder of Stakeholder Warrants (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates (such persons, the “attribution parties”)) may not exercise any portion of the Stakeholder Warrants held by such holder to the extent that such holder (together with its affiliates and attribution parties) would beneficially own more than 9.99% of the outstanding common stock immediately after exercise, excluding for purposes of such determination shares of common stock issuable upon (i) exercise of such Stakeholder Warrants which have not been exercised and (ii) exercise or conversion of the unexercised or nonconverted portion of any of our other securities subject to a limitation on conversion or exercise analogous to the limitation contained in the Stakeholder Warrants beneficially owned by the holder or any of its affiliates or attribution parties (the “Beneficial Ownership Limitation); provided, however, the Beneficial Ownership Limitation may be waived by the holder of the Stakeholder Warrant upon 61 days’ notice to the Company. In addition, the Beneficial Ownership Limitation will not apply to persons that are greater than 10% beneficial owners at the time the Stakeholder Warrants are issued.
Stakeholder Warrants will not be issued until after, and their issuance will be contingent upon, the closing of the Transactions; Stakeholders will not be entitled to the Stakeholder Warrants if the Transactions fail to close.
Governance
The TSA contemplates and the Definitive Documents are to provide that certain Consenting Rolling Lenders (as defined in the TSA) having beneficial ownership of no more than 40% of our outstanding common stock on a pro forma basis, as of the date of the closing of the Transactions, shall have the right to nominate, a total of two board members to the Company’s Board of Directors (“Lender Board Representatives”), and the Company will propose such Lender Board Representatives as nominees subject to the Lender Board Representatives satisfying any applicable requirements set forth in the Definitive Documents or applicable law. It is expected that the Lender Board Representatives will be identified and nominated for election to the Board of Directors at the Company’s next annual meeting of shareholders.
Certain Terms and Conditions to Closing
The Transactions shall be subject to (1) agreement by 100% of the outstanding Existing Term Loans immediately prior to the Transaction Effective Date to become Consenting Term Lenders (or such lower amount as may be determined by the Company with the consent of the Required Consenting Lenders) and (2) other conditions precedent satisfactory to the Company and the Required Consenting Lenders.
As of the date of this proxy statement, lenders holding approximately 99% of the aggregate principal amount of the Existing Term Loans have entered into the TSA. If the holders of 100% of the Existing Term Loans do not agree to the terms of the Transactions and the Required Consenting Lenders do not consent to agree to a lesser percentage, then the Transactions will not close. If, on the other hand, the Required Consenting Lenders do agree to close the Transactions with less than 100% of the Existing Term Loans agreeing to the Transactions, upon the closing of the Transactions, there will continue to be a portion of the Existing Term Loans outstanding, which may be amended.

Description of the TSA and the Transactions Contemplated Thereby
The TSA contains certain customary terms and conditions. Among other things, the executing lenders’ obligations under the TSA are subject to certain conditions, including, without limitation: (i) Company not entering into a credit facility, bond issuance, or other financing, rights offering, or issuing debt or equity securities, or (ii) the Company not undertaking or otherwise supporting or participating in any reorganization, merger, consolidation, business combination, or other recapitalization or debt restructuring (whether through a judicial process or otherwise) other than in the ordinary course of business or in connection with the Transactions.
Registration Rights Agreement
Under the terms of the TSA, the Altisource Debt Exchange Shares will be subject to a customary registration rights agreement with respect to the registration of the resale the Debt Exchange Shares under the Securities Act.
Termination Provisions of the TSA

•
The TSA contains termination rights for the benefit of the Required Consenting Lenders, subject, in certain circumstances to cure rights. The Required Consenting Lenders may terminate the TSA upon three days’ prior written notice thereof, if, among other circumstances, (A) any Company Party (as defined in the TSA) breaches the TSA or any other agreement to be entered into in connection with the Transactions, which breach remains uncured in accordance with the terms of the TSA for a period of three business days; (B) any Definitive Document does not comply with the terms and standards set forth in the TSA; (C) any Company Party (I) (x) publicly announces its intention to pursue, (y) delivers a term sheet or proposal in respect of, or (z) consummates or enters into a binding agreement to consummate, in each case, an Alternative Transaction (as defined in the TSA) or (II) publicly announces its intention to not pursue the Transactions; (D) any Company party has breached, in any material respect, any of its obligations under the Existing Documents (as defined in the TSA) and certain related documents; (E) the occurrence and, to the extent applicable, continuance beyond any grace or cure period of an Event of Default as defined and set forth in any of the Existing Documents; (F) the preliminary proxy statement in form and substance reasonably acceptable to the Required Consenting Lenders is not filed with the SEC on or before December 31, 2024 (or such later date as may be agreed by the Required Consenting Lenders); (G) the failure of the Company to pay certain fees and expenses; (H) a Material Adverse Effect (as defined in the Existing Credit Agreement) occurs or there is a termination of certain agreements; and (I) all shareholder approvals that are necessary to implement the Transactions have not been obtained by the Company Parties on or before March 31, 2025 (or such later date as may be agreed by the Required Consenting Lenders).

•
The TSA contains termination rights for the benefit of the Company (on behalf of itself and the Company Parties) subject, in certain cases, to cure rights. The Company may terminate the TSA with respect to any particular Consenting Term Lender (but not as to all of the other Parties) upon a breach by such Consenting Term Lender of any of its representations, warranties, covenants, or obligations which remains uncured for three business days after the receipt by all of the Consenting Term Lenders of written notice of such breach.

•
Any party to the TSA may terminate such agreement upon the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation or threatened initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which legal action, threatened initiation of a legal action, ruling, or order has not been withdrawn or discharged after 30 days.

In addition, the TSA will automatically terminate:
•
if the Transactions are not consummated on or before 5:00 p.m., New York City time, on April 15, 2025 (the “Deadline”), as such date may be extended by mutual written consent of the Company and the Required Consenting Lenders; provided that in the event of an extension beyond April 15, 2025, any Consenting Term Lender that does not consent to such extension may terminate the TSA solely with respect to itself upon notice to the Company and the other Consenting Term Lenders;

•
upon the occurrence of certain bankruptcy related events;

Description of the TSA and the Transactions Contemplated Thereby

•
upon the taking of any binding corporate action by any of the Company Parties or any of their respective subsidiaries in furtherance of any action described in the foregoing sentences; or

•
upon the consummation of the Transactions on the Closing Date.

Definitive Documents to be Negotiated and Entered Into
The TSA provides the framework pursuant to which the parties will negotiate the Definitive Documents (as such term is defined in the TSA) and take other actions to implement the Transactions. The TSA will terminate upon, among other things, the closing of the Transactions and the terms of the New Facility will be governed by any Definitive Documents agreed to by the Company and the Consenting Term Lenders. Pursuant to and subject to the terms and conditions of the TSA, the parties to the TSA have agreed to support and take all commercially reasonable actions necessary or reasonably requested to facilitate the implementation and consummation of the Transaction and negotiate in good faith the Definitive Documents. If the closing date of the Transactions is extended beyond the Deadline, any Consenting Term Lender that does not consent to such extension may terminate the Agreement solely with respect to itself upon notice to the Company and the other Consenting Term Lenders. Although the Company intends to pursue the Transactions in accordance with the terms set forth in the TSA, there can be no assurance that the Company will be successful in completing the Transactions or any other similar transaction on the terms set forth in the TSA, on different terms or at all.
The foregoing description of the TSA is qualified in its entirety by reference to the TSA, which is attached hereto as Appendix A and incorporated herein by reference.
Support Agreements
We have entered into voting and support agreements with our 5% and greater shareholders and our officers and directors (the “Support Agreement Parties”), pursuant to which the Support Agreement Parties agreed to vote all shares owned by them and any shares subsequently acquired by them in favor of each of the Proposals. As of the Record Date for the Meetings, the Support Agreement Parties owned approximately 49.4% of the outstanding shares of our common stock.
Expected Benefits of the Proposed Transactions
The benefits that are expected to come from the proposed Transactions, include, without limitation:
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Reducing Company’s outstanding debt obligations by 25% from approximately $230.6 million (as of December 16, 2024) to approximately $172.5 million (at the closing of the Transactions), comprised of:

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up to $110 million in principal amount of interest-bearing New Debt; and

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an up to $50 million non-interest-bearing Exit Fee to be paid at maturity of the New Debt; and

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a $12.5 million Super Senior Credit Facility;

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Reducing Company’s annual cash and paid-in-kind (“PIK”) interest on outstanding debt obligations by approximately $18 million from an anticipated $31 million to approximately $13 million:

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Cash interest reduced by approximately $9 million; and

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PIK interest reduced by approximately $9 million;4

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Setting the interest rate on the New Debt and the Super Senior Facility at Secured Overnight Financing Rate (“SOFR”) + 6.50% with a 3.50% SOFR floor, payable quarterly in cash;

•
Interest rate on the Existing Term Loans is SOFR + 8.75%.

4
Reduction in annual cash interest is based on the Secured Overnight Financing Rate (SOFR) of 4.36% as of December 4, 2024 and the anticipated outstanding balance on the Existing Term Loans as of December 31, 2024. Reduction in annual PIK interest is based on anticipated PIK interest expense in 2025 under the Existing Term Loans, which includes quarterly compounding of PIK interest. Actual cash interest reduction versus existing loan terms will vary based on actual SOFR rate.

Description of the TSA and the Transactions Contemplated Thereby

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Extending the maturity date under the New Debt and Exit Fee by five years to April 30, 2030 (compared to the April 30, 2025 maturity date for the Existing Term Loans, with a possible extension by 12 months, subject to certain conditions);

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Providing lenders under the New Facility with up to approximately 57.9 million shares of our common stock, representing up to 63.5% of the Pro Forma Outstanding Share Amount; and

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Providing Stakeholders with Stakeholder Warrants to purchase up to 115 million shares of our common stock at an exercise price of $1.20 per share ($1.95 per Stakeholder Warrant) (subject to proportionate adjustment in the event of stock splits and similar events), potentially reducing dilution from the Debt Exchange Shares being issued to the Consenting Term Lenders.

Approval of the Proposals at the Meetings is necessary to implement the recapitalization plan, which is designed to:
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Substantially reduce the amount of and the effective interest rate on the Company’s outstanding debt

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Extend the maturity of the Company’s debt to April 30, 2030 with respect to the New Facility

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Improve financial flexibility and position the Company for future growth

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Provide Stakeholders with an opportunity to offset potential dilution resulting from the issuance of the Debt Exchange Shares if the VWAP Condition is satisfied

Summary of Expected Terms of our New Debt Facilities
New Facility
Exchange First Lien Loans	$110 million
Interest Rate on Exchange First Lien Loans	SOFR + 6.50% (3.50% SOFR Floor), payable quarterly in cash
Exit Fee	$50 million payable on Maturity Date5
Exit Fee Interest Rate	None
Maturity Date	April 30, 2030
Call Protection	None
Amortization	1% of New Debt per annum, payable quarterly in cash
Cash Received from the Exercise of Cash Exercise Stakeholder Warrants	A minimum of 95% of proceeds the Company receives in connection with the exercise of Cash Exercise Stakeholder Warrants shall be used to prepay the New Debt
Excess Cash Flow Sweep
Beginning with the fiscal year ending December 31, 2025, any Available Trailing Excess Cash Flow Amount (as defined below) shall be applied for each of the Company’s fiscal years to the prepayment of: first, the Super Senior Facility and, second, the New Facility.
“Available Trailing Excess Cash Flow Amount” means: The lesser of (a) 75% of the aggregate Excess Cash Flow (as defined in the Existing Term Loans) for the most recently ended fiscal year of the Company for which financial statements have been delivered and (b) an amount which, immediately after giving effect to such repayment, would leave the Company with no less than $30 million of total cash on the balance sheet

5
Any mandatory or voluntary prepayments of the New Facility will be applied on a pro rata basis to par value of New Debt and the Exit Fee.

Description of the TSA and the Transactions Contemplated Thereby
Other Affirmative and Negative Covenants	Other affirmative and negative covenants, including expanding certain baskets as compared to the Existing Term Loans and other protections, to be agreed upon in the Definitive Documents; provided (i) that Company will be prohibited from any third-party refinancing of the Super Senior Credit Facility without the consent of the “Required Lenders” as may be defined in the applicable Definitive Documents; (ii) there shall be a covenant that if the Company reasonably believes an amendment, modification, supplement or waiver to certain of its material agreements would in the aggregate have a material negative impact on the Company and its subsidiaries (taken as a whole), the Borrower shall notify the lenders prior to entry into any such amendment, modification, supplement or waiver and, if the “Required Lenders” provide reasonable objections or conditions with respect thereto within five business days from the receipt of notice from the Borrower, the Borrower shall reasonably address such objections or conditions before entering into such amendment, modification, supplement or waiver; and (iii) events of default shall include the termination of certain material agreements.
Other	Allows the Company to secure and maintain the Super Senior Credit Facility (which may be in the form of term loans, revolving loans or similar facility) to replace the existing revolving facility with borrowing capacity up to $12.5 million
Events of Default	Events of default to include if certain material agreements of the Company have been terminated on a final, non-appealable basis prior to their existing expiration dates.
Summary of Terms of Super Senior Credit Facility
Super Senior Credit Facility	$12.5 million
Use of Proceeds	Transaction costs and general corporate purposes
Original Issue Discount	10.0%
Interest Rate on Super Senior Credit Facility	SOFR + 6.50% (3.50% SOFR Floor), payable quarterly in cash
Maturity Date	A date no later than four years from date of the closing of the Transactions
Call Protection	None
Amortization	1%, payable quarterly in cash
Excess Cash Flow Sweep
Beginning with the fiscal year ending December 31, 2025, any Available Trailing Excess Cash Flow Amount (as defined below) shall be applied for each of the Company’s fiscal years to the prepayment of: first, the Super Senior Facility and, second, the New Facility.
“Available Trailing Excess Cash Flow Amount” means: The lesser of (a) 75% of the aggregate Excess Cash Flow (as defined in the Existing Term Loans) for the most recently ended fiscal year of the Company for which financial statements have been delivered and (b) an amount which, immediately after giving effect to such repayment, would leave the Company with no less than $30 million of total cash on the balance sheet

Financial Covenants	Liquidity shall not be less than the lesser of (i) $12.5 million and (ii) the aggregate outstanding principal amount under the Super Senior Credit Facility.

Description of the TSA and the Transactions Contemplated Thereby
Other Affirmative and Negative Covenants	Other affirmative and negative covenants, including restricting certain baskets as compared to the Existing Term Loans and expanding other protections, to be agreed upon by the applicable parties pursuant to the TSA and the lenders under the Super Senior Credit Facility; provided that there shall be a covenant that if the Company reasonably believes an amendment, modification, supplement or waiver to certain of its material agreements would in the aggregate have a material negative impact on the Company and its subsidiaries (taken as a whole), the Borrower shall notify the lenders prior to entry into any such amendment, modification, supplement or waiver and, if the “Required Lenders” provide reasonable objections or conditions with respect thereto within five business days from the receipt of notice from the Borrower, the Borrower shall reasonably address such objections or conditions before entering into such amendment, modification, supplement or waiver.
Other	Allows the Company to secure the Super Senior Facility to replace the existing revolving facility
Events of Default	Events of default to include if certain material agreements of the Company have been terminated on a final, non-appealable basis prior to their existing expiration dates.
Additional Financial Information Relating to the Transactions
For additional financial information relating to the Transactions, please see the information attached hereto as Appendix B.
Consequences of the Failure of Shareholders to Approve the Proposals
If our shareholders fail to approve the Proposals, we will not be able to implement the Transactions and we would likely seek to extend the term of the Existing Credit Agreement by 12 months to April 30, 2026, at the cost of increasing the principal outstanding balance by a 2.00% payment-in-kind extension fee, which would increase the principal of our current debt by approximately $4.7 million, and require us to continue to pay a higher effective interest rate on a higher principal amount than we would pay if the Proposals are approved and the Transactions are implemented. The extension of the Existing Credit Agreement would be subject to the Borrower being in compliance with the applicable extension terms. During the extended term, the Scheduled Repayments (as such term is defined in the Existing Credit Agreement) would increase to $0.3 million in January 2026 and $2.5 million in each of February 2026 and March 2026 with the balance due at the April 2026 maturity date. In addition, as the extended maturity date of the loan nears 12 months or less, Altisource could become subject to an auditor going concern qualification in the auditor’s opinion of the Company’s audited financial statements, which could have a material negative impact on the Company’s business, results of operations and financial condition, including by negatively impacting client acquisition and retention, bond ratings and employee recruiting and retention efforts, and by potentially constituting a breach of or providing a termination right under certain existing client agreements. The Company may be unable to refinance the Existing Term Loans on better terms than the Transactions or at all.
We strongly encourage all shareholders to carefully review this proxy statement and vote in favor of the Proposals to support the Company’s financial stability and future success.
Potential Adverse Consequences of the Approval of the Proposals and the Consummation of the Transactions
Significant Dilution of Existing Shareholders as a Result of the Transactions
As discussed above, the Debt Exchange Shares will equal up to 63.5% of the Pro Forma Outstanding Share Amount, which will result in substantial dilution to the ownership and voting power of our current shareholders, other than holders of our common stock that are Consenting Term Lenders to the extent they are holders of our common stock. Approval of the Plan Amendment Proposal will facilitate the Issuance of the Management

Description of the TSA and the Transactions Contemplated Thereby
RSUs, which will also dilute existing shareholders. While the issuance of the Stakeholder Warrants could help offset in the future the amount of dilution experienced by our shareholders as a result of the issuance of the Debt Exchange Shares, there is no guarantee that the Stakeholder Warrants will ever be in the money or that the VWAP Condition will be met, and they may expire worthless.
Potential Future Dilution as a Result of the Authorized Share Increase and Renewal Proposal
The Authorized Share Increase and Renewal Proposal, if approved by our shareholders, increases our authorized shares from 100,000,000 to 250,000,000. As of December 16, 2024, we had approximately 32.8 million shares of common stock outstanding or reserved for issuance, which allows the Board of Directors to issue approximately 67.2 million shares currently for capital-raising or other purposes in the future, subject to compliance with Nasdaq listing rules and other applicable laws or regulations. If the Proposals are approved and the Transactions are completed, depending upon the price at which the Net Settle Stakeholder Warrants are cashlessly exercised (to the extent they are exercised at all), the Board of Directors may have the ability to issue significantly more shares of common stock than it currently can issue for capital-raising or any other purpose in the future for a period of five years, subject to compliance with Nasdaq listing rules and other applicable laws or regulations, and any such issuance would not require shareholder approval.
Market Effects
The issuance of the Debt Exchange Shares could affect trading patterns and adversely affect the market price of our common stock. Additionally, sales in the public market of the Debt Exchange Shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and/or impair our ability to raise capital in future equity financings. In addition, the existence of the Stakeholder Warrants may have a negative effect on the trading volume and the market price of our common stock due to the possibility that many shares of our common stock could be issued upon exercise of the Stakeholder Warrants in the event the market price of our common stock exceeds the $1.20 exercise price per share (subject to proportionate adjustment in the event of stock splits and similar events) of the Stakeholder Warrants.
Concentration of Ownership and Influence
Following the issuance of the Debt Exchange Shares and the Stakeholder Warrants, the ownership of the outstanding shares of our common stock will be further concentrated. Immediately following the issuance of the Debt Exchange Shares and the Stakeholder Warrants, the funds, accounts, and investment vehicles managed by UBS Asset Management (Americas) LLC (collectively, “UBS”) is expected to beneficially own approximately 22.7% of our common stock and will represent the largest ownership position in the Company. As a result, UBS on its own, and the shareholders representing other large ownership positions in the Company, acting alone or together, could be able to exert significant influence over matters requiring approval by our shareholders, including the election of directors and mergers, acquisitions or other extraordinary transactions. UBS and the other shareholders representing other large ownership positions in the Company may have interests that differ from ours or yours, and they may vote or otherwise act in ways with which you disagree and that may be adverse to your interests. In addition, the concentration of ownership may have the effect of delaying, preventing or deterring a change of control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their shares of common stock as part of a sale of the Company, or conversely, could facilitate a change of control at a time or under circumstances when you and other shareholders may prefer not to sell. Further, the concentration of ownership could adversely affect the prevailing market price for our common stock.
Stakeholder Warrants May Expire Worthless and, Even If They Have Value, Stakeholders May Not Be Able to Exercise All the Stakeholder Warrants They Receive
As of December 31, 2024, the closing price of our common stock on the Nasdaq Global Select Market was $0.6574 per share. The Stakeholder Warrants will have a per share exercise price of $1.20 ($1.95 per Stakeholder Warrant) (subject to proportionate adjustment in the event of stock splits and similar events). The market price of our common stock may never exceed the per share exercise price of Stakeholder Warrants, and the VWAP Condition may not be satisfied. Accordingly, the Stakeholder Warrants may expire worthless. In addition, as discussed above, fractional shares that would otherwise be issuable upon the exercise of the Stakeholder Warrants will be rounded down to the nearest whole number. Accordingly, a stakeholder will not receive the benefit of fractional shares that would otherwise result from the exercise of Stakeholder Warrants.

Information Relating to the Meetings

Internet Availability of Proxy Materials
Consistent with historical practice, we are using the “Notice and Access” method of furnishing proxy materials to our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we reduce the environmental impact of the meeting and save costs. We expect to commence mailing Notices of Internet Availability of Proxy Materials (the “Notices” and each a “Notice”) to participating shareholders on or about January 3 ,2025. The Notice contains instructions about how to access our proxy materials. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. Beneficial shareholders, other than those who previously chose to receive our proxy materials in paper format, will receive an email with links to the online proxy materials. If you previously requested to receive paper copies of the proxy materials by mail, you will receive the proxy materials by mail until you elect otherwise.
Shareholders of record will receive a paper copy of the proxy materials for the Meetings by mail except to the extent they previously requested or authorized delivery of proxy materials electronically. The proxy card included with the proxy materials contains instructions on how to request electronic delivery of future proxy materials for the Meetings.
Who May Vote
You are entitled to vote at the Meetings, and any adjournment or postponement thereof, if you were a holder of our common stock at the close of business on December 16, 2024, the Record Date for the Meetings. At the close of business on December 16, 2024, there were 27,226,033 shares of common stock issued, outstanding and able to be voted, and there was no other class of equity securities outstanding. Each share of our common stock is entitled to one vote at the Special Meeting and one vote at the Extraordinary Meeting on all matters properly presented for a vote at each such meeting.
Voting Procedures
Shareholders of Record
For the Special Meeting
If you are a shareholder of record, which means you hold your shares through an account with our transfer agent, Equiniti Stock Transfer & Trust Company, LLC, you may vote by one of the following options:
•
By completing, dating, signing and returning the proxy card for the Special Meeting by mail.

For the Extraordinary Meeting
•
By completing, dating, signing and returning the proxy card for the Extraordinary Meeting by mail.

Beneficial Holders
If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, please follow the voting directions on the voting instruction form that your bank or broker provides to you.
Your ability to vote over the Internet depends on the voting procedures of your bank or broker.
However, many banks and brokers allow beneficial holders to vote over the Internet, by telephone or by mail.
Voting at the Meeting
Shareholders may also vote in person at the Meetings. All shareholders must present proof of share ownership as of the Record Date and valid government-issued photo identification to vote in person at the Meeting. If a bank or broker holds your shares, you must also obtain and present a “legal proxy” from the holder of record to vote at the Meetings. For specific instructions, please refer to the proxy card, Notice or email notification you receive.

Information Relating to the Meetings
Even if you plan to attend the Meetings, we recommend that you vote your shares in advance of each Meeting in one of the manners available to you so that your vote will be counted if later you are unable to attend in person.
Voting Mechanics and “Broker Non-Votes”
If you properly submit your proxy as instructed, and do not revoke it prior to its use, it will be voted in accordance with your instructions. If you are a shareholder of record and you sign your proxy card or vote over the Internet but do not give instructions with respect to how your shares should be voted, your shares will be voted “FOR” each of the proposals identified on the agendas for the Meetings and, with regard to any other business that properly comes before the Meetings, each proxy will be voted in accordance with the discretion of the persons appointed as proxies.
If the shares you own are held by a bank or broker and you do not provide specific voting instructions to your bank or broker on a “non-routine” item as defined by the New York Stock Exchange, the bank or broker will be prohibited from voting your shares. This is commonly referred to as a “broker non-vote.” All of the Proposals are expected to be “non-routine” proposals. Therefore, if you do not instruct your bank or broker how to vote your shares with respect to the Proposals, your shares will not be counted.
How to Revoke a Proxy
Your proxy may be used only at the Meetings and any adjournment or postponement thereof and may not be used for any other meeting. If you are a shareholder of record, you have the power to revoke your proxy at any time before it is exercised by:
•
providing written notice, received by our Corporate Secretary at the following address:

Gregory J. Ritts, Corporate Secretary
Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg;
•
submitting a properly executed proxy bearing a later date; or

•
appearing at the meeting and giving the Corporate Secretary notice of your intention to vote in person.

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your bank or broker can provide you with instructions on how to change your vote.
Quorum and Voting Information
The presence at the Extraordinary Meeting of holders of at least 50% of our issued and outstanding shares of common stock able to be voted, whether represented in person or by proxy, will constitute a quorum for the transaction of business at the Extraordinary Meeting. In case the quorum of at least 50% of the issued and outstanding shares of common stock able to be voted is not met at the Extraordinary Meeting of shareholders, in accordance with Luxembourg law, we will hold a second extraordinary meeting with a prior notice of at least 15 days before the second extraordinary meeting in lieu of an adjourned meeting. At such second meeting a quorum of at least 33 1∕3% of our issued and outstanding shares of common stock able to be voted shall apply.
Although Luxembourg law does not require a quorum for the conduct of business at the Special Meeting, in accordance with the requirements of Nasdaq listing standards, the Company has established that the presence at the Special Meeting of holders of at least 33 1∕3% of our issued and outstanding shares of common stock able to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.
Abstentions will be treated as present for purposes of determining a quorum at the Meetings. Because there are no “routine” matters being considered at the Meetings, there will be no broker non-votes.

Information Relating to the Meetings
The votes needed to approve the proposals at each of the Meetings are as follows:
Extraordinary Meeting
Proposal	Vote Needed to Approve Proposal
Share Nominal Value Cancellation and Par Value Decrease Proposal	The affirmative vote of the holders of at least two-thirds of the total votes cast in person or by proxy at the Extraordinary Meeting.
Authorized Share Increase and Renewal Proposal	The affirmative vote of the holders of at least two-thirds of the total votes cast in person or by proxy at the Extraordinary Meeting.
Special Meeting
Proposal	Vote Needed to Approve Proposal
Stock Issuance Proposal	The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Special Meeting.
Plan Amendment Proposal	The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Special Meeting.
Any other matter properly submitted for your consideration will be approved with such vote as required by Luxembourg law. Abstentions and broker non-votes will not be counted in determining the number of votes cast in connection with the proposals on the agendas for the Meetings.

Proposal 1
PROPOSALS TO BE CONSIDERED AT THE EXTRAORDINARY MEETING
Proposal 1: The Share Nominal Value Cancellation and Par Value Decrease Proposal

We are seeking shareholder approval of an amendment to Article 5 of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to (i) cancel the nominal value of all existing shares of the Company’s common stock, and (ii) decrease the par value of the Company’s common stock from US$1.00 per share to US$0.01 per share through a decrease of the share capital of the Company by an amount of thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) without cancellation of shares of the Company’s common stock, in order to bring the share capital of the Company from its current amount of thirty million seven hundred eighty-four thousand nine hundred seven United States Dollars (US$30,784,907) to an amount of three hundred and seven thousand eight hundred forty-nine and seven cents United States Dollars (US$307,849.07) represented by thirty million seven hundred and eighty-four thousand nine hundred seven (30,784,907) shares of the Company’s common stock without designation of nominal value, and by allocating thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) derived from the share capital decrease to the share premium account of the Company.
The form of the proposed amendment to the Articles is attached hereto as Appendix C. The foregoing description of the proposed amendment is qualified in its entirety by reference to the proposed amendment, which is attached hereto as Appendix C and incorporated herein by reference.
Rationale
Under Luxembourg law, the consideration received by the Company in consideration of the sale or transfer of shares of Company’s common stock must equal or exceed the nominal or par value of the common stock. By eliminating the nominal value and reducing the par value of the common stock, the Company has more flexibility in raising capital and engaging in transactions utilizing the Company’s common stock, including the exchange of shares of the Company’s common stock for Borrower debt in connection with the Transactions.
The cancellation of the nominal value of our common stock and reduction of the share capital of the Company have been proposed to facilitate closing the Transactions and to increase the flexibility of the Company to raise capital and use the Company’s common stock in connection with achieving strategic goals.
The allocation of the reduction in share capital to the share premium account of the Company’s common stock is recommended to permit the Company to retain the liquidity of those funds. If the reduction were not allocated to the share premium account, the funds would need to be distributed to shareholders. The Company does not have sufficient cash-on-hand to distribute the reduction, which could negatively impact the Company, and doing so would likely result in significant short-term instability in the trading price of our common stock.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SHARE NOMINAL VALUE CANCELLATION AND PAR VALUE DECREASE PROPOSAL

Proposal 2
Proposal 2: The Authorized Share Increase and Renewal Proposal

We are seeking shareholder approval of an increase in the number of shares the Board of Directors of the Company is authorized to issue from 100,000,000 to 250,000,000 and the renewal of the authority of the Board of Directors to issue shares by (i) approving an amendment to Article 6 of the Articles to renew and amend the authorization of the Board of Directors of the Company to (a) issue shares of the Company’s common stock, within the limits of the Company’s authorized share capital of up to two million and five hundred thousand United States Dollars (US$2,500,000) divided into two hundred fifty million (250,000,000) shares of the Company’s common stock without nominal value and, (b) issue any warrants, options, or other similar instruments exercisable into shares and rights to subscribe for shares and set the terms and conditions of these instruments, each for a term of five (5) years and in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, and (ii) acknowledging receipt of the report issued by the Board of Directors of the Company pursuant to article 420-26 (5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended.
On December 17, 2024, our Board of Directors approved the authorized share increase and renewal contemplated by the Authorized Share Increase and Renewal Proposal, subject to shareholder approval. Accordingly, at the Extraordinary Meeting, shareholders will vote on the Authorized Share Increase and Renewal Proposal.
The form of the proposed amendment to the Articles is attached hereto as Appendix C. The foregoing description of the proposed amendment is qualified in its entirety by reference to the proposed amendment, which is attached hereto as Appendix C and incorporated herein by reference.
Rationale
Approval of the Authorized Share Increase and Renewal Proposal is necessary for the Company to have sufficient shares available to cover (a) the issuance of the Debt Exchange Shares; (b) the future potential exercise of the Stakeholder Warrants, and (c) the vesting of the Management RSUs. Accordingly, approval of the Authorized Share Increase and Renewal Proposal is necessary to complete the Transactions. Approval of the Authorized Share Increase and Renewal Proposal also provides the Board of Directors, in its discretion, the authority, for a period of five years to issue shares of common stock or warrants, options, or other similar instruments exercisable into shares, or rights to subscribe for shares and set the terms and conditions of these instruments, as long as the number of shares of common stock issued and outstanding does not exceed 250,000,000 shares of common stock. The current Board of Director authorization expires on May 17, 2027.
Effects if the Authorized Share Increase and Renewal Proposal is Approved
If the Authorized Share Increase and Renewal Proposal is approved, the Board of Directors will, during a period ending five years after the date of the Extraordinary Meeting, be authorized to issue the additional shares of common stock, options, or other similar instruments exercisable into shares, or rights to subscribe for shares, and set the terms of these instruments, in its discretion, for capital-raising or any other purpose, subject to compliance with Nasdaq rules and other applicable laws or regulations, without further approval of the Company’s shareholders. The Board of Directors does not intend to seek shareholder approval prior to any issuance of the shares of common stock, except as required by Nasdaq rules and other applicable laws or regulations.
The additional shares of common stock for which authorization is sought would be identical to the shares of common stock the Company is presently authorized to issue. Holders of the common stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. The holders of the common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of the common stock voted in an election of directors can elect all of the Company’s directors. The holders of the common stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. We have not historically declared or paid cash dividends on our common stock. In addition, the provisions of our Existing Credit Agreement also limits our ability to pay dividends, and we expect that the New Facility will also limit our ability to pay dividends. In the event of the Company’s liquidation, dissolution or winding up, the holders of the common stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made

Proposal 2
for each class of stock, if any, having preference over the common stock. There is no redemption or sinking fund provision applicable to the common stock.
The Articles currently authorize the Company to issue 100,000,000 shares of common stock. As of December 16, 2024, there were 27,226,033 shares of our common stock issued and outstanding (excluding treasury shares). In addition, as of December 16, 2024:
•
681,689 shares of common stock were issuable upon exercise of the Company’s outstanding stock options, at a weighted average exercise price of $21.78 per share;

•
1,997,887 shares of common stock were issuable upon the vesting of outstanding RSUs;

•
4,020,416 shares of common stock were reserved for issuance upon the grant of future equity awards under the 2009 Equity Incentive Plan; and

•
there were Existing Warrants exercisable for 1,515,083 shares of common stock.

In addition, upon the closing of the Transactions, the Company is expected to issue or be required to issue or reserve for issuance up to 62.456 million shares of common stock consisting of Debt Exchange Shares and the vesting of Management RSUs. In addition, the Company is expected to issue Stakeholder Warrants issuable for up to 115 million shares of common stock.
Expected Benefits of Approval of the Authorized Share Increase and Renewal Proposal and the Transactions
For a description of the expected benefits of approving the Authorized Share Increase and Renewal Proposal and the Transactions, please see “Description of the TSA and the Transactions Contemplated Thereby—Expected Benefits of the Proposed Transactions.”
Potential Adverse Consequences of Approval of the Authorized Share Increase and Renewal Proposal and the Transactions
For a description of the potential adverse consequences of approving the Authorized Share Increase and Renewal Proposal and the Transactions, please see “Description of the TSA and the Transactions Contemplated Thereby—Potential Adverse Consequences of the Approval of the Proposals and the Consummation of the Transactions.”
Wording of the Authorized Share Capital Amendment
The wording of the amended authorized share capital in the Articles will substantially provide as follows:
Amendment and renewal of the authorized share capital of the Company of an amount of up to two million and five hundred thousand United States Dollars (US$2,500,000), represented by two hundred and fifty million (250,000,000) shares of common stock without nominal value, for a period of five (5) years from the date of the extraordinary general meeting of the shareholders of the Company approving such amendment and renewal, and granting an authorization to the Board of Directors of the Company to:
•
Realize any increase of the issued share capital within the limits of the authorized share capital in one or several times, by the issuing of new Shares, grant of options, warrants or other similar instruments exercisable into Shares, rights to subscribe for Shares against payment in cash or in kind; by conversion of claims; by the increase of the par value of existing Shares; or in any other manner to be decided by the Board of Directors up to an amount of two million and five hundred thousand United States Dollars (US$2,500,000).

•
Issue any warrants, options, or other similar instruments exercisable into shares and rights to subscribe for shares and set the terms and conditions of these instruments.

•
Determine the terms and conditions of any increase of the issued share capital, including, but not limited to, the place and date of the issue or the successive issues, the issue price, the amount of new Shares to be issued, whether the new Shares are to be issued and subscribed, with or without an issue premium and the terms and conditions of the subscription of and paying up of the new Shares

Proposal 2
(in cash or in kind or by incorporation of available reserves or funds available on the capital contribution account (compte 115 “Apport en capitaux propres non rémunéré par des titres”), share premium account or retained earnings). If the consideration payable to the Company for newly issued Shares exceeds the par value of those Shares, the excess is to be treated as share premium in respect of the Shares in the books of the Company.
•
Limit or waive the preferential subscription right reserved to the then existing shareholder(s) in case of issue of Shares against payment in cash, by the issue of Shares up to an amount not to exceed the authorized share capital and by cancelling or limiting the existing shareholders’ preferential right to subscribe to such Shares in relation to the employee share option scheme program of the Company.

•
Do all things necessary to amend Articles 5 and 6 of the Articles in order to record the change of the issued share capital following any increase pursuant to Article 6 of the Articles. The Board of Directors is empowered to take or authorize the actions required for the execution and publication of such amendment in accordance with the Law. Furthermore, the Board of Directors may delegate to any duly authorized Director (as defined in Article 11 of the Articles) or officer of the Company, to an appointed committee thereof or to any other duly authorized person, the duties of accepting subscriptions and receiving payment for Shares or doing all things necessary to amend Articles 5 and 6 of the Articles in order to record the change of share capital following any increase pursuant to Article 6 of the Articles.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARE CAPITAL AMENDMENT AND RENEWAL PROPOSAL

Proposal 1
PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING
Proposal 1: The Stock Issuance Proposal

To approve, as required by applicable Nasdaq listing rules, the issuance by the Board of Directors of shares of our common stock in exchange for the contribution to the Company from lenders under our current debt facility of a portion of our outstanding debt.
Subject to shareholder approval of this proposal and the satisfaction or waiver of the other conditions to closing of the Transactions under the terms of the Definitive Documents, as part of the Transactions, we will issue a number of Debt Exchange Shares equal to up to 63.5% of the Pro Forma Outstanding Share Amount to the Consenting Term Lenders, and the Consenting Term Lenders will contribute up to $72.8 million6 in principal amount of the Existing Term Loans (the “Debt Contribution Amount”). Based on the number of shares of common stock outstanding on the Record Date and the maximum number of shares of common stock expected to be issued between now and the Closing Date, we estimate the number of Debt Exchange Shares to be issued to the Consenting Term Lenders will not exceed 59,000,000. Dividing the Debt Contribution Amount by the maximum number of Debt Exchange Shares expected to be issued results in a minimum effective purchase price of $1.23 per Debt Exchange Share (the “Minimum Effective Price”).
Reasons for Requesting Shareholder Approval
Our common stock is listed on the Nasdaq Global Select Market, and we are subject to Nasdaq listing rules.
Nasdaq listing Rule 5635(b) requires shareholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of a company. This rule does not define when a change in control of a company may be deemed to occur. However, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of a company and such ownership or voting power would represent the largest ownership position in such company.
Nasdaq listing Rule 5635(d) requires shareholder approval prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq listing rule 5635(d), (a) “20% Issuance” means a transaction, other than a public offering as defined in Nasdaq listing rules interpretation IM-5635-3, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; and (b) “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).
As of December 16, 2024, our largest shareholder, William C. Erbey, beneficially owned 6,000,709 shares of our common stock, or approximately 22.0% of our outstanding shares of common stock.
Subject to shareholder approval of this proposal and to the satisfaction or waiver of the other conditions to closing of the Transactions under the terms of the Definitive Documents, we will issue a maximum of 19.5 million Debt Exchange Shares to UBS, based on the Existing Term Loans currently held by funds managed by UBS. As such, on the Transaction Effective Date, we expect that UBS will beneficially own approximately 21.5 million shares of common stock, or approximately 22.7% of shares of common stock then outstanding. For purposes of calculating the foregoing percentage, all shares of common stock issuable upon exercise of Existing Warrants and all Stakeholder Warrants to be issued to UBS in accordance with the TSA were deemed to be outstanding immediately following the issuance of the Debt Exchange Shares, assuming all of the Existing Warrants are cashlessly exercised based on the closing price of the common stock on December 16, 2024 of $0.72 and ignoring the cashless exercise feature of the Net Settle Stakeholder Warrants and assuming 1.625 shares are issued for each Net Settle Stakeholder Warrant.

6
Based on the estimated outstanding balance on our Existing Term Loans of $232.8 million as of December 31, 2024.

Proposal 1
As noted above, subject to shareholder approval of this proposal and to the satisfaction or waiver of the other conditions to closing of the Transactions under the terms of the Definitive Documents, we expect that we will issue a maximum of 59,000,000 shares of common stock in exchange for the contribution by the lenders to Altisource of up to $72.87 million in principal amount of the Existing Term Loans, resulting in a Minimum Effective Price of $1.23 per Debt Exchange Share. If we had entered into the agreement to exchange the Existing Term Loans for the Debt Exchange Shares (the “Exchange Agreement”) prior to market open on the December 20, 2024, the Minimum Price would have been $0.549, which is lower than the Minimum Effective Price, and we would not have had a 20% Issuance at a price that is less than the Minimum Price and shareholder approval would not be required under Nasdaq listing Rule 5635(d). However, we do not expect to enter into the Exchange Agreement with the Consenting Lenders until on or prior to the Closing Date, and we do not know what the Minimum Price will be at that point in time. Accordingly, we are seeking shareholder approval under Nasdaq listing Rule 5635(d) in the event that the Minimum Effective Price is less than the Minimum Price at the time we enter into the Exchange Agreement. While we cannot predict the future price of our common stock, we expect that the Minimum Price will be lower than the Minimum Effective Price at the time we enter into the Exchange Agreement. However, to the extent it is not, unless we provide a supplement to this proxy statement, we will not issue Debt Exchange Shares if the Minimum Effective Price is less than 33 1/3% of the Minimum Price, which would mean the Minimum Price would have to exceed $3.69.
Accordingly, the issuance of the Debt Exchange Shares requires shareholder approval under Nasdaq listing rules, and we are seeking shareholder approval of this proposal to comply with Nasdaq listing rules, including but not limited to Nasdaq listing rules 5635(b) and 5635(d), to permit the issuance of the Debt Exchange Shares.
Why the Board Recommends a Vote “FOR” the Stock Issuance Proposal
The Board of Directors recommends that you vote in favor of the Stock Issuance Proposal as it will facilitate consummation of the Transactions. As discussed above, the issuance of the Debt Exchange Shares in exchange for the cancellation of a portion of our outstanding debt is a critical component of the Company’s recapitalization plan.
The expected benefits of the proposed issuance of the Debt Exchange Shares and consummation of the Transactions include:
•
strengthening the Company’s balance sheet and cash flow;

•
providing more time for the Company to benefit from the (a) default market’s potential return to a historical, pre-pandemic foreclosure environment and (b) continued development and anticipated growth of the Company’s origination and real estate Investor solutions;

•
reducing management, employee and customer distractions; and

•
providing pre-transaction Stakeholders with an opportunity to offset potential dilution resulting from the issuance of the Debt Exchange Shares if the VWAP Condition is satisfied.

For more information regarding the expected benefits of approving the Stock Issuance Proposal and the consummation of the Transactions, please see “Description of the TSA and the Transactions Contemplated Thereby—Expected Benefits of the Proposed Transactions.”
Effects if the Stock Issuance Proposal Is Approved
Issuance of Debt Exchange Shares
If the Stock Issuance Proposal is approved by our shareholders, then, subject to the satisfaction of the other conditions to closing the Transactions as will be set forth in the Definitive Documents, we will be able to issue the Debt Exchange Shares, which, if all the other Proposals are approved, will facilitate the Transactions.
Significant Increase in Ownership of Our Commons Stock by Consenting Term Lenders
The table below sets forth information regarding the beneficial ownership of certain of our shareholders as of December 16, 2024 and the estimated expected approximate beneficial ownership of our common stock by the

7
Based on the estimated outstanding balance on our Existing Term Loans of $232.8 million as of December 31, 2024.

Proposal 1
persons that are expected to be the beneficial owners of more than 5% of our common stock (excluding treasury shares) after giving effect to the issuance of the Debt Exchange Shares and, except as noted below, the Stakeholder Warrants based on the number of our shares of common stock outstanding as of December 16, 2024 and assuming all of the Existing Warrants are cashlessly exercised based on the closing price of the common stock on December 16, 2024 of $0.72. In addition, the estimated expected approximate beneficial ownership of our common stock in the table below ignores the cashless exercise feature of the Net Settle Stakeholder Warrants and assumes 1.625 shares are issued for each Net Settle Stakeholder Warrant.
	As of December 16, 2024		After Giving Effect to the Issuance of the Debt Exchange Shares and Stakeholder Warrants
	Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Estimated Approximate Number of Shares Expected to be Beneficially Owned	Estimated Approximate Percentage of Shares to be Beneficially Owned
UBS(1)	557,297	2.0%	21.5mm	22.7%
Deer Park Road Management Company, LP(2)	4,568,876	16.6%	30.1mm	27.9%
William C. Erbey(3)	6,000,709	22.0%	9.6mm	9.9%

(1)
The Estimated Approximate Number of Shares Expected to be Beneficially Owned includes approximately 1.8 million shares of our common stock that could be obtained from the exercise of Stakeholder Warrants.

(2)
For further details regarding Deer Park Road Management Company, LP’s beneficial ownership, refer to footnote (3) to the beneficial ownership table in the section titled, “Security Ownership of Certain Beneficial Owners and Management” below. The Estimated Approximate Number of Shares Expected to be Beneficially Owned includes approximately 15.0 million shares of our common stock that could be obtained from the exercise of Stakeholder Warrants.

(3)
For further details regarding Mr. Erbey’s beneficial ownership refer to footnote (2) to the beneficial ownership table in the section titled, “Security Ownership of Certain Beneficial Owners and Management” below. The Estimated Approximate Number of Shares Expected to be Beneficially Owned includes approximately 3.6 million shares of common stock that could be acquired upon the exercise of Stakeholder Warrants. Approximately 16.1 million shares of our common stock that could be obtained from the exercise of Stakeholder Warrants are excluded from the Estimated Approximate Number of Shares Expected to be Beneficially Owned due to the Beneficial Ownership Limitation.

Potential Adverse Consequences of Approval of the Stock Issuance Proposal and the Transactions
For a description of the potential adverse consequences of approving the Stock Issuance Proposal, see “Description of the TSA and the Transactions Contemplated Thereby—Potential Adverse Consequences of the Approval of the Proposals and the Consummation of the Transactions.”
Securities Law Matters
Neither this Stock Issuance Proposal nor any other disclosures contained in this proxy statement is either an offer to sell or a solicitation of an offer to buy any of our securities.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE STOCK ISSUANCE PROPOSAL

Proposal 2
Proposal 2: Plan Amendment Proposal

At the Special Meeting, shareholders will be asked to approve an amendment to the Altisource Portfolio Solutions S.A. Amended and Restated 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) to increase the number of shares of common stock reserved for issuance under the 2009 Equity Incentive Plan by 4,645,875 shares from 11,666,667 shares to 16,312,542 shares.
On December 17, 2024, our Board of Directors, subject to shareholder approval, approved the share reserve increase amendment to the 2009 Equity Incentive Plan contemplated by the Plan Amendment Proposal (the “Share Reserve Increase Amendment”). The increase in the 2009 Equity Incentive Plan’s share reserve is intended to facilitate the issuance of the Management RSUs as described under the heading, “Description of the TSA and the Transactions Contemplated Thereby—Certain Transactions Contemplated by the TSA—Issuance of Management RSUs”.
As of December 16, 2024, we had 4,020,416 shares available for future grants of equity awards under the 2009 Equity Incentive Plan, and 2,679,576 shares were reserved for issuance pursuant to outstanding equity awards under the 2009 Equity Incentive Plan. We estimate that the Management RSUs will represent a maximum of 4,645,875 shares of common stock. Accordingly, if the Proposals are approved, we will not have a sufficient number of shares of common stock available under the 2009 Equity Incentive Plan’s share reserve to issue shares of common stock upon the vesting of RSUs.
The Management RSUs would be issued prior to the closing of the Transactions but would only be effective upon closing of the Transactions. If the Transactions fails to close, the Management RSUs will not vest and will be cancelled.
One third of the Management RSUs will vest each of the first three anniversaries of the Transaction Effective Date.
If approved and if the Transactions close, the Named Executive Officers receiving Management RSUs would not participate in the Company’s 2025, 2026 and 2027 Long Term Incentive Plans (which are three year plans).
Rationale
In connection with our entry into the TSA, our Compensation Committee and Board of Directors, based on input from Consenting Term Lenders and certain of the Company’s shareholders, determined that it is important to increase the number of RSUs held by members of the management team to continue the turnaround and strategic growth of Altisource. In support of this objective, the TSA contemplates and the Definitive Documents are to provide that members of our management, including our executive officers, are to receive RSUs equal to up to 5% of the Company’s equity post Transactions, which we refer to as the Management RSUs.
The Share Reserve Increase Amendment increases the share reserve under the 2009 Equity Incentive Plan by the maximum number of shares that management estimates could be issued pursuant to Management RSUs. To the extent the Share Reserve Increase Amendment increases the share reserve of the 2009 Equity Incentive Plan in an amount that is greater than is needed to issue the shares of common stock upon the vesting of the Management RSUs, those additional shares would be available for the grant additional equity awards under the 2009 Equity Incentive Plan in the discretion of our Compensation Committee.
The proposed increase in shares reserved for issuance to Company employees is aligned with the Company’s long-term compensation philosophy. The Company’s long-term compensation philosophy is designed to help retain and attract talent during this transition period, reenforce the alignment between management and shareholders by tying executive compensation to the Company’s long-term performance and value creation, and help the Company remain competitive in attracting talent in a market where executives are in high demand.
Other than the increase in the 2009 Equity Incentive Plan’s share reserve, the Share Reserve Increase Amendment does not alter the terms of the 2009 Equity Incentive Plan.
Summary of the 2009 Equity Incentive Plan
We currently maintain the 2009 Equity Incentive Plan. The purposes of the 2009 Equity Incentive Plan are to attract, to retain and to motivate directors and employees of outstanding ability, and to align their interests with

Proposal 2
those of our shareholders. The aggregate number of shares of our common stock that may be issued under the 2009 Equity Incentive Plan is currently 11,666,667 shares, subject to proportionate adjustment in the event of stock splits and similar events.
The following summarizes the terms of the 2009 Equity Incentive Plan as it is proposed to be amended. The following summary is qualified in its entirety by reference to the full text of the 2009 Equity Incentive Plan, as proposed to be amended, which is attached hereto as Appendix D.
Administration
The 2009 Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors consisting of at least two Directors. Each member of the committee must be an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “independent” director under the rules of the Nasdaq Global Select Market. The Committee has full authority, in its discretion, to interpret the 2009 Equity Incentive Plan and to determine the persons who will receive awards and the number of shares to be covered by each award.
Share Reserve
There are currently an aggregate of 11,666,667 shares reserved for issuance pursuant to the 2009 Equity Incentive Plan. If this proposal is approved, a maximum of 16,312,542 would be reserved for issuance under the 2009 Equity Incentive Plan. The closing price of a share of our common stock on December 16, 2024 was $0.549 per share.
If any shares to which an award relates are forfeited or the award otherwise terminates without shares being issued to the participant or if a payment is made to the participant in the form of cash, cash equivalents or other property other than shares, such shares will not be counted against the number of shares available for issuance under the 2009 Equity Incentive Plan, to the extent of any such forfeiture or termination or alternative payment, and will again be available for the grant of awards under the 2009 Equity Incentive Plan.
Eligibility
Under the 2009 Equity Incentive Plan, awards may be granted to our employees and employees of our affiliates, as well as members of our Board of Directors. As of December 16, 2024, approximately 1,150 employees, including three executive officers, and four non-employee directors were able to participate in the 2009 Equity Incentive Plan, based on its eligibility criteria.
Stock Options
The 2009 Equity Incentive Plan provides for the grant of stock options. A stock option becomes exercisable at such time or times and/or upon the occurrence of such event or events as the Compensation Committee may determine. No stock option may be exercised after the expiration of ten years from the date of grant. No participant may be granted options to purchase more than 666,667 shares in any calendar year.
The option price for each stock option will be payable to us in full in cash (or such other method of payment as the Compensation Committee may determine) at the time of exercise. No stock option granted under the 2009 Equity Incentive Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during an optionee’s lifetime only by the optionee. Subject to the foregoing and the other provisions of the 2009 Equity Incentive Plan, stock options granted under the 2009 Equity Incentive Plan to participants may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Compensation Committee.
Restricted Stock
Restricted shares of our common stock awarded by the Compensation Committee will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Compensation Committee may impose and will be subject to forfeiture in whole or in part if certain events (which may, in the discretion of the Committee, include termination of employment and/or

Proposal 2
performance-based events) specified by the Committee occur prior to the lapse of the restrictions. The restricted stock agreement between us and the awardee will set forth the number of shares of restricted stock awarded to the awardee, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted stock in whole or in part and such other terms and conditions as the Compensation Committee in its discretion deems appropriate. The restriction period applicable to restricted stock will, in the case of a time-based restriction, be not less than two years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year.
Restricted Stock Units
The Compensation Committee may grant restricted stock units, which are the notional right to receive a specified number of shares upon the satisfaction of certain conditions, to eligible individuals. The restricted stock unit agreement between us and the awardee will set forth the number of restricted stock units awarded to the awardee, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted stock units in whole or in part and such other terms and conditions as the Compensation Committee in its discretion deems appropriate. The restriction period applicable to restricted stock units will, in the case of a time-based restriction, be not less than two years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year.
Performance Awards
The Compensation Committee may grant performance awards that may be settled in shares of our common stock based on the achievement, or the level of achievement, or specified performance goals during the specified performance period. The Compensation Committee will determine the applicable performance goals and performance period as well as the level of achievement of such goals.
In any one calendar year, a participant may earn a maximum of 666,667 shares pursuant to performance awards granted under the 2009 Equity Incentive Plan. In the case of multi-year performance periods, the amount which is earned in any one calendar year is the amount paid for the performance period divided by the number of calendar years in the period.
Other Equity-based Awards
The Compensation Committee shall be authorized, subject to limitations under applicable law, to grant to eligible employees, in lieu of salary or cash bonus, such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the 2009 Equity Incentive Plan, including, without limitation, purchase rights, appreciation rights, shares of common stock awarded without restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into shares of common stock, as the Compensation Committee in its discretion may determine.
The Compensation Committee shall determine the terms and conditions of other stock-based awards. Any shares of common stock or securities delivered pursuant to a purchase right granted under the 2009 Equity Incentive Plan shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, shares of common stock, or other property or any combination thereof, as the Compensation Committee shall determine. However, the value of such consideration shall not be less than the fair market value of such shares of common stock or other securities on the date of grant of the purchase right. Appreciation rights may not be granted at a price less than the fair market value of the underlying shares on the date of grant.
Miscellaneous
Except to the extent otherwise determined by the Compensation Committee, no award and no rights or interests therein shall be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution, and any stock option or other right to purchase or to acquire shares of common stock granted to a participant under the 2009 Equity Incentive Plan shall be exercisable during the participant’s lifetime only by such participant.

Proposal 2
The Board of Directors may amend, suspend or terminate the 2009 Equity Incentive Plan at any time without shareholder approval except to the extent that shareholder approval is required by law or stock exchange rules or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2009 Equity Incentive Plan or modifies the requirements for participation under the 2009 Equity Incentive Plan or if the Board of Directors determines that shareholder approval is advisable. Without the consent of the participant, no amendment, suspension or termination of the 2009 Equity Incentive Plan or any award may materially and adversely affect the rights of such participant under any previously granted award.
Form S-8 Registration Statement
If Plan Share Amendment Proposal is approved, we intend to file a registration statement on Form S-8 to register all of the additional shares of our common stock to be reserved for issuance under the 2009 Equity Incentive Plan.
New Plan Benefits
The selection members of management that will be granted Management RSUs under the 2009 Equity Incentive Plan and the number of RSUs granted will be determined by the Compensation Committee in its discretion. None of the additional shares that will be authorized for issuance under the 2009 Equity Incentive Plan have been awarded to any of the directors or employees, and no commitment has been made to award any such shares. The Compensation Committee has authority to authorize future awards under the 2009 Equity Incentive Plan from time to time. The value of any future equity awards will ultimately depend on the nature and size of the awards, the future price of our common stock and the exercise decisions made by the participants, among other factors, and will be subject to such vesting conditions under the 2009 Equity Incentive Plan as the Compensation Committee determines from time to time. Therefore, the amount of any future awards under the 2009 Equity Incentive Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees.
U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax treatment applicable to us and the participants who receive awards under the 2009 Equity Incentive Plan based on the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on their specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise or other tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we recommend that all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2009 Equity Incentive Plan.
Stock Options
Stock options granted under the 2009 Equity Incentive Plan are nonstatutory stock options (“NSOs”) that are not intended to be incentive stock options pursuant to Section 422 of the Code. No taxable income is recognized by a participant upon the grant of an NSO. The participant in general will recognize ordinary income, in the year in which the NSO is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the exercised NSO.
Restricted Stock Awards
No taxable income is recognized at the time restricted stock awards are issued, but the participant will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (a) the fair market value of those shares on the issue date over (b) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest.

Proposal 2
We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such ordinary income is recognized by the participant.
Other Awards
Generally, no taxable income is recognized upon receipt of restricted stock units, performance awards or other equity-based awards. The holder will recognize ordinary income in the year in which the shares subject to the award are actually issued. The amount of that income will be equal to the fair market value of the shares on the date of issuance.
We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued.
Withholding
Prior to the delivery of any shares of our common stock pursuant to an award granted pursuant to the 2009 Equity Incentive Plan award (or exercise thereof), we have the authority to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, local or foreign taxes or other amounts required to be withheld with respect to such award (or exercise thereof).
Section 409A of the Code
Certain types of awards under the 2009 Equity Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless the awards comply with certain requirements set forth in Section 409A of the Code, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2009 Equity Incentive Plan and awards granted under the 2009 Equity Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.
Deductibility of Executive Compensation
Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain annual compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes any individual who serves or has served as our chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN AMENDMENT PROPOSAL.

Interests of Certain Persons in the Proposals

None of our directors or executive officers have any substantial interest, directly or indirectly, in the Proposals except to the extent of their ownership of shares of our common stock and except as follows:

•
Mary C. Hickok, who is a Director of the Company, serves as Managing Director at Deer Park Road Management Company, LP (“Deer Park”), an alternative investment management firm. Deer Park or affiliated funds beneficially own approximately 16.6% of our common stock and hold approximately 18.1% of the Existing Term Loans. Pursuant to the terms of the TSA, upon consummation of the Transactions, Deer Park or affiliated funds are expected to tender their Existing Term Loans to the Company and receive (i) approximately 18.1% of the New Facility and (ii) approximately 18.1% of the Debt Exchange Shares.

•
While our Compensation Committee has not made determinations with respect to the allocation of the Management RSUs among members of our management, it is expected that a significant portion of Management RSUs will be allocated to our executive officers, William B. Shepro, Michelle D. Esterman and Gregory J. Ritts. Accordingly, these persons have an interest in the Plan Amendment Proposal and the other Proposals, which will facilitate the issuance of the Management RSUs. In addition, holders of RSUs, including our executive officers and Directors, will receive Stakeholder Warrants with respect to RSUs they hold on the Stakeholder Warrant Issuance Record Date if the Proposals are approved and the Transactions close. Accordingly, such persons have an interest in all the Proposals being approved, as approval of those Proposals will facilitate the closing of the Transactions and the issuance of the Stakeholder Warrants.

Board of Directors’ Compensation

Compensation Arrangements for Non-Management Directors
Altisource’s director compensation program is designed to attract and retain highly qualified non-management directors. Our Compensation Committee believes that compensation for non-management directors should consist of both equity and cash to compensate members for their service on our Board of Directors and its committees and to align their interests with our shareholders.
In line with our philosophy that the interests of our Directors should align with the interests of our shareholders, and to encourage active membership, non-management Directors who attend at least 75% of all meetings of our Board of Directors and Committees on which they serve are entitled to receive an award of shares of our common stock at the end of the applicable service year based on an award value periodically approved by our shareholders. We determine the number of shares to be granted by dividing the award value by the average of the high and low prices of our common stock as reported on the Nasdaq Global Select Market on the first day of the service year.
For the 2022 to 2023 service year, our non-management Directors who attended at least 75% of all meetings of our Board of Directors and Committees on which they served received 12,327 shares of common stock at the end of the service year, based on an award value of $120,000, divided by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on May 18, 2022 (the first day of the 2022 to 2023 service year).
For the 2023 to 2024 service year, our non-management Directors who attended at least 75% of all meetings of our Board of Directors and Committees on which they serve received 28,037 shares of common stock at the end of the service year, based on an award value of $120,000, divided by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on May 17, 2023 (the first day of the 2023 to 2024 service year).
For the 2024 to 2025 service year, each non-management Director who, as of the end of the service year, has attended at least 75% of all meetings of our Board of Directors and Committees on which they served, will be entitled to 65,574 shares of common stock as of the end of the 2024 to 2025 service year (“Share Entitlement”), calculated by dividing $120,000 by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on May 31, 2024 (the first day of the service year), which was $1.83. Our Compensation Committee has determined that the Share Entitlement is an RSU under our 2009 Equity Incentive Plan, and the non-management Directors will be entitled to Stakeholder Warrants with respect to their Share Entitlements if the Proposals are approved and the Transactions close. The Stakeholder Warrants granted with respect to Share Entitlements will only become exercisable if the service requirements of the Share Entitlement are met as of the end of 2024 to 2025 service year.
In addition, in line with our philosophy that the interests of our Directors should be aligned with those of our shareholders, new non-management Directors are granted a one-time award of 500 restricted shares of common stock, which are scheduled to vest in four (4) equal installments, with the initial portion vesting on the date of the annual meeting following the award and vesting continuing on the dates of the next three (3) annual meetings.
As approved by our shareholders at our 2016 annual meeting of shareholders, each non-management member of our Board of Directors also receives the following annual cash compensation, in quarterly installments:
•
a retainer of $54,000;

•
an additional $100,000 to the Chairman of our Board of Directors, if not a member of the Company’s management(1);

•
an additional $25,000 to the Audit Committee Chair;

•
an additional $17,500 to the Compliance Committee Chair;

•
an additional $15,000 to the Compensation Committee Chair;

•
an additional $12,500 to the Nomination/Governance Committee Chair;

Board of Directors’ Compensation
•
an additional $10,000 to all Audit Committee members (other than the Audit Committee Chair);

•
an additional $10,000 to all Compliance Committee members (other than the Compliance Committee Chair), if not a member of the Company’s management(1);

•
an additional $7,500 to all Compensation Committee members (other than the Compensation Committee Chair); and

•
an additional $5,000 to all Nomination/Governance Committee members (other than the Nomination/ Governance Committee Chair).

The Company also pays or reimburses our Directors for reasonable travel, lodging, food and other expenses incurred while attending Board of Directors, Committee or shareholder meetings, or other corporate functions.
Certain Directors are also required to file Luxembourg tax returns in connection with their compensation as Altisource Directors. In connection with this requirement, as approved by our shareholders at the 2018 Annual Meeting, the Company pays for tax preparation services for any Luxembourg tax returns that must be filed by non- resident Directors as a result of their membership on our Board of Directors.
Non-Management Director Compensation for 2023
The following table summarizes: (i) cash compensation earned in 2023 by each non-management member of our Board of Directors who served as a Director during 2023; (ii) stock awards made to our non-management Directors in 2023 for their service in the 2022 to 2023 service year; and (iii) any other compensation received from the Company in 2023. Mr. Shepro, as a member of the Company’s management, does not receive an annual retainer or any other additional compensation for his service on our Board of Directors.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
John G. Aldridge, Jr.(3)	$71,500	$50,141	—	$121,641
Mary C. Hickok(4)	$79,000	$50,141	—	$129,141
Joseph L. Morettini	$76,500	$49,638	—	$126,138
Roland Müller-Ineichen(5)	$91,500	$49,638	—	$141,138

(1)
Cash compensation for our non-management directors is established on a “service year” basis running from one annual meeting of shareholders to the next annual meeting of shareholders and is paid in equal installments at the end of each quarter during which the non-management director served as a member of our Board of Directors. Director compensation may be prorated for a Director serving less than a full one year term, as in the case of a Director joining our Board of Directors after an annual meeting of shareholders but during the service year. This table shows the amounts earned for service in 2023, including amounts earned for service in the fourth quarter of 2023 and paid in the first quarter of 2024.

(2)
Non-management Directors who attended at least 75% of all meetings of our Board of Directors and Committees on which they served for the 2022 to 2023 service year were entitled to receive an award of Altisource common stock at the end of such service year. The number of shares of common stock was determined by dividing $120,000 by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on the first day of the service year. This table shows the aggregate award date fair value of such shares on the date awarded in May 2023.

(3)
On the date of his initial election to our Board of Directors, Mr. Aldridge received a one-time grant of 500 shares of common stock. This award was scheduled to vest in four equal installments beginning on the date of the 2023 annual meeting of shareholders and the final installment vesting on the date of the 2026 annual meeting of shareholders, subject to Mr. Aldridge’s continued service on our Board of Directors. As of December 31, 2023, Mr. Aldridge held 28,412 unvested shares.

(4)
On the date of her initial election to our Board of Directors, Ms. Hickok received a one-time grant of 500 shares of common stock. This award was scheduled to vest in four equal installments beginning on the date of the 2022 annual meeting of shareholders and the final installment vesting on the date of the 2025 annual meeting of shareholders, subject to Ms. Hickok’s continued service on our Board of Directors. All cash compensation related to Ms. Hickok’s service as a Director is paid to STS Master Fund, Ltd. Shares

Board of Directors’ Compensation
granted to Ms. Hickok for her service as a Director are transferred to the account of DPR CC LLC, a C-Corp wholly-owned by Deer Park/STS Master Fund Ltd. As of December 31, 2023, Ms. Hickok held 28,287 unvested shares.
(5)
Mr. Müller-Ineichen’s cash compensation was paid in euros using the following exchange rates that were in effect on the 15th day of the last month of the quarter for which the payment was made: for the first quarter 2023, an exchange rate of 0.93963 euros to the U.S. dollar; for the second quarter 2023, an exchange rate of 0.91939 euros to the U.S. dollar; for the third quarter 2023, an exchange rate of 0.93812 euros to the U.S. dollar and for the fourth quarter, an exchange rate of 0.91351 euros to the U.S. dollar. The cash amounts reported herein are the U.S. dollar amounts prior to conversion to euros. As of December 31, 2023, Mr. Müller-Ineichen held 28,037 unvested shares.

Minimum Stock Ownership Requirements
To further align our non-management Directors’ interests with those of our shareholders, our Board of Directors has adopted minimum stock ownership requirements for non-management Directors. Pursuant to these ownership requirements, each non-management Director is required to attain and maintain stock ownership at a level equal to three times his or her annual cash retainer. The minimum number of shares is determined as of the date of such person’s initial election as a non-management director, or if elected prior to the policy’s adoption, the date when he or she first became subject to this policy. Each non-management Director has two years from the effective date of his or her initial election or from the date on which he or she first becomes subject to the policy, whichever is later, to comply with these requirements. The minimum stock ownership level will not change as a result of fluctuations in the market price of the Company’s common stock. Incremental increases in the level of required stock ownership will be determined as of the effective date of any increase in the annual cash retainer paid to non-management Directors. Each of our Directors currently meets the minimum stock ownership requirements. The minimum stock ownership requirements for our non-management Directors and our Chief Executive Officer are set forth in our Corporate Governance Guidelines, which are available on our website at https://ir.altisource.com/corporate-governance.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership of Common Stock
The following table sets forth certain information regarding the beneficial ownership of our common stock by the following persons as the Record Date:

a.
all persons known by Altisource to beneficially own five percent or more of our outstanding common stock;

b.
each Director and Named Executive Officer (as defined below) of Altisource; and

c.
all current Directors and executive officers of Altisource as a group.

The table is based upon information supplied to us by Directors, executive officers and principal shareholders and filings under the Exchange Act and is based on an aggregate of 27,226,033 shares issued and outstanding as of the Record Date of December 16, 2024. Unless otherwise indicated in the footnotes below, the information is provided as of the Record Date.
Unless otherwise noted, the address for contacting our Directors and Named Executive Officers listed below is: Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg.
Shares Beneficially Owned(1)
Name of Beneficial Owner:	Amount	Percent
William C. Erbey(2)	6,000,709	22.0%
Deer Park Road Management Company, LP(3)	4,568,876	16.6%
Hoak Public Equities, L.P.(4)	1,777,267	6.5%
Directors, Nominees and Named Executive Officers:
William B. Shepro(5)	1,116,959	4.1%
Michelle D. Esterman(6)	230,236	*
Gregory J. Ritts(7)	90,871	*
Roland Müller-Ineichen	109,331	*
Joseph L. Morettini	86,098	*
John G. Aldridge, Jr.	88,392	*
Mary C. Hickok(8)	0	*
All Directors and Executive Officers as a Group (7 persons)	1,721,887	6.3%

*
Less than one percent (1%)

(1)
For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she directly or indirectly has, or shares, voting power or investment power, as defined in the rules promulgated under the Exchange Act, or has the right to acquire such beneficial ownership within 60 days of December 16, 2024. Therefore, the table includes options to purchase shares of our common stock that are currently exercisable or will become exercisable within such 60-day period and restricted shares and restricted share units (“RSUs”) that vest within 60 days, even if the share exercise price of such options exceeds the share value of such options. It does not include restricted shares that do not vest within such 60-day period and under which the holder has no voting rights until vested. With respect to shares, unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. In accordance with Company policy, no shares have been pledged as security for indebtedness by our Named Executive Officers or Directors.

(2)
Based on information contained in a Schedule 13D/A filed with the SEC on May 21, 2021, Mr. Erbey’s holdings consist of (a) 548,220 shares of common stock held by Mr. Erbey and (b) 5,452,489 shares of common stock held by Salt Pond Holdings, LLC, a United States Virgin Islands limited liability company (“Salt Pond”), of which the Christiansted Trust, a United States Virgin Islands trust (the “C-Trust”) and Erbey Holding Corporation, Inc., a Delaware corporation (“Erbey Holding”) are members. Erbey Holding is wholly owned by the Carisma Trust, a Nevada trust, the trustee of which is Venia, LLC, a Nevada limited liability company (“Venia”). The members of Venia are John Erbey (Mr. Erbey’s brother) and Andrew Burnett,

Security Ownership of Certain Beneficial Owners and Management
although Mr. Erbey is given sole investment and voting control over any securities owned by Venia or the Carisma Trust. Mr. Erbey, John Erbey and Salt Pond are co-trustees of the C-Trust. Mr. Erbey, Erbey Holding, the C-Trust, the Carisma Trust and Venia each may be deemed to beneficially own the 5,452,489 shares of common stock held by Salt Pond. Mr. Erbey’s business address is P.O. Box 25437, Christiansted, United States Virgin Islands 00824.
(3)
Based on information contained in a Form 13F filed with the SEC on November 14, 2024, by Deer Park Road Corp. (“Deer Park”), on behalf of itself and Deer Park Road Management GP, LLC, Deer Park Road Management Company, LP and AgateCreek LLC (collectively, the “Reporting Managers”), Deer Park’s holdings consist of 4,277,138 shares, which include 125 restricted shares of common stock received as part of a one-time grant to Ms. Hickok when she joined our Board of Directors (which are scheduled to vest on the date of the 2025 annual meeting of shareholders) and 291,738 Existing Warrants held by Deer Park. Shares granted to Ms. Hickok for her service on Altisource’s Board of Directors are transferred to the account of DPR CC LLC, a C-Corp wholly owned by Deer Park/STS Master Fund, Ltd., over which the Deer Park Reporting Managers share voting and dispositive power. Deer Park serves as investment adviser to STS Master Fund, Ltd., an exempt company organized under the laws of the Cayman Islands. The business address of the Deer Park Reporting Managers is 1195 Bangtail Way, Steamboat Springs, Colorado 80487.

(4)
Based on information contained in a Schedule 13D filed with the SEC on February 21, 2023, by Hoak Public Equities, L.P., a Texas limited partnership (“HPE”), on behalf of itself and Hoak Fund Management, L.P., a Texas limited partnership and HPE’s general partner (“Hoak Management”); Hoak & Co., a Texas corporation and the general partner of Hoak Management; J. Hale Hoak, President of Hoak & Co.; James M. Hoak, Jr., controlling shareholder and Chairman of Hoak & Co., and trustee of the GRAT (as defined below); and the Nancy Hoak 2023 GRAT Agreement, a grantor retained annuity trust established in the State of Texas (“GRAT”) (collectively, the “Hoak Reporting Persons”) as well as information provided by James M. Hoak. Each of Hoak Management, Hoak & Co., James M. Hoak, Jr., and J. Hale Hoak may be deemed to be the beneficial owners of all shares of common stock held by HPE. The business address of each of the Hoak Reporting Persons is 3963 Maple Avenue, Suite 450, Dallas, TX 75219.

(5)
Includes 864,559 shares of common stock held by the William B. Shepro Revocable Trust (as to which Mr. and Mrs. Shepro share voting and dispositive power) and 252,400 exercisable options to purchase shares of common stock that have or will become exercisable within 60 days after December 16, 2024 held by Mr. Shepro. Also includes 19,411 shares, 26,507 shares and 31,639 shares granted to Mr. Shepro on April 9, 2024, July 23, 2024, and October 22, 2024, respectively, pursuant to his voluntary temporary modification of his cash compensation for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, replacing 30% of his base salary with Altisource common stock. The William B. Shepro Revocable Trust holds these shares.

(6)
Includes 180,770 shares of common stock held jointly by Ms. Esterman and her spouse, Gregory F. Esterman and 49,466 exercisable options to purchase shares of common stock that have or will become exercisable within 60 days after December 16, 2024 held by Ms. Esterman. Also includes 12,591 shares, 17,202 shares and 20,527 shares granted to Ms. Esterman on April 9, 2024, July 23, 2024 and October 22, 2024, respectively, pursuant to her voluntary temporary modification of her cash compensation for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 replacing 30% of her base salary with Altisource common stock. Ms. Esterman and her spouse jointly hold these shares.

(7)
Includes 63,229 shares of common stock, 27,642 exercisable options to purchase shares of common stock that have or will become exercisable within 60 days after December 16, 2024, directly held by Mr. Ritts.

(8)
Shares received by Ms. Hickok for her services as a non-management director of Altisource are transferred to the account of DPR CC LLC, a C-Corp wholly owned by Deer Park/STS Master Fund, Ltd.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 year with respect to compensation plans under which our equity securities are authorized for issuance.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	739,189	$27.04	1,799,477

Executive Compensation

Summary Compensation Table
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Our named executive officers for the year ended December 31, 2023 were as follows (our “Named Executive Officers”):
1)
William B. Shepro, Chief Executive Officer

2)
Michelle D. Esterman, Chief Financial Officer

3)
Gregory J. Ritts, Chief Legal and Compliance Officer

The following table discloses compensation of our Named Executive Officers for fiscal years 2022 and 2023.
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William B. Shepro Chief Executive Officer	2022	$877,119	$1,414,117	—	$380,203	$2,671,439
	2023	$879,894(5)	$1,185,575	—	$288,662(6)	$2,354,130
Michelle D. Esterman Chief Financial Officer	2022	$430,500	$333,705	—	—	$764,205
	2023	$411,624(7)	$277,451	—	—	$689,075
Gregory J. Ritts Chief Legal and Compliance	2022	$477,915	$316,185	—	$92,075	$886,175
	2023	$505,317(8)	$256,348	—	$111,046(9)	$872,711

(1)
Represents amounts earned in corresponding year.

(2)
Represents the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 of the RSUs granted during each year presented. The value was determined by using the grant date fair value per award multiplied by the shares or RSUs granted, as per the grant date.

(3)
Consists of the cash portion of annual incentive compensation related to performance in the year indicated and awarded in the first quarter of the following year.

(4)
Consists of payments made to each Named Executive Officer or on their behalf pursuant to their respective employment agreements and relocation/expatriate plans, as detailed in the applicable footnotes.

(5)
Mr. Shepro’s base salary is set in U.S. dollars and paid in euros. His base salary was converted to euros using an exchange rate of 0.83 euros to the U.S. dollar in accordance with his employment agreement. The base salary reported on the table above is the U.S. dollar base salary prior to conversion to euros. Mr. Shepro volunteered to temporarily modify his cash compensation effective November 1, 2023 by providing the Company with the option to replace up to 30% of his base salary with a grant of unrestricted Altisource common stock on a quarterly basis (the “Adjustment”). Beginning on the effective date of the Adjustment, the cash portion of Mr. Shepro’s base salary may be reduced by up to 30% at the election of the Compensation Committee of our Board of Directors (the “Reduced Amount”). At the end of each calendar quarter (each a “Period”), so long as the Adjustment is in place, the Compensation Committee will determine the portion of the Reduced Amount to be paid in Altisource common stock, with the remainder of the Reduced Amount (if any) to be paid in cash. To the extent that the Company opts to pay any portion of the Reduced Amount in Altisource common stock, such stock grant will occur on the last day of the applicable quarter and vest immediately, with the amount of common stock granted being determined based on the lower of the average closing stock price for such quarter and the closing stock price on the day immediately preceding the date of such grant. The amount of Mr. Shepro’s cash compensation reduction in 2023 was paid in Restricted Share Units in January 2024. To the extent the Company opts to pay a portion of the Reduced Amount in cash, such amount paid will be increased to include interest on such amount based on the

Executive Compensation
average 3-month U.S. Treasury rate in effect for such Period in a manner to make Mr. Shepro whole with respect to such amount. Mr. Shepro may revoke the Adjustment upon written notice to our Board of Directors, upon which Mr. Shepro’s cash payment for his base salary will revert to the amount immediately preceding the Adjustment, adjusted for any applicable inflationary adjustments required by Luxembourg law.
(6)
Includes personal use of a company car, an education allowance, a goods and services allowance, a travel allowance, medical benefits and $127,121 tax gross-up payments on perquisites. Mr. Shepro’s other compensation includes benefits paid in euros and, for purposes of the table, is converted into U.S. dollars based on the OANDA one-year average exchange rate ending on December 31, 2023 of 0.9247 euros to the U.S. dollar.

(7)
Ms. Esterman volunteered to temporarily modify her cash compensation effective November 1, 2023 by providing the Company with the option to replace up to 30% of her base salary with a grant of unrestricted Altisource common stock on a quarterly basis (the “Adjustment”). Beginning on the effective date of the Adjustment, the cash portion of Ms. Esterman’s base salary may be reduced by up to 30% at the election of the Compensation Committee of our Board of Directors (the “Reduced Amount”). At the end of each calendar quarter (each a “Period”), so long as the Adjustment is in place, the Compensation Committee will determine the portion of the Reduced Amount to be paid in Altisource common stock, with the remainder of the Reduced Amount (if any) to be paid in cash. To the extent that the Company opts to pay any portion of the Reduced Amount in Altisource common stock, such stock grant will occur on the last day of the applicable quarter and vest immediately, with the amount of common stock granted being determined based on the lower of the average closing stock price for such quarter and the closing stock price on the day immediately preceding the date of such grant. The amount of Ms. Esterman’s cash compensation reduction in 2023 was paid in Restricted Share Units in January 2024. To the extent the Company opts to pay a portion of the Reduced Amount in cash, such amount paid will be increased to include interest on such amount based on the average 3-month U.S. Treasury rate in effect for such Period in a manner to make Ms. Esterman whole with respect to such amount. Ms. Esterman may revoke the Adjustment upon written notice to our Board of Directors, upon which Ms. Esterman’s cash payment for her base salary will revert to the amount immediately preceding the Adjustment.

(8)
Mr. Ritts’ base salary is set in U.S. dollars and paid in euros. His base salary was converted to euros using an exchange rate of 0.83 euros to the U.S. dollar in accordance with his employment agreement. The number reported on the table above is the U.S. dollar base salary applicable for the period prior to conversion to euros.

(9)
Includes a travel allowance, $25,954 for housing allowance, $37,775 for medical benefits and $33,725 tax gross-up payments made on perquisites. Mr. Ritts’ other compensation includes benefits paid in euros and, for purposes of the table, is converted into U.S. dollars based on the OANDA one-year average exchange rate ending on December 31, 2023 of 0.9247 euros to the U.S. dollar.

Narrative Disclosure to Summary Compensation Table
For the year ended December 31, 2023, the compensation program for our Named Executive Officers consisted of base salary, annual incentive compensation, equity awards, other benefits, as well as certain relocation and foreign living allowances for our Luxembourg-based Named Executive Officers.
Base Salary
The Compensation Committee sets the base salary for our Chief Executive Officer and approves the base salaries for all other Named Executive Officers.
Base salaries are reviewed periodically, and adjustments may be made based on market information, internal review of the Named Executive Officer’s compensation in relation to other executives, individual performance and corporate performance. Salary levels are also considered upon relocation, promotion or change in job responsibility. In addition, base salaries of our Luxembourg-based Named Executive Officers may be subject to inflationary adjustments from time to time as required by applicable Luxembourg law.
Base salaries for our Named Executive Officers are set in U.S. dollars and paid in euros (other than for Ms. Esterman, who resides in the U.S.).

Executive Compensation
Annual Incentive Compensation
The Compensation Committee sets the target incentive compensation for our Chief Executive Officer and approves the target incentive compensation for all other Named Executive Officers. The annual incentives for our Named Executive Officers (and other employees eligible for an annual incentive) are subject to adjustment based on a variable bonus pool (the “Bonus Pool”), with the size of the pool being subject to change by an amount equal to 25% of any increase or decrease of Adjusted EBITDA calculated based on: (1) service revenue differences from budget multiplied by the budgeted Adjusted EBITDA margin multiplied by 12.5% and (2) Adjusted EBITDA differences from budget multiplied by 12.5%.
Target incentive compensation is reviewed periodically, and adjustments may be made based on market information, internal review of the Named Executive Officer’s compensation in relation to other executives and performance. In addition, the Chief Executive Officer’s target incentive compensation historically has been adjusted commensurate with inflationary salary indexation under Luxembourg law. The incentives are typically paid in a mix of cash and equity as approved by our Board of Directors.
For the year ended December 31, 2023, our Named Executive Officers had the following target annual bonus amounts, subject to adjustment based on changes to the Bonus Pool: Mr. Shepro—$1,391,208, Ms. Esterman—$300,000, and Mr. Ritts—$246,000.
The table below includes the performance metrics for the annual incentive compensation for the year ended December 31, 2023:
	Consolidated Service Revenue Budget	Consolidated Adjusted EBITDA Budget	Support Function Budget	EBITDA Improvement Goal
William B. Shepro	40%	60%
Michelle D. Esterman	25%	50%	5%	20%
Gregory J. Ritts	25%	50%	5%	20%
For the 2023 service year, the Bonus Pool achievement was originally 69.9%; however, our Board of Directors exercised its discretion and reduced the Bonus Pool to 42% of target due to Company performance.
The table below summarizes the equity award received by each Named Executive Officer as an annual incentive.
	Target Annual Bonus	Percentage Achievement on Scorecard	Earned Based on Scorecard	Adjustments	Actual Earnings	Percentage Earnings
William B. Shepro	$1,391,208	53.4%	$742,232	$(232,962)	$509,270	36.6%
Michelle D. Esterman	$300,000	79.4%	$238,253	$(74,779)	$163,474	54.5%
Gregory J. Ritts	$246,000	79.4%	$195,367	$(61,319)	$134,048	54.5%
Our Board of Directors also determined that the 2023 annual incentive compensation earned by our Named Executive Officers would be paid entirely in RSUs (as opposed to mix of cash and equity). Historically, the cash portion of the annual incentive compensation was paid immediately. The RSUs which were substituted for the cash portion of the 2023 annual incentive compensation will vest on the first anniversary of the grant date, with the remainder of the RSUs vesting equally on the first and second anniversaries of the grant date. As a result, 80% of the 2023 annual incentive compensation will vest on the first anniversary of the grant date, with the remainder vesting on the second anniversary of the grant date, subject to continued employment. The table below summarizes the RSU equity to be received as part of the 2023 annual incentive compensation, which is included in the Summary Compensation Table for 2023. The number of RSUs awarded was determined by dividing the value of actual incentive earned by the Named Executive Officer by the average closing price of ASPS common stock for the 30 trading days preceding the February 20, 2024 grant date.
	Actual Earnings	Average Stock Price	# RSUs Granted
William B. Shepro	$300,000(1)	$2.861	104,858
Michelle D. Esterman	$163,474	$2.861	57,139
Gregory J. Ritts	$134,048	$2.861	46,854

Executive Compensation
(1)
Mr. Shepro voluntarily reduced his earned incentive by $209,270 or 41.1% from an earned incentive of $509,270 to a paid incentive of $300,000. The reduced amount was repurposed to increase the Bonus Pool available to certain other employees. As a result, the amount actually received by Mr. Shepro’s equates to an Overall Attainment Percentage of 21.6%.

2023 Long-Term Incentive Plan Awards
In March 2023, the Compensation Committee approved the 2023 Long-Term Incentive Plan equity awards (“LTIP”) for our Named Executive Officers. The awards are comprised equally of time-based restricted stock units (“RSUs”) and performance and market-based RSUs.
The time-based RSUs will vest in three equal annual increments on each of the first three anniversaries of the grant date, subject to employment status and other conditions as set forth in the applicable award agreements.
The award of performance and market-based RSUs will be determined in a two-step process. In the first step, RSUs vest based on the degree of the Company’s achievement of pre-established goals tied to the Company’s 2023, 2024 and 2025 adjusted earnings per share (a non-GAAP measure). Based on the Company’s level of performance versus the adjusted earnings per share goals, the RSUs will have the opportunity to vest between zero percent (0%) and up to one hundred fifty percent (150%) of the initial target levels (the “Initial Award Size”). In the second step, the Initial Award Size may be modified based on Altisource’s Total Shareholder Return (“TSR”) versus the return of the Russell 2000 Index during the applicable performance period (2023-2025), resulting in final earned RSUs equal to zero percent (0%) and up to two hundred twenty-five percent (225%) of the Initial Award Size.
Any earned performance and market-based RSUs will vest, subject to continued employment, entirely on the third anniversary of the grant.
As illustrated in the graphic below, adjusted EPS (earnings per share) and relative TSR results determine the portion of performance and market-based RSUs earned.
The 2023 LTIP equity awards are designed to incent the achievement of adjusted earnings per share goals and stock-price appreciation over a multi-year period, supporting a long-term focus and further aligning executive compensation with shareholder interests and market practice, as well as supporting the retention of our executives.
The 2023 LTIP equity awards were approved for our Named Executive Officers, as follows:
Name	Time-Based RSUs	Performance and Market-Based RSUs	Total Award
William B. Shepro	51,218	51,218	102,436
Michelle D. Esterman	12,500	12,500	25,000
Gregory J. Ritts	12,500	12,500	25,000
Amendment of EPS goal for 2021, 2022 and 2023 LTIP awards
In 2023, the Compensation Committee elected to exercise its discretion to revise the 2023 adjusted EPS goal for each of the 2021, 2022 and 2023 LTIP awards. This change factors in the adjustment of the average number of

Executive Compensation
shares outstanding in calculating the LTIP adjusted EPS target for each award to include: (1) the 5,590,277 shares of common stock sold pursuant to the underwritten public offering closed on September 12, 2023; and (2) the common stock subject to Existing Warrants held by our lenders (as adjusted as a result of our partial repayment of the Term Loans). Based on the targets approved by the Compensation Committee, the level of achievement for 2023 on the adjusted EPS goal was 67.3%. The achievement for the 2021 LTIP awards was reduced by 50% by applying the TSR against the Russell 3000 stock market index metric of the award. The achievement for the 2022 and 2023 LTIP awards will be modified by the performance of the TSR against the Russell 2000 for the applicable three-year performance period.
Outstanding Equity Awards at Fiscal Year-End
The table below contains outstanding equity awards at the end of 2023; details regarding the vesting terms of each such award are described in the notes to the table below.
	Option Awards					Stock Awards(5)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date	Number of Securities That Have Not Vested(3)	Market Value of Securities That Have Not Vested	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Shares(4)	Market Value of Unearned Shares That Have Not Vested
William B. Shepro	52,400	—	—	$18.79	4/15/2025	—	—	—	—
	200,000	—	—	$24.82	2/12/2028	—	—	—	—
	—	—	—	—	—	—	—	40,000(6)	$142,400
	—	—	—	—	—	—	—	12,599(15)	$44,852
	—	—	—	—	—	—	—	4,200(14)	$14,952
	—	—	—	—	—	—	—	40,794(18)	$145,867
	—	—	—	—	—	21,553(16)	$76,729	—	—
	—	—	—	—	—	27,317(17)	$97,249	—	—
	—	—	—	—	—	—	—	51,218(21)	$182,336
	—	—	—	—	—	129,521(19)	$461,095	—	—
	—	—	—	—	—	—	—	51,218(20)	$182,336
Michelle D. Esterman	13,400	—	—	$18.79	4/15/2025	—	—	—	—
	6,250	—	—	$21.89	2/10/2025	—	—	—	—
	12,500	—	—	$21.89	2/10/2025	—	—	—	—
		—	6,250(7)	$21.89	2/10/2025	—	—	—	—
	17,316	—	—	$24.82	2/12/2028	—	—	—	—
	—	—	—	—	—	—	—	19,000(6)	$67,640
	—	—			—	—	—	9,333(15)	$33,225
	—	—	—	—	—	—	—	3,112(14)	$11,079
	—	—	—	—	—	—	—	10,000(18)	$35,600
	—	—	—	—	—	6,667(17)	$41,132	—	—
	—	—	—	—	—	4,887(16)	$41,132	—	—
	—	—	—	—	—	—	—	12,500(21)	$44,500
	—	—	—	—	—	28,996(19)	$103,226	—	—
	—	—	—	—	—	—	—	12,500(20)	$44,500

Executive Compensation
	Option Awards					Stock Awards(5)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date	Number of Securities That Have Not Vested(3)	Market Value of Securities That Have Not Vested	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Shares(4)	Market Value of Unearned Shares That Have Not Vested
Gregory J. Ritts	7,800	—	—	$18.79	4/15/2025	—	—	—	—
	14,842	—	—	$24.82	2/12/2028	—	—	—	—
	—	—	3,333(13)	$27.65	7/27/2027	—	—	—	—
	—	—	1,667(12)	$27.65	7/27/2027	—	—	—	—
	5,000	—	—	$32.64	8/29/2026	—	—	—	—
	—	—	3,333(10)	$32.64	8/29/2026	—	—	—	—
	—	—	1,667(11)	$32.64	8/29/2026	—	—	—	—
	7.500	—	—	$96.87	10/1/2024	—	—	—	—
	—	—	15,000(8)	$96.87	10/1/2024	—	—	—	—
	—	—	7,500(9)	$96.87	10/1/2024	—	—	—	—
	—	—	—	—	—	—	—	19,000(6)	$67,640
	—	—	—	—	—	—	—	8,200(15)	$29,192
	—	—	—	—	—	—	—	2,734(14)	$9,733
	—	—	—	—	—	—	—	10,000(18)	$35,600
	—	—	—	—	—	4,316(16)	$15,365	—	—
	—	—	—	—	—	6,667(17)	$23,735	—	—
	—	—	—	—	—	—	—	75,000(21)	$44,500
	—		—	—	—	24,358(19)	$86,714	—	—
	—	—	—	—	—	—	—	12,500(20)	$44,500
(1)
Options awarded for which the performance hurdles have been achieved but remain subject to additional service-based criteria.

(2)
Options awarded for which the performance hurdles have not been achieved.

(3)
Restricted shares and RSUs awarded but remain subject to additional service-based vesting criteria.

(4)
Restricted shares and RSUs awarded for which the performance hurdles have not been achieved.

(5)
All award values set forth herein have been calculated using the closing common share price of $3.56 for Altisource as of December 31, 2023.

(6)
Represents the October 1, 2020 award of RSUs granted pursuant to our 2009 Equity Incentive Plan. These RSU awards are scheduled to vest as follows:

a.
10% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $20

b.
30% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $25

c.
40% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $35

These RSU awards will expire on October 1, 2030 if the performance metrics have not been achieved.
(7)
Represents the February 10, 2015 award of Options. Twenty-five percent (25%) of these options vest upon Altisource achieving a stock price of $65.67 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof. These awards will expire on February 10, 2025 if the performance metrics have not been achieved.

(8)
Represents the October 1, 2014 award of Options. Twenty-five percent (25%) of these options vest upon Altisource achieving a stock price of $193.74 and an annual rate of return of twenty percent (20%) over the

Executive Compensation
exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof. These awards will expire on October 1, 2024 if the performance metrics have not been achieved.
(9)
Represents the October 1, 2014 award of Options. Twenty-five percent (25%) of these options vest upon Altisource achieving a stock price of $290.61 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof. These awards will expire on October 1, 2024 if the performance metrics have not been achieved.

(10)
Represents the August 29, 2016 award of Options. One-third of these options vest upon Altisource achieving a stock price of $65.28 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on August 29, 2026 if the performance metrics have not been achieved.

(11)
Represents the August 29, 2016 award of Options. One-third of these options vest upon Altisource achieving a stock price of $97.92 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on August 29, 2026 if the performance metrics have not been achieved.

(12)
Represents the July 27, 2017 award of Options. One-third of these options vest upon Altisource achieving a stock price of $82.95 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on July 27, 2027 if the performance metrics have not been achieved.

(13)
Represents the July 27, 2017, award of Options. One-third of these options vest upon Altisource achieving a stock price of $55.30 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on July 27, 2027 if the performance metrics have not been achieved.

(14)
Represents the March 9, 2021 award of market and performance-based RSUs, which vest in three (3) equal installments on March 9, 2022, March 9, 2023 and March 9, 2024 subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2021, 2022 and 2023 service years.

(15)
Represents the March 9, 2021 award of market and performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of market and performance-based RSUs that may vest is based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award. If the performance criteria are below a certain threshold, the award is cancelled.

(16)
RSUs vest in two (2) installments on March 21, 2022 and March 21, 2023.

(17)
Time-based RSU awards are scheduled to vest in three (3) equal installments on March 1, 2023, March 1, 2024 and March 1, 2025.

(18)
Represents the March 1, 2022 award of market and performance-based RSUs, which cliff vests on the third anniversary of the grant date if certain financial measures are achieved. The number of market and performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria are below a certain threshold, the award is cancelled.

(19)
RSUs vest in two (2) installments on March 20, 2024, and March 20, 2025.

(20)
Time-based RSU awards are scheduled to vest in three (3) equal installments on March 1, 2024, March 1, 2025 and March 1, 2026.

Executive Compensation
(21)
Represents the March 20, 2023 award of market and performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of market and performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria are below a certain threshold, the award is cancelled.

Employment Agreements
Altisource is party to Luxembourg employment agreements with each of our Luxembourg-based Named Executive Officers, as required by Luxembourg law. The employment terms of each agreement continue indefinitely until the executive ceases being a Luxembourg employee of Altisource. The agreements provide for a base salary and annual incentive compensation based on the satisfaction of relevant performance criteria. In addition, the executives may receive relocation and foreign living allowances, as well as benefits such as health insurance. Please see the “Relocation and Foreign Living Allowances” section and the Summary Compensation Table under the “Executive Compensation” section above for additional details.
In order to terminate the employment agreement, each party must provide notice in accordance with the applicable time periods set forth in article L.124-1 of the Luxembourg Labor Code; provided, however, in the event of termination by the Company for “Cause” (“motifs graves,” as defined in article L.124-10 of the Luxembourg Labor Code), no notice period is required. In addition, in the event of termination by the Company without “Cause” or, in some instances, resignation by the executive for “Good Reason,” the executive will receive severance benefits as described below. Furthermore, the executive may be entitled to receive additional payments in accordance with article L.124-7 of the Luxembourg Labor Code if executive has been employed for more than five (5) years, which period has been satisfied by each of our Luxembourg-based Named Executive Officers.
The agreements also include a covenant not to disclose our confidential information and to enter into an intellectual property agreement. In addition, the agreements include covenants of non-competition for a minimum period of one (1) year, and non-solicitation of two (2) years, or one (1) year in the case of the Chief Executive Officer, following the termination of the agreement. The agreements are governed, interpreted and subject to the limitations of, and performed pursuant to and in accordance with, the laws of the Grand Duchy of Luxembourg.
In 2021, our Board of Directors approved a severance arrangement for our Chief Financial Officer, who would receive a severance payment equal to one year’s base compensation paid in twelve equal installments in case of termination without cause.
Potential Payments Upon Termination or Change of Control
As discussed above, Messrs. Shepro and Ritts have entered into employment agreements with the Company. Under these agreements, if employment is terminated due to retirement or disability or otherwise without cause, as defined therein, the Company will pay all standard relocation costs to relocate the executive officer to the United States. If the Company terminates the employment of the foregoing Named Executive Officers other than for “Cause” (“motifs graves,” as defined in L.124-10 of the Luxembourg Labor Code) and, in the case of Mr. Shepro, if he terminates his employment for “Good Reason” (as defined in his employment agreement), the Company shall make a cash payment of twelve (12) months’ base salary (in the case of Mr. Shepro) and four (4) months’ base salary (in the case of Mr. Ritts) in addition to certain notice and additional payments as may be required under articles L.124-1 and L.124-7 of the Luxembourg Labor Code. In the case of Mr. Shepro, the Company shall also pay at least one (1) year of target incentive compensation in such instances. Additionally, if the Company terminates the employment of Mr. Shepro other than for “Cause” after October 1 of the service year, and before incentives are paid for the respective service year, Mr. Shepro will be entitled to receive incentive compensation for such service year. The employment agreement of Mr. Ritts additionally provides that, in the event of a Change of Control (as defined therein), the Company shall make a lump-sum cash payment to Mr. Ritts equal to twelve (12) months’ base salary plus one (1) year’s target incentive compensation. Additionally, if such Change of Control happens after October 1 of a service year and before incentives are paid

Executive Compensation
for such service year, Mr. Ritts will be entitled to receive incentive compensation for such service year with such payment to be prorated to the date of such Change of Control if occurring between October 1 and December 31 of such year. Subsequent to such Change of Control, if Mr. Ritts is terminated other than for Cause, his severance payment would be limited to the statutory notice and such other payment obligations required under articles L.124-1 and L.124-7 of the Luxembourg Labor Code. If the Company terminates one of the foregoing Named Executive Officers for “Cause,” the Company may do so without notice and with no obligation to make any further payments to such executive, other than amounts accrued and unpaid at the date of termination.
With respect to stock options, upon termination of a Named Executive Officer’s employment other than for “Cause,” as defined by the applicable stock option agreement, or by reason of resignation, the Named Executive Officer will typically be entitled to retain any vested portion of prior awards granted and any unvested market-based options for which the vesting hurdles have already been achieved. Typically, the Named Executive Officer’s right to retain any options following termination of employment is subject to the requirement that he or she has been employed with the Company for a period of at least two (2) years, which period has been satisfied by each of our Named Executive Officers. Upon termination of employment for “Cause,” all vested and unvested stock options awarded pursuant to such agreement will be forfeited.
In addition, certain of the stock option agreements provide for accelerated vesting of service-based options. Typically, upon a Named Executive Officer’s death, disability or, in some instances, retirement (as defined in the applicable stock option agreement), service-based options will immediately vest; provided however that the Named Executive Officer’s right to the acceleration of options following termination of employment is typically subject to the requirement that he or she has been employed with the Company for a period of at least three (3) years in the case of retirement and two (2) years in other instances, which periods have been satisfied by each of our Named Executive Officers. Additionally, pursuant to certain of these agreements, if there is a change of control transaction (“Transaction”), the Compensation Committee may, inter alia, adjust the vesting conditions of the options in its discretion, which could result in the immediate vesting of some or all of the options. Under the terms of the stock option awards granted to our Named Executive Officers on and after April 15, 2015, in the event of a Transaction, a buyer will have the option to cancel the stock options in exchange for the stock options’ intrinsic value or allow them to remain in place. Generally, for termination not due to death, disability or retirement, a Named Executive Officer has six (6) months within which to exercise vested stock options pursuant to our stock option agreements.
With respect to restricted shares and RSUs granted to our Named Executive Officers, in some instances if the executive officer’s employment is terminated due to death, disability, or retirement (as defined in our 2009 Equity Incentive Plan and the applicable award agreements) unvested restricted shares and RSUs shall immediately vest, subject to the requirement that such executive officer has been employed with the Company for a period of time prior to the death, disability or retirement, as applicable, which periods have been satisfied by each of our Named Executive Officers. If the Named Executive Officer voluntarily resigns or his or her employment is terminated for “Cause,” any unvested restricted shares and RSUs will be forfeited. In some cases, if the Company terminates a Named Executive Officer’s employment for reasons other than “Cause,” as defined by the applicable award agreement, certain unvested restricted shares and RSUs will vest after 30 days of such termination. In addition, certain restricted share and RSU awards provide for the vesting of unvested restricted shares and RSUs in the event of a Transaction.
Except as specified above, any portion of an equity award not vested will generally be forfeited unless alternate arrangements are made at the discretion of the Compensation Committee.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the following table discloses the relationship between the financial performance of the Company and (i) the summary compensation actually paid to the Company’s Principal Executive Officer (“PEO”), and (ii) the average compensation actually paid to non-PEO Named Executive Officers. For further information about how we align executive compensation with the Company’s performance, see the Summary Compensation Table.

Executive Compensation
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)	Total Shareholder Return (Initial Value $100)(4)	Net Income
2021	$2,161,673	$1,783,989	$867,411	$762,472	$(12.89)	$11,811,581
2022	$2,671,439	$1,982,879	$825,190	$638,930	$(26.55)	$(53,418,000)
2023	$2,354,131	$597,323	$780,893	$260,658	$(62.37)	$(56,290,000)

(1)
William B. Shepro was the PEO for each of 2021, 2022 and 2023

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date)

(3)
Our non-PEO named executive officers for 2022 and 2023 were Michelle D. Esterman and Gregory J. Ritts and our non-PEO named executive officers for 2021 were Michelle D. Esterman, Gregory J. Ritts and Marcello Mastioni

(4)
TSR is calculated based on a fixed $100 investment as of December 31 of the previous year, with the return on such investment measured as of market close on the last trading day of the year being reported

The following table outlines the adjustments made to the compensation earned by our PEO and non-PEO Named Executive Officers, as presented in the Summary Compensation Table, to derive the Compensation Actually Paid to our PEO and non-PEO Named Executive Officers.
Item and Value Added (Deducted) For PEO:	2023	2022	2021
Summary Compensation Table Total	$2,354,131	$2,671,439	$2,161,673
- Summary Compensation Table “Stock Awards” column value	(1,185,575)	(1,414,117)	(465,961)
+ year-end fair value of outstanding and unvested equity awards granted in the fiscal year	825,767	1,284,961	552,002
+/- change in fair value of outstanding and unvested equity awards granted in prior years	(865,194)	(198,831)	(278,816)
+ vest date fair value of equity awards granted in the covered year	—	—	—
+/- change in fair value of prior-year equity awards vested in the fiscal year	(336,571)	17,305	(184,909)
- fair value at the end of prior year of awards granted in prior years that fail to meet vesting conditions	(195,235)	(377,878)	—
Compensation Actually Paid	$597,323	$1,982,789	$1,783,989
Item and Value Added (Deducted)	2023	2022	2021
For Non-PEO Named Executive Officers (Average):Summary Compensation Table Total	$780,893	$825,190	$867,411
- Summary Compensation Table “Stock Awards” column value	(266,900)	(324,945)	(164,044)
+ year-end fair value of outstanding and unvested equity awards granted in the fiscal year	183,970	298,033	156,575
+/- change in fair value of outstanding and unvested equity awards granted in prior years	(306,552)	(80,955)	(57,478)
+ vest date fair value of equity awards granted in the covered year	—	—	$30,779
+/- change in fair value of prior-year equity awards vested in the fiscal year	(90,127)	1,532	(70,771)
- fair value at the end of prior year of awards granted in prior years that fail to meet vesting conditions	(40,626)	(79,925)
Compensation Actually Paid	$260,658	$638,930	$762,472

Executive Compensation
The following graphs denote the relationships between net income and TSR with actual compensation paid to the PEO and the average compensation actually paid to Non-PEO Named Executive Officers:
The TSR from December 31, 2020, to December 31, 2021 was negative $12.89, for the period December 31, 2021 to December 31, 2022, was negative $26.55, and for the period from December 31, 2021 to December 30, 2023, was negative $62.37. Net income of Altisource was approximately $11.8 million in 2021, net loss of approximately $53.4 million in 2022 and a net loss of approximately $56.3 million in 2023.
Named Executive Officer Compensation
The actual compensation paid to the PEO increased from 2021 to 2022 by 11.1%, from approximately $1.78 million in 2021 to approximately $1.98 million in 2022 and decreased by 69.9% from 2022 to 2023 to approximately $0.60 million in 2023. The increase in actual compensation paid in 2022 was mainly due to the termination of a 2021 temporary reduction in the PEO’s salary, which was made in response to the financial condition of the Company. The decrease in actual compensation paid in 2023 was mainly due to (i) decrease at the end of the year fair value of awards granted in prior year of $865,194, (ii) decrease in fair values of awards granted in prior year that vested in 2023—change in fair value as of vesting date from end of prior year of $336,571 and (iii) fair value at the end of prior year of awards granted in prior years that failed to meet applicable vesting conditions during year of $195,235.
The average actual compensation paid to our non-PEO Named Executive Officers decreased from 2021 to 2022 by 16.2% from approximately $762,000 in 2021 to approximately $639,000 in 2022 and decreased by 59.2% from 2022 to 2023 to approximately $260,658 in 2023. The decrease in actual compensation paid in 2022 was mainly due to the elimination of one Named Executive Officer position and a reduction of incentive compensation.
The decrease in average actual compensation paid in 2023 was mainly due to (i) decrease at the end of the year fair value of awards granted in prior year of $306,552, (ii) decrease in fair values of awards granted in prior year that vested in 2023—change in fair value as of vesting date from end of prior year of $90,127 and (iii) fair value at the end of prior year of awards granted in prior years that failed to meet applicable vesting conditions during year of $40,626.

Executive Compensation
The following graph denotes the components of actual compensation paid to our Named Executive Officers in 2022 and 2023.
Note: The actual value of equity awards in 2023 is negative.

Business Relationships and Related Person Transactions

Our Board of Directors has adopted, as set forth within our written Code of Business Conduct and Ethics, certain policies and procedures for the review and approval of transactions in which a conflict of interest may arise. The Code of Business Conduct and Ethics is available at https://ir.altisource.com/corporate-governance.
Any situation that potentially qualifies as a conflict of interest is to be disclosed to the Chief Legal and Compliance Officer to assess the nature and extent of any concern as well as the appropriate next steps. If any such situation requires our Board of Directors’ or Audit Committee’s review, the Chief Legal and Compliance Officer will notify the Chairman of our Board of Directors or the Audit Committee Chair, as appropriate.
The Audit Committee of our Board of Directors has adopted written policies and procedures to govern the review and approval of transactions involving Altisource and a Related Person (as defined by SEC Regulation S-K).
See “—Interests of Certain Persons in the Proposals,” above for a discussion regarding the interest of certain related persons in the Transactions.
ALDRIDGE|PITE, LLP
Aldridge|Pite, LLP (“Aldridge Pite”) provides certain services to the Company and pays for the use of certain of the Company’s technology in connection with providing these services. John G. Aldridge, Jr., the founder and managing partner of Aldridge Pite, was appointed to our Board of Directors on May 17, 2022.
The Company recognized $0.7 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, of cost of revenue relating to services received from Aldridge Pite.
The Company recognized less than $0.1 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, of service revenue relating to services provided to Aldridge Pite.
ALTISOURCE ASSET MANAGEMENT CORPORATION
In connection with the Company’s residential real estate renovation services business, on June 3, 2024, Altisource Solutions, Inc., an indirect subsidiary of Altisource Portfolio Solutions S.A, entered into a revolving loan agreement with Altisource Asset Management Corporation (“AAMC”) (the “Revolving Loan Agreement”). William C. Erbey, who beneficially owns 22.0% of our common stock, is the majority owner of AAMC.
Under the terms of the Revolving Loan Agreement, AAMC will make loans to Altisource from time to time, as may be requested by Altisource. The Revolving Loan Agreement provides Altisource the ability to borrow an initial aggregate amount of up to $1.0 million, with the potential for this to be increased up to $3.0 million at the option of AAMC. Amounts that are repaid may be re-borrowed in accordance with the limitations set forth below.
The maturity date of the Revolving Loan Agreement is June 3, 2025 and may be automatically extended for one year on each anniversary of the maturity date. During any extension period, AAMC may terminate the Revolving Loan Agreement upon 150 days prior written notice and the loan will mature upon such termination.
Borrowings under the Revolving Loan Agreement bear interest of 12.00% per annum in cash and are payable monthly in arrears on the first business day of each calendar month. Altisource will pay AAMC a monthly unused commitment fee in an amount equal to 0.25% per annum of the average amount of the unused available credit under the Revolving Loan Agreement.
Altisource’s obligation under the Revolving Loan Agreement is secured by certain receivables related to the Company’s residential real estate renovation services business. The outstanding balance on the Revolving Loan Agreement is due and payable on the maturity date.
As of September 30, 2024, there was $250 thousand outstanding debt under the Revolving Loan Agreement which is included in other current liabilities in the accompanying consolidated balance sheet.
DEER PARK ROAD MANAGEMENT COMPANY, LP
Deer Park Road Management Company, LP (“Deer Park”), a related party, or affiliated funds own approximately 16% of Altisource’s common stock as of September 30, 2024 and 18% of Altisource debt under the Existing

Credit Agreement as of September 30, 2024 and 2023, respectively. An employee of Deer Park is a member of Altisource’s Board of Directors. In connection with the Second Amendment, Deer Park or affiliated funds received 292,000 Existing Warrants. During the nine months ended September 30, 2024, Deer Park or affiliated funds received interest of $1.1 million from the Existing Term Loans. Deer Park or affiliated funds are also party to the TSA. Pursuant to the terms of the TSA, upon consummation of the Transactions, Deer Park or affiliated funds are expected to tender their Existing Term Loans to the Company and receive (i) approximately 18.1% of the New Facility, and (ii) approximately 18.1% of the Debt Exchange Shares.

Shareholder Proposals

Pursuant to SEC rules, any proposal that a shareholder desires to have included in our proxy materials relating to our 2025 Annual Meeting of shareholders must be received at our registered office no later than January 30, 2025. In addition to any shareholders’ rights under the Luxembourg Company Law and our Charter, for any proposal that is not submitted for inclusion in the proxy statement for the 2025 Annual Meeting of shareholders, but is instead sought to be presented directly at the 2025 Annual Meeting of shareholders, SEC rules permit the persons appointed as proxies to vote shares represented by valid proxies in their discretion if we: (i) receive the proposal no later than April 15, 2025 and advise shareholders in the 2025 proxy statement about the nature of the matter and how the persons appointed as proxies intend to vote on such matter; or (ii) receive notice of the proposal after April 15, 2025.
Notice of intent to present a proposal at the 2025 Annual Meeting of shareholders should be directed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg. Any shareholder proposal must be sent by certified mail, return-receipt requested.
Annual Report

A copy of our annual report to shareholders on Form 10-K for the year ended December 31, 2023 was made available to shareholders on March 7, 2024. The annual report can be found on our website www.altisource.com under Investor Relations. We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote at the Meetings, on written request, a copy of our annual report on Form 10-K for the year ended December 31, 2023, that we are required to file with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg.

Other Matters

Proxies will be solicited on behalf of our Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of the annual report for 2023 and this proxy statement will be made available to banks or brokers, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional cost.
The shares represented by all valid proxies will be voted in the manner specified. Where specific choices are not indicated, except with respect to “broker non-votes,” each proxy received for the Meetings will be voted “FOR” each Proposal. Should any matter not described above be properly presented at either meeting, the persons appointed as proxies will vote according to their discretion.
If you are the beneficial owner, but not the record holder of shares of our common stock and have requested a copy of this proxy statement, your bank or broker may only deliver one (1) copy of this proxy statement to multiple shareholders who share an address unless the bank or broker has received contrary instructions from one (1) or more of the shareholders. Shareholders at an address to which a single copy of this proxy statement was sent may request a separate copy by contacting the Office of the Corporate Secretary by mail at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, or by email at corporatesecretary@altisource.com.
Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of the materials in the future will need to contact their bank or broker to request that only a single copy of each document be mailed to all shareholders at the shared address.
This proxy statement will be available on our website under Investor Relations at https://ir.altisource.com/financial-information. In addition, this proxy statement will be available at www.proxyvote.com. If you are a shareholder of record, you can elect to access future proxy statements and annual reports electronically by following the instructions on your proxy cards. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you no longer wish to receive materials electronically. If you hold your common stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect this option.

Appendix A
TRANSACTION SUPPORT AGREEMENT
This Transaction Support Agreement (together with the exhibits and attachments hereto, including the Term Sheet (as defined herein), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of December 16, 2024, is entered into by and among:
(a)
Altisource Portfolio Solutions S.A. (the “Company”) and Altisource S.À R.L. (the “Borrower”) (each such party listed in this clause (a), a “Company Party” and, such parties collectively, the “Company Parties”); and

(b)
the Consenting Term Lenders (as defined herein).

This Agreement collectively refers to the Company Parties and the Consenting Term Lenders as the “Parties” and each individually as a “Party.”
RECITALS
WHEREAS, the Parties have, in good faith and at arm’s length, negotiated or been apprised of the terms of the transactions contemplated in the term sheet attached as Exhibit A hereto (together with the exhibits and attachments thereto, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Term Sheet”) and have agreed to support and pursue the Transactions (as defined herein) in accordance with and subject to the terms and conditions set forth herein; and
WHEREAS, this Agreement sets forth the agreement among the Parties concerning their respective commitments, subject to the terms and conditions hereof, to support and implement the Transactions.
NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:
AGREEMENT
1.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Term Sheet or as otherwise expressly set forth herein. The following terms used in this Agreement are defined as:
“Ad Hoc Group” means the ad hoc group of Consenting Term Lenders represented by Davis Polk & Wardwell LLP.
“Ad Hoc Group Advisors” means, collectively, Davis Polk & Wardwell LLP and any other legal and professional advisors retained by the Ad Hoc Group or Davis Polk & Wardwell LLP.
“Additional Consenting Term Lender” has the meaning set forth in Section 26 hereof.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.
“Agreement” has the meaning set forth in the preamble hereof.
“Agreement Effective Date” has the meaning set forth in Section 3 hereof.
“Alternative Transaction” means any dissolution, winding up, liquidation, receivership, assignment for the benefit of creditors, restructuring, reorganization, workout, material amendment, exchange, extension, sale, disposition, merger, amalgamation, acquisition, consolidation, partnership, plan of arrangement, plan of reorganization, plan of liquidation, investment, debt investment, equity investment, tender offer, refinancing, recapitalization, share exchange, business combination, joint venture or similar transaction involving all or a material portion of the assets, debt, or equity of the Company Parties and their respective subsidiaries (taken as a whole) that is not consistent with, or is an alternative to, the Transactions.

“Automatic Termination Event” has the meaning set forth in Section 6(d) hereof.
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101 et seq., as amended from time to time.
“Board of Directors” means the board of directors of the Company.
“Borrower” has the meaning set forth in the preamble hereof.
“Business Day” means any day other than a Saturday, Sunday, or any other day on which banks in New York, New York are authorized or required by law to close.
“Cash-Out Financing Documents” means all documents and agreements (including amendments) related to any third-party new money financing in connection with the “cash-out” option described by the Term Sheet.
“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, each as set forth in Section 101(5) of the Bankruptcy Code.
“Closing Date” shall mean the date of the satisfaction (or waiver, if applicable) of the closing conditions set forth in the Definitive Documents and the consummation of the Transactions.
“Common Stock” means the common stock of the Company, current par value $1.00 per share.
“Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company” has the meaning set forth in the preamble hereof.
“Company Party” or “Company Parties” has the meaning set forth in the preamble hereof.
“Company Released Claims” has the meaning set forth in Section 9(a).
“Company Released Party” means each of: (a) the Company Parties; (b) the subsidiaries, predecessors, successors, and assigns of each of the foregoing; and (c) the current and former officers, directors, members, managers, partners, employees, shareholders, advisors, agents, professionals, attorneys, financial advisors, and other representatives of each of the foregoing, in each case in their capacity as such.
“Consenting Term Lender Released Claims” has the meaning given to such term in Section 9(b) hereof.
“Consenting Term Lenders” means, collectively, (a) the undersigned holders of Existing Term Loans or (b) in their capacity as such, the undersigned investment advisors, sub-advisors, or managers (together with their respective successors and permitted assigns) of discretionary accounts or other beneficial owners that hold Existing Term Loans, which such accounts or beneficial owners, such investment advisors, sub-advisors, or managers have authority to bind, and by executing this Agreement do thereby bind, to the terms of this Agreement (including, for the avoidance of doubt, any Additional Consenting Term Lender and any Permitted Transferee of a Consenting Term Lender).1
“Company Termination Event” has the meaning given to such term in Section 6(b) hereof.
“Definitive Documents” means (a) the New First Lien Term Loan Credit Facility Documents, (b) the Existing Term Loan Credit Agreement Amendment, (c) any security or collateral documents entered into in connection with the Transactions, (d) any intercreditor agreements entered into in connection with the Transactions, (e) the Securities, (f) the Exchange Agreement, (g) the Registration Rights Agreement, (h) the Shareholder Warrants, (i) the New Super Senior Credit Facility Documents, (j) the Election Procedures, (k) any documentation entered into in connection with the Management RSUs (as defined in the Term Sheet), (l) the Cash-Out Financing Documents and (m) all other ancillary and related documents, schedules, exhibits, addenda, and instruments entered into in connection with the Transactions.
“Disqualification Event” has the meaning set forth in Section 8(c)(vi) hereof.
“Election Procedures” means the written procedures, governing the binding election by the Consenting Term Lenders (the “Lender Election”) as to whether they will be a Consenting Rolling Lender or Consenting Selling Lender (in each case, as defined in the Term Sheet).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agreement” means that certain Exchange Agreement, dated as of the Closing Date, to be entered into in accordance with the Term Sheet and the Transactions contemplated hereby, pursuant to which the Company shall issue and distribute (as part of the Term Loan Exchange) the Securities to the Consenting Term Lenders. For the avoidance of doubt, such Exchange Agreement may instead be styled as a purchase or other agreement, subject to each parties’ consent rights in this Agreement.
“Exchange First Lien Loans” has the meaning set forth in the Term Sheet.
“Existing Agent” means Wilmington Trust, N.A., in its capacity as administrative agent and collateral agent under the Existing Term Loan Credit Agreement, or any successor thereto prior to the Closing Date.
“Existing Documents” means, collectively, the Existing Term Loan Documents, the Existing Revolving Credit Agreement, and all documents and agreements (including amendments) related thereto.
“Existing Revolving Credit Agreement” means that certain Credit Agreement, dated as of June 22, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified prior to the Closing Date).
“Existing Term Lenders” means the lenders (or investment advisors or managers of lenders) holdings loans under the Existing Term Loan Credit Agreement.

1
For the avoidance of doubt, any Affiliates (as defined herein) or related parties of any such Consenting Term Lender shall not be deemed to be Consenting Term Lenders themselves. The Parties acknowledge and agree that all representations, warranties, covenants, and other agreements made by any Consenting Term Lender that is a separately managed account of or advised by an investment manager are being made only with respect to the Claims (as defined herein) held by such separately managed or advised account (in the amount identified on the signature pages hereto) and shall not apply to (or be deemed to be made in relation to) any Claims that may be beneficially owned by other accounts that are managed or advised by such investment manager. The Parties further acknowledge and agree that all representations, warranties, covenants, and other agreements made by any Consenting Term Lender that is an investment advisor, sub-advisor, or manager of managed accounts are being made solely in such Consenting Term Lender’s capacity as an investment advisor, sub-advisor, or manager to the beneficial owners of the Existing Term Loans (as defined herein) specified on the applicable signature pages hereto (in the amount identified on such signature pages) and shall not apply to (or be deemed to be made in relation to) such investment advisor, sub-advisor, or manager in any other capacity, including, without limitation, in its capacity as an investment advisor, sub-advisor, or manager of other managed accounts.

“Existing Term Loan Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 9, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified prior to the Closing Date), by and among the Borrower, the Company, the Existing Term Lenders, and the Existing Agent.
“Existing Term Loan Credit Agreement Amendment” means the amendment (together with any ancillary agreements or documents entered into in connection therewith) to the Existing Term Loan Credit Agreement to effectuate the Term Loan Exchange, in accordance with the Term Sheet.
“Existing Term Loan Documents” means the Existing Term Loan Credit Agreement, the Security Agreement, the Copyright Security Agreement, the Luxembourg Security Agreement, the Patent Security Agreement, the Trademark Security Agreement (each as defined in the Existing Term Loan Credit Agreement), and all documents and agreements (including amendments) related thereto.
“Existing Term Loans” means the term loans outstanding under the Existing Term Loan Credit Agreement.
“Indemnification Obligations” has the meaning set forth in Section 11(a) hereof.
“Indemnified Party” has the meaning set forth in Section 11(a) hereof.
“Issuer Covered Person” has the meaning set forth in Section 8(c)(vi) hereof.
“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Losses” has the meaning set forth in Section 11(a) hereof.
“Maximum Number of Shareholder Warrant Shares” means, at any date, the maximum number of Shareholder Warrant Shares issuable to holders of Shareholder Warrants upon exercise of the Shareholder Warrants (regardless of whether the Shareholder Warrants are then exercisable).
“Mutual Termination Event” has the meaning set forth in Section 6(c) hereof.
“Napier” means various investment funds and accounts managed, directly or indirectly, by Napier Park Global Capital (US) LLP or Regatta Loan Management LLC, and their affiliates in their capacities as the undersigned holders (or beneficial holders) of, or nominees, investment advisors, sub advisors, or managers of discretionary accounts that hold Existing Term Loans.
“New First Lien Term Loan Facility Credit Agreement” means that certain first lien term loan credit agreement, dated as of the Closing Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), containing terms consistent with the Term Sheet.
“New First Lien Term Loan Facility” means the new term loan facility, to be entered into on the Closing Date, under which the Borrower shall issue the Exchange First Lien Loans.
“New First Lien Term Loan Credit Facility Documents” means the New First Lien Term Loan Credit Agreement and all documents and agreements (including amendments) related thereto.
“New Super Senior Credit Agreement” means that certain super senior credit agreement, dated as of the Closing Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), containing terms consistent with the Term Sheet.
“New Super Senior Credit Facility” means the new super senior credit facility, to be entered into pursuant to the New Super Senior Credit Agreement.
“New Super Senior Credit Facility Documents” means the New Super Senior Credit Agreement and all documents and agreements (including amendments) related thereto.
“New Super Senior Lenders” means UBS in its capacity as the lenders under the New Super Senior Credit Facility.

“Other Released Party” means each of: (a) the Consenting Term Lenders and each of their Affiliates; (b) the predecessors, successors, and assigns of each of the foregoing, and (c) the current and former officers, directors, members, managers, partners, employees, shareholders, agents, attorneys, financial advisors, and other representatives of each of the foregoing, in each case in their capacity as such.
“Party” or “Parties” has the meaning set forth in the preamble hereof.
“Permitted Transferee” has the meaning set forth in Section 7(a) hereof.
“Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, or any other legal entity or association.
“Public Disclosure” has the meaning set forth in Section 22 hereof.
“Qualified Market Maker” means an entity that (a) holds itself out to the public, the syndicated loan market, or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company Parties (including the Existing Term Loans) or enter with customers into long and short positions in claims against the Company Parties, in each case in its capacity as a dealer or market maker in such claims, and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including term, loans, or debt or equity securities).
“Related Party” and “Related Parties” means, with respect to an Indemnified Party, any (or all, as the context may require) of such Indemnified Party’s affiliates and controlling persons and its or their respective officers, directors, partners, employees, managed funds and accounts, shareholders, advisors, agents, representatives, attorneys and controlling persons.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, to be entered into in accordance with the Term Sheet and the Transactions contemplated hereby, pursuant to which the Company shall register the resale of the Securities under the Securities Act.
“Required Consenting Lenders” means both of UBS and Napier.
“Required Consenting Lenders Termination Event” has the meaning given to such term in Section 6(a) hereof.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities” means the shares of Common Stock issued to the Lenders as contemplated herein in connection with the Transactions.
“Securities Act” means the Securities Act of 1933, as amended.
“Shareholder Warrant Shares” means the shares of Common Stock issuable by the Company to the holders of Shareholder Warrants upon exercise of the Shareholder Warrants.
“Shareholder Warrants” has the meaning set forth in the Term Sheet.
“Term Loan Exchange” means the exchange of Existing Term Loans for a pro rata share of (A) the Exchange First Lien Loans and such other terms and amendments to the Existing Term Loan Credit Agreement and (B) the Securities, in each case, as more fully set forth in (and in accordance with) the Term Sheet and subject to the Election Procedures (if any). Each Consenting Rolling Lender’s pro rata share will be calculated as a percentage equal to (i) the aggregate principal amount of Existing Term Loans owned by such Consenting Rolling Lender on the Transaction Effective Date (giving effect to any pending assignments as if such assignments have settled), divided by (ii) the aggregate principal amount of Existing Term Loans on the Transaction Effective Date.
“Term Sheet” has the meaning set forth in the recitals hereof.
“Termination Date” has the meaning set forth in Section 6(e) hereof.
“Termination Event” means any of a Required Consenting Lenders Termination Event, a Company Termination Event, a Mutual Termination Event, or an Automatic Termination Event.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTC Markets Pink Market, the OTCQB, or the OTCQX (or any successors to any of the foregoing).
“Transactions” means the transactions as described in this Agreement, including, without limitation, the Term Loan Exchange, entry into the Exchange Agreement, issuance of the Securities and the Shareholder Warrants, entry into the Registration Rights Agreement, entry into the Existing Term Loan Credit Agreement Amendment and all other transactions contemplated by the foregoing as more fully set forth in the Term Sheet.
“Transfer” or “Transferred” has the meaning set forth in Section 7(a) hereof.
“Transferor” has the meaning set forth in Section 7(a) hereof.
“UBS” means various investment funds and accounts managed, directly or indirectly, by UBS Asset Management (Americas) LLC and its affiliates in their capacities as the undersigned holders (or beneficial holders) of, or nominees, investment advisors, sub advisors, or managers of discretionary accounts that hold Existing Term Loans.
2.   Definitive Documents; Incorporation by Reference.
(a)   The Definitive Documents remain subject to negotiation and completion. Except as otherwise set forth in this Agreement, the Definitive Documents shall be consistent in all respects with the terms set forth in this Agreement and shall otherwise be reasonably acceptable in form and substance to (i) the Company and (ii) the Required Consenting Lenders; provided that, any New First Lien Term Loan Credit Facility Documents shall be acceptable to Required Consenting Lenders; provided further that the New Super Senior Credit Facility Documents shall be acceptable to the New Super Senior Lenders. Upon negotiation and completion of the Definitive Documents, the Definitive Documents and every other document, deed, agreement, indenture, filing, notification, letter, or instrument related to the Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement.
(b)   The exhibits hereto are fully incorporated by reference herein and are made a part of this Agreement as if fully set forth herein, and all references to this Agreement shall include and incorporate all exhibits hereto; provided that (i) to the extent that there is a conflict between this Agreement (excluding the Term Sheet), on the one hand, and the Term Sheet, on the other hand, the terms and provisions of the Term Sheet shall govern and (ii) to the extent that there is a conflict between the Term Sheet, on the one hand, and any of the Definitive Documents, on the other hand, the terms and provisions of any such Definitive Document shall govern. Neither this Agreement nor any provision hereof may be modified, waived, amended, or supplemented, except in accordance with Section 15 hereof.
3.   Agreement Effective Date.   This Agreement shall become effective upon the occurrence of each of the following events (the date on which such events occur, the “Agreement Effective Date”):
(a)   the execution and delivery of this Agreement by each of the Company Parties;
(b)   the execution and delivery of this Agreement by Consenting Term Lenders beneficially owning 100% of the principal amount of the Existing Term Loans (or such lower amount as may be determined by the Company with the consent of the Required Consenting Lenders); and
(c)   the entry into a fee letter with Davis Polk & Wardwell LLP on terms acceptable to the Required Consenting Lenders.
4.   Commitments of the Company Parties.   Subject to the terms and conditions of this Agreement and the Election Procedures (if any), each Company Party agrees that it shall (and shall cause each of its direct and indirect subsidiaries to), subject to the immediately following sentence hereof, so long as no Termination Event has occurred:
(a)   support and take all commercially reasonable actions necessary or reasonably requested by the Required Consenting Lenders to facilitate the implementation and consummation of the Transactions, including, without limitation, (i) taking all actions to support and complete the Transactions and all other actions contemplated in connection therewith and under the Term Sheet and the Definitive Documents, (ii) obtaining any and all required or advisable governmental, regulatory, and/or third-party approvals or consents for the implementation and consummation of the Transactions, and (iii) refraining from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents, and (iv) seeking additional support for the Transactions to the extent reasonably prudent; provided that no other provision of this Agreement withstanding, the Parties shall work together in good faith to structure and consummate the Transactions in a tax efficient manner for the Company Parties and the Consenting Term Lenders, and such structure and consummation shall be shall be subject to the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Lenders;
(b)   not (i) directly or indirectly negotiate, enter into, issue, incur, arrange, participate in, or consent to any credit facility, bond issuance, or other financing, rights offering, or issuance of debt or equity securities or (ii) undertake or otherwise support or participate in any reorganization, merger, consolidation, business combination, or other recapitalization or debt restructuring (whether through a judicial process or otherwise) other than in the ordinary course of business or in connection with the Transactions;
(c)   file a registration statement with the SEC registering the issuance of the Shareholder Warrant Shares under the Securities Act (the “Shareholder Warrant Shares Registration Statement”) with the SEC within forty-five (45) days after the Agreement Effective Date (or such later date as may be agreed by the Required Consenting Lenders) and use commercially reasonable efforts to cause the Shareholder Warrant Shares Registration Statement to become effective on or prior to the Closing Date;
(d)   on the Closing Date, (i) effectuate the Term Loan Exchange in accordance with the provisions of this Agreement and enter into the Existing Term Loan Credit Agreement Amendment, the Exchange Agreement and the other agreements contemplated by the Transactions, (ii) issue and deliver the Securities, in accordance with the Exchange Agreement and (iii) issue and deliver the Shareholder Warrants; provided, however, that the Shareholder Warrants shall not be exercisable unless the Shareholder Warrant Shares Registration Statement is effective or the exercise of the Shareholder Warrants is exempt from the registration provisions of the Securities Act in the opinion of Company counsel;
(e)   on the Closing Date deliver a legal opinion of outside counsel to the Company, addressed to the Consenting Term Lenders, in a form and substance reasonably acceptable to the Consenting Term Lenders and customary for the issuance and delivery of shares of common stock;
(f)   not purchase or exchange, or offer to purchase or exchange, any Existing Term Loans, or solicit consents to any amendments, modifications, or supplements to the Existing Term Loan Credit Agreement or any related guarantees, security documents, intercreditor agreements, or ancillary documents (other than, in each case, as contemplated by this Agreement, the Term Sheet or any Definitive Document);
(g)   negotiate in good faith the Definitive Documents with the respective Parties thereto and execute and deliver each Definitive Document to which it is to be a party and consummate the Transactions, in each case as promptly as reasonably practicable;
(h)   promptly provide a Consenting Term Lender with any documentation or information that is reasonably requested by such Consenting Term Lender or is reasonably necessary to consummate the Transactions, including “know your customer” and like materials, which documentation and information shall be subject to any confidentiality restrictions to which the Consenting Term Lender may be subject;
(i)   pay all reasonable and documented and invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors, as provided in and in accordance with their respective engagement letters and/or fee letters; provided that all accrued and unpaid reasonable and documented fees, costs and out-of-pocket expenses of the Ad Hoc Group Advisors shall be due on the Termination Date and paid by the earlier of (a) the Closing Date and (ii) within fifteen (15) Business Days of the Termination Date;
(j)   to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transactions, support and take all steps reasonably necessary or desirable to address any such impediment, including notifying the Ad Hoc Group Advisors of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transactions;
(k)   conduct its business in the ordinary course consistent with past practice and in light of then-current market conditions, and use its commercially reasonable efforts (consistent with its sound business judgment) to (i) preserve intact its present business organization, (ii) maintain in effect all of its foreign, federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations required to operate its business, (iii) keep available the services of its directors, officers, and key employees, (iv) preserve relationships with its customers, suppliers, and others having material business relationships with it, (v) manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory) in the ordinary course of business consistent with past practice, (vi) remain in compliance with the terms of the Existing Term Loan Credit Agreement, and (vii) maintain its good standing under the laws of the state or other jurisdictions in which they are incorporated or organized. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, the Term Sheet or any Definitive Document, each Company Party shall not (and shall cause each of its direct and indirect subsidiaries not to):
(i)   without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Lenders, amend its articles of incorporation, bylaws, or other similar organizational documents (whether by merger, consolidation, or otherwise), except as in connection with the Transactions contemplated by this Agreement;
(ii)   without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Lenders, take any action or inaction that would cause a change to the tax status of any Company Party;
(iii)   split, combine, or reclassify any shares of capital stock of any Company Party (other than as described in the Proxy Statement) or declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of the capital stock of any Company Party (other than the issuance of the Shareholder Warrants as contemplated by the Term Sheet), or redeem, repurchase, or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Party securities;
(iv)   issue, deliver, or sell, or authorize the issuance, delivery, or sale, of any Company Party securities, repurchase, redeem, or retire any Company Party securities, or amend any term of any Company Party securities (in each case, whether by merger, consolidation, or otherwise) other than ordinary course transactions relating to the Company’s employee stock plans or stock issued to the Company’s management in lieu of compensation pursuant to plans in place as of the Agreement Effective Date, or as otherwise contemplated by this Agreement, the Term Sheet or any Definitive Document;
(v)   acquire (by merger, consolidation, acquisition of stock or assets, or otherwise), directly or indirectly, any assets, securities, properties, interests, or businesses, other than in the ordinary course of business consistent with past practice;
(vi)   sell, lease, or otherwise transfer, or create or incur any lien on, any of the Company’s assets, securities, properties, interests, or businesses, other than in the ordinary course of business consistent with past practice;
(vii)   make any loans, advances, or capital contributions to, or investments in, any other Person, collectively, in excess of $1,000,000 (one million dollars) in the aggregate, other than in the ordinary course of business consistent with past practice;
(viii)   make any payment in satisfaction of any existing funded indebtedness, collectively, in excess of $3,000,000 (three million dollars) in the aggregate other than regularly scheduled payments of interest and principal; provided, that, (A) for the avoidance of doubt payments of revolving debt that is reborrowed and subsequently repaid shall be counted as single repayment for the purposes of calculating the aggregate amount repaid under this section and (B) each Company Party shall not (and shall cause each of its direct and indirect subsidiaries not to) make any payment in satisfaction of the Existing Term Loans, other than regularly scheduled payments of interest and principal or other payments required by the Existing Term Loan Documents;

(ix)   create, incur, assume, suffer to exist, or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof with a principal balance, collectively, in excess of $3,000,000 (three million dollars) in the aggregate (other than under the Existing Term Loan Credit Agreement and the Existing Revolving Credit Agreement), other than in the ordinary course of business consistent with past practice; or
(x)   enter into any agreement or arrangement that limits or otherwise restricts in any material respect it or any of its Affiliates or any successor thereto or that could, after the Closing Date, limit or restrict in any material respect it or any of its Affiliates, from engaging or competing in any line of business, in any location or with any Person;
(l)   notify the Ad Hoc Group Advisors as promptly as reasonably possible (but in no event later than one (1) Business Day after the applicable occurrence) of: (i) any material change in the business or financial (including liquidity) performance of the Company Parties; (ii) any material changes to the status and progress of the Transactions; (iii) any material changes to the status of obtaining any necessary or desirable authorizations (including any consents) from any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange (including any correspondence with the SEC related to the Transactions); (iv) any material governmental or third-party complaints, litigations, investigations, or hearings; (v) any event or circumstance that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Party to terminate, or could reasonably be expected to result in the termination of, this Agreement; (vi) any matter or circumstance that constitutes or could reasonably be expected to constitute a material impediment to the implementation or consummation of the Transactions; (vii) any notice of any commencement of any involuntary insolvency proceedings of the Company or any of its Affiliates, or material legal suit for payment of debt or securement of security from or by any Person in respect of the Company; (viii) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; and (ix) any breach of any of its obligations or covenants set forth in this Agreement;
(m)   not (i) form, designate, acquire, or otherwise create an “Excluded Subsidiary” (as defined in the Existing Term Loan Credit Agreement), or (ii) enter into any transaction with (including by selling or transferring property or assets to, or purchasing or acquiring property or assets from) any “Excluded Subsidiary”;
(n)   promptly provide the Ad Hoc Group Advisors timely responses to all reasonable diligence requests and any documentation or information requested by the Required Consenting Lenders for purposes of negotiating, documenting, and effectuating the Transactions, subject to any confidentiality restrictions applicable to which the Ad Hoc Group Advisors; and
(o)   to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the Transactions, negotiate, subject to applicable laws and regulations, in good faith appropriate additional or alternative provisions to address any such impediments; provided that such alternative does not alter, in any material respect, the substance and economics of the Transactions.
Notwithstanding the foregoing, nothing in this Agreement prohibits the Company from (i) raising equity capital for purposes as contemplated in the Term Sheet and on commercially reasonable terms or (ii) raising equity capital as consideration for the entry into new commercial arrangements in the ordinary course of business and consistent with past practice, in each case subject to the prior written consent of the Required Consenting Lenders.
5.   Commitments of the Consenting Term Lenders.   Subject to the terms and conditions of this Agreement, the Election Procedures (if any) and each Lender’s Election, each Consenting Term Lender (severally and not jointly), solely in its capacity as a holder of Existing Term Loans, agrees that it shall, so long as no Termination Event has occurred:
(a)   support and take all commercially reasonable actions necessary or reasonably requested by the Company to facilitate the implementation and consummation of the Transactions, including, without limitation, (i) taking all actions to support and complete the Transactions and all other actions contemplated in connection therewith and under the Term Sheet and the Definitive Documents (including, if applicable, to (A) effectuate the Term Loan Exchange in accordance with the provisions of this Agreement and enter into the Existing Term Loan Credit Agreement Amendment and any other agreements contemplated by the Term Sheet, and (B) promptly provide all information reasonably requested by the Company in connection with consummation of the Transactions), (ii) refraining from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents, and (iii) directing the Existing Agent (as applicable); provided that no other provision of this Agreement withstanding, the Parties shall work together in good faith to structure and consummate the Transactions in a tax efficient manner for the Company Parties and the Consenting Term Lenders, and such structure and consummation shall be subject to the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Lenders;
(b)   negotiate in good faith the Definitive Documents with the Company and execute and deliver each Definitive Document to which it is to be a party and consummate the Transactions, in each case as promptly as reasonably practicable;
(c)   provide all requisite consents necessary for the consummation of the Transactions;
(d)   not (i) object to, delay, or impede the Transactions or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transactions, the Definitive Documents, or any other transactions outlined therein or in this Agreement, or take any other action that is barred by this Agreement; (ii) vote for, consent to, support, or participate in the formulation of any other restructuring, exchange, or settlement of any Existing Term Loans or other transaction that is inconsistent with this Agreement or the Transactions; or (iii) solicit, encourage, or direct any Person to undertake any action set forth in clauses (i) and (ii) of this Subsection (d);
(e)   to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the Transactions, negotiate, subject to applicable laws and regulations, in good faith appropriate additional or alternative provisions to address any such impediments; provided that such alternative does not alter, in any material respect, the substance and economics of the Transactions;
(f)   not instruct the Existing Agent (as applicable) to take any action, or to refrain from taking any action, that would be inconsistent with this Agreement or the Transactions;
(g)   timely exchange and assign (or cause to be assigned) to the Company for cancellation all of its Existing Term Loans as part of the Term Loan Exchange, including with respect to any Existing Term Loans for which the Consenting Term Lender serves (now or hereafter) as nominee, investment manager, or advisor for beneficial holders thereof and not withdraw or revoke its assignment or consent with respect to such Existing Term Loans.
6.   Termination.
(a)   Termination by Required Consenting Lenders.   This Agreement may be terminated by the Required Consenting Lenders as to all Parties, in their sole and absolute discretion, upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Required Consenting Lenders Termination Event”):
(i)   a breach by any Company Party of any of its representations, warranties, covenants, or obligations set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of three (3) Business Days after the receipt by such Company Party of written notice of such breach; provided that the notice and cure period contained in this Section 6(a)(i) shall run concurrently with the notice period contained in Section 6(a) hereof;
(ii)   unless otherwise agreed by the Required Consenting Lenders, any Definitive Document does not comply with Section 2 of this Agreement;
(iii)   any Company Party (x) (1) publicly announces its intention to pursue, (2) delivers a term sheet or proposal in respect of, or (3) consummates, or enters into a binding agreement to consummate, in each case, an Alternative Transaction or (y) publicly announces its intention to not pursue the Transactions;
(iv)   any Company Party has breached, in any material respect, any of its obligations under the Existing Documents or any related guarantees, security documents, agreements, amendments, instruments, or other relevant documents;

(v)   the occurrence and, to the extent applicable, continuance beyond any grace or cure period of an Event of Default as defined and set forth in any of the Existing Documents;
(vi)   the failure of the Company Parties to pay the reasonable, documented and invoiced fees, costs and out of pocket expenses of the Ad Hoc Group Advisors in accordance with Section 4(h) of this Agreement;
(vii)   there shall have occurred (i) a Material Adverse Effect (as defined in the Existing Term Loan Credit Agreement), or (ii) the termination of (A) any master services agreements, binding term sheets dated February 22, 2019 and May 5, 2021 with Onity Group or (B) the Cooperative Brokerage Agreement with Rithm Capital Corp. prior to August 31, 2025;
(viii)   the preliminary proxy statement of the Company that seeks shareholder approval of proposals to, among other things, facilitate the Transactions (the “Proxy Statement”) in form and substance reasonably acceptable to the Required Consenting Lenders is not filed with the SEC on or before December 31, 2024 (or such later date as may be agreed by Required Consenting Lenders);
(ix)   all shareholder approvals included in the Proxy Statement that are necessary to implement the Transactions have not been obtained by the Company Parties on or before March 31, 2025 (or such later date as may be agreed by Required Consenting Lenders);
(x)   the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation or threatened (in writing) initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which legal action, threatened initiation of a legal action, ruling, or order has not been withdrawn or discharged after thirty (30) days; or
(xi)   the termination of this Agreement in accordance with its terms by the Company as to any Consenting Term Lender.
(b)   Termination by the Company.   The Company (on behalf of itself and the Company Parties) may terminate this Agreement as to all Parties, upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Company Termination Event”):
(i)   the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation or threatened initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which legal action, threatened initiation of a legal action, ruling or order has not been withdrawn or discharged after thirty (30) days;
(ii)   with respect to any particular Consenting Term Lender (but not as to all of the other Parties) upon three (3) days’ prior written notice thereof upon the occurrence of a breach by such Consenting Term Lender of any of its representations, warranties, covenants, or obligations set forth in this Agreement that (if susceptible to cure) remains uncured for a period of three (3) Business Days after the receipt by all of the Consenting Term Lenders of written notice of such breach (which notice periods shall run concurrently); provided that the notice and cure period contained in this Section 6(b)(ii) shall run concurrently with the notice period contained in Section 6(b) hereof;
(iii)   the impossibility of any condition precedent to the Closing Date; or
(iv)   the termination of this Agreement in accordance with its terms by the Required Consenting Lenders.
(c)   Mutual Termination.   This Agreement may be terminated as to all Parties at any time by mutual written consent of the Company Parties and the Required Consenting Lenders (a “Mutual Termination Event”).
(d)   Automatic Termination.   This Agreement will automatically terminate as to all Parties upon (the occurrence of any such event, an “Automatic Termination Event”):
(i)   5:00 p.m., New York City time, on April 15, 2025 if the Closing Date has not occurred before such date, as such date may be extended by mutual written consent of the Company and the Required Consenting

Lenders; provided that in the event of an extension beyond April 15, 2025, any Consenting Term Lender that does not consent to such extension may terminate this Agreement solely with respect to itself upon notice to the Company and the other Consenting Term Lenders;
(ii)   any Company Party or any of its respective subsidiaries commencing insolvency proceedings, including (A) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (B) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (D) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for a Company Party for a substantial part of its assets, or (E) making a general assignment or arrangement for the benefit of creditors; provided in each case that such insolvency proceeding is not dismissed, vacated, or otherwise closed within five (5) Business Days following notice thereof to the Consenting Term Lenders;
(iii)   the entry of an order, judgment, or decree adjudicating the Company Parties or any of their respective subsidiaries bankrupt or insolvent, including the entry of any order for relief with respect to any of the Company Parties or any of their respective subsidiaries under the Bankruptcy Code; provided that such order, judgment, or decree is not stayed, overturned, or vacated within five (5) Business Days following notice thereof to the Consenting Term Lenders;
(iv)   the taking of any binding corporate action by any of the Company Parties or any of their respective subsidiaries in furtherance of any action described in the foregoing clauses (ii) and (iii); or
(v)   upon the consummation of the Transactions on the Closing Date.
(e)   Termination Date and Survival.   The date on which this Agreement is terminated in accordance with this Section 6 with respect to a Party shall be referred to as the “Termination Date” with respect to such Party, and the provisions of this Agreement shall terminate on the Termination Date; provided that Sections 1, 4(i), 6(e), 6(f), 9, 11, 12, 13, 18, 19, 20 and 21 hereof shall survive the Termination Date.
(f)   Effect of Termination.   Upon the Termination Date, this Agreement shall forthwith become null and void and have no further force or effect, each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and there shall be no liability or obligation hereunder on the part of any Party hereto; provided that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to such Termination Date, notwithstanding any termination of this Agreement by any other Party, and (ii) obligations under this Agreement which expressly survive any such termination pursuant to Section 6(e). Upon any Termination Event, unless the Closing Date has occurred, any and all consents, tenders, waivers, forbearances, and votes delivered by a Consenting Term Lender in connection with the Transactions automatically shall be deemed, for all purposes, to be null and void ab initio. Notwithstanding the foregoing or anything herein to the contrary, no Party may exercise any of its respective termination rights as set forth in this Section 6 if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement, unless such failure to perform or comply arises from another Party’s actions or inactions or would not otherwise give rise to a Termination Event in favor of the other Party.
7.   Transfer of Claims and Interests.
(a)   Subject to the terms and conditions of this Agreement and the Election Procedures (if any), each Consenting Term Lender agrees, solely with respect to itself, as expressly identified and limited on its signature page, and not in any other manner with respect to any Affiliates, not to (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest with respect to any of such Consenting Term Lender’s Existing Term Loans, in whole or in part, or (ii) deposit any of such Consenting Term Lender’s Existing Term Loans into a voting trust or grant any proxies or enter into a voting agreement with respect to any such Existing Term Loans (any of the actions described in clauses (i) and (ii) of this Section 7(a) is referred to herein as a “Transfer”; “Transferred” has a meaning correlative thereto; and the Consenting Term Lender making such Transfer is referred to herein as the “Transferor”), unless the Transfer is to another Consenting Term Lender, an Affiliate of the Transferor, an Affiliate of another Consenting Term Lender, or any other entity that, unless it is already a Consenting Term Lender shall (x) first agree in writing to be bound by the terms of this Agreement by executing and delivering to the Company and the Ad Hoc Group Advisors a joinder agreement in the form attached hereto as Exhibit B and (y) agree to be bound by the Transferor’s Lender Election except to the extent Company Parties and Required Consenting Lenders agree (such consent not to be unreasonably withheld, conditioned or delayed) to a change in a Lender Election (any such transferee, a “Permitted Transferee”); provided, further, that the Transferor shall provide prompt notice of any such Transfer to the Company and the Ad Hoc Group Advisors, which such notice shall be no later than the date of such Transfer. Any Transfer in violation of this Section 7 or the Election Procedures (if any), shall be void ab initio.
(b)   Upon the consummation of a Transfer in accordance herewith, such Permitted Transferee shall be deemed to make all of the representations, warranties, and covenants of a Consenting Term Lender, as applicable, as set forth in this Agreement and shall be deemed to be a Consenting Term Lender for all purposes hereunder.
(c)   A Consenting Term Lender that Transfers Existing Term Loans to a Permitted Transferee in accordance with the terms of this Section 7 shall (i) be deemed to relinquish its rights and be released from its obligations under this Agreement solely to the extent of such Transferred Existing Term Loans, (ii) not be liable to any Party to this Agreement for the failure of the Permitted Transferee to comply with the terms and conditions of this Agreement; provided that in no event shall any such Transfer relieve a Consenting Term Lender from liability for its breach or non-performance of its obligations hereunder prior to the date of such Transfer, and (iii) within two (2) Business Days of the Transfer, deliver written notice of the Transfer to the Company and the Ad Hoc Group Advisors, which notice shall include the amount and type of Existing Term Loans that was Transferred.
(d)   This Agreement shall not limit, restrict, or otherwise affect in any way any right, authority, or power of any Consenting Term Lender to acquire additional Existing Term Loans after the Agreement Effective Date, subject to the terms of this Section 7, including without limitation, the agreement to accept a Transferor’s Lender Election except to the extent the Company Parties agree to change a Lender Election with the consent of the Required Consenting Lenders (such consent not to be unreasonably withheld, conditioned or delayed). Any such acquired Existing Term Loans shall automatically and immediately upon acquisition by the Consenting Term Lender be deemed to be subject to the terms of this Agreement. Within two (2) Business Days of any acquisition (calculated based on the settled trade debt) of Existing Term Loans by a Consenting Term Lender, such Consenting Term Lender shall deliver written notice of the acquisition to the Company and the Ad Hoc Group Advisors, which notice shall include the amount and type of Existing Term Loans that was acquired.
(e)   The Parties understand that the Consenting Term Lenders may be engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Parties acknowledge and agree that, to the extent a Consenting Term Lender expressly indicates on its respective signature page hereto that it is executing this Agreement solely on behalf of a specific trading desk(s) and/or business group(s) of the Consenting Term Lender, the obligations set forth in this Agreement shall apply only to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk, business group, or Affiliate of the Consenting Term Lender unless they separately become a party hereto.
(f)   Notwithstanding anything to the contrary herein, (i) a Qualified Market Maker that acquires any Existing Term Loans subject to this Agreement held by a Consenting Term Lender with the purpose and intent of acting as a Qualified Market Maker for such Existing Term Loans shall not be required to become a party to this Agreement as a Consenting Term Lender if such Qualified Market Maker transfers such Existing Term Loans (by purchase, sale, assignment, or other similar means) to a Permitted Transferee within the earlier of ten (10) Business Days after the Qualified Market Maker acquires such Existing Term Loans and three (3) Business Days prior to the Closing Date; provided that a Qualified Market Maker’s failure to comply with this Section 7(g) shall result in the Transfer of such Existing Term Loans to such Qualified Market Maker being deemed void ab initio and (ii) to the extent any person is acting solely in its capacity as a Qualified Market Maker, it may Transfer any ownership interests in the Existing Term Loans that it acquires from a holder of Existing Term Loans that is not a Consenting Term Lender to a Transferee that is not a Consenting Term Lender at the time of such transfer without the requirement that the Transferee be a Permitted Transferee.
(g)   Notwithstanding anything to the contrary in this Section 7, the restrictions on Transfer set forth in this Section 7 shall not apply to (i) liens or encumbrances on any claims and interests in favor of a trustee (on behalf of the secured parties) in connection with any applicable collateralized loan obligations or (ii) the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.
8.   Representations and Warranties.
(a)   Each Party (severally and not jointly), other than, with respect to Section 8(a)(i), Section 8(a)(ii), Section 8(a)(iii), and Section 8(b)(iv), any Party that is a managed account (or portion thereof), represents and warrants to each other Party that:
(i)   such Party is duly organized, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization and has all requisite corporate, partnership, limited liability company, or other organizational power and authority to enter into this Agreement, carry out the Transactions contemplated herein, and perform its respective obligations under this Agreement and the Definitive Documents;
(ii)   the execution, delivery, and performance of this Agreement and the Definitive Documents by such Party do not and shall not, as applicable, (A) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party;
(iii)   as of the Agreement Effective Date (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Agreement; and
(iv)   this Agreement is, and each Definitive Document shall be, a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms.
(b)   Each Consenting Term Lender (severally and not jointly) represents and warrants to the Company that, as of the Agreement Effective Date (or such later date that it delivers its signature page hereto to the other Parties) that:
(i)   it is not a “Defaulting Lender” (under and as defined in the Existing Term Loan Credit Agreement);
(ii)   it either (A) is the beneficial or record owner of the principal amount of the Existing Term Loans indicated on its respective signature page hereto or (B) has sole investment or voting discretion with respect to the principal amount of the Existing Term Loans indicated on its respective signature page hereto and has the power and authority to bind the beneficial owner of such Existing Term Loans to the terms of this Agreement;
(iii)   other than pursuant to this Agreement, the Existing Term Loans held by it indicated on its respective signature page hereto are free and clear of any equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition of any kind that could reasonably be expected to adversely affect in any way such Consenting Term Lender’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;
(iv)   other than the Existing Term Loans indicated on its respective signature page hereto, such Consenting Term Lender does not own any other debt obligations of the Company as of the Agreement Effective Date; and
(v)   (i) it is either (A) a qualified institutional buyer within the meaning of Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an accredited investor (within the meaning of Rule 501 of Regulation D under the Securities Act), (ii) any securities acquired by such Consenting Term Lender in connection with the Transactions contemplated hereby will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act; (iii) it understands that the securities contemplated by this Agreement have not been registered under the Securities Act as of the date hereof and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act; and (iv) it is not acquiring the securities contemplated by this Agreement as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
(c)   The Company represents and warrants to each Consenting Term Lender that, as of the Agreement Effective Date (or such later date that it delivers its signature page hereto to the other Parties) that:
(i)   it is not required to obtain any consent, waiver, authorization, approval, vote or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person, including any shareholder, in connection with the execution, delivery and performance by the Company of the Exchange Agreement, other than: (i) the resolution of the Board of Directors to issue the Securities in accordance with the terms of the Exchange Agreement and the Company’s constitutional documents, which resolution shall be obtained by the Closing Date and shall remain through the Closing Date in effect, (ii) the approval of the stockholders of the Company, which approval shall be obtained by the Closing Date and shall remain through the Closing Date in effect, (iii) the filing of the preliminary Proxy Statement with the SEC and any review by the SEC thereof, and the filing of the definitive Proxy Statement with the SEC, (iv) distribution to the shareholders of the Company of the definitive Proxy Statement or notice of internet availability of the definitive Proxy Statement and other proxy materials, (v) filings on a Current Report on Form 8-K as required by the rules of the SEC, (vi) the notice and/or application(s) to each applicable Trading Market for the issuance and delivery of the Securities and the listing of the Securities for trading thereon in the time and manner required thereby; and (vii) to the extent required, the filing of Form D with the SEC and any filings as are required to be made under applicable state securities laws;
(ii)   it is not required to obtain any consent, waiver, authorization, approval, vote or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person, including any shareholder, in connection with the execution, issuance and delivery by the Company of, and the performance by the Company under, the Shareholder Warrants (including the issuance of any Shareholder Warrant Shares upon exercise of the Shareholder Warrants), other than: (i) the resolution of the Board of Directors to issue and deliver the Shareholder Warrants and any Shareholder Warrant Shares in accordance with the terms of the Shareholder Warrants and the Company’s constitutional documents and, in the case of the Shareholder Warrant Shares, the terms of the Shareholder Warrants, which resolution shall be obtained by the Closing Date and shall remain through the Closing Date in effect, (ii) the filing of a registration statement (including any prospectus) with the SEC registering the Shareholder Warrant Shares and the notice of effectiveness from the SEC related thereto, (iii) filings on a Current Report on Form 8-K as required by the rules of the SEC; and (iv) the notice and/or application(s) to each applicable Trading Market for the issuance and distribution of the Shareholder Warrants and the sale of Shareholder Warrant Shares and the listing of the Shareholder Warrant Shares for trading thereon in the time and manner required thereby and (v) any filings as are required to be made under applicable state securities laws;
(iii)   the Securities are, or will be prior to the Closing Date, duly authorized, subject to approval of the shareholders of the Company, and, when issued in accordance with the Exchange Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens other than restrictions on transfer arising under applicable securities laws;
(iv)   the Shareholder Warrants and Shareholder Warrant Shares will be prior to the Closing Date duly authorized and, when issued and, if applicable, paid for in accordance with the terms of the Shareholder Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens other than restrictions on transfer provided for in the Shareholder Warrants and arising under applicable securities laws; the Shareholder Warrant Shares, when transferred to the relevant holder of Shareholder Warrants in accordance with the terms of the Shareholder Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens other than restrictions on transfer provided for in the Shareholder Warrants; the Company will reserve prior to the Closing Date and will continue to reserve and keep available at all times, free of preemptive rights, the Maximum Number of Shareholder Warrant Shares for the purpose of satisfying the exercise of the Shareholder Warrants

(v)   with respect to the Securities to be offered and sold under the Exchange Agreement in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act; the Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event; the Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Consenting Term Lenders a copy of any disclosures provided thereunder; (B) the Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities; and (C) the Company will notify the Consenting Term Lenders in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person; and
(vi)   the Company will, on or prior to the Closing Date, apply to list or quote the Securities and the Maximum Number of Shareholder Warrant Shares on the primary Trading Market for the Common Stock; and
(vii)   the Company is not, and after giving effect to the offering and sale of the Securities will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
(d)   Each Party that is a managed account (or portion thereof) (severally and not jointly) represents and warrants that the manager or investment advisor executing this Agreement on behalf of such Party has the authority to execute, on behalf of such Party, this Agreement and any other documents that this Agreement requires such Party to execute.
9.   Releases.
(a)   Subject to the occurrence of, and effective from and after, the Closing Date, in exchange for the cooperation with, participation in, and entering into the Transactions by the Consenting Term Lenders and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company Parties (on behalf of themselves and each of their respective predecessors, successors, assigns, agents, subsidiaries, Affiliates, representatives, and any other Person or entity who has rights through them) hereby finally and forever release and discharge the Other Released Parties and their respective property, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state, or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance existing immediately prior to the occurrence of or before the Closing Date arising from, relating to, or in connection with the Existing Term Loans, the Existing Term Loan Documents, the Transactions, the negotiation, formulation, or preparation of this Agreement, the Definitive Documents, or any related guarantees, security documents, agreements, amendments, instruments, or other documents, including those that the Company Parties and their respective subsidiaries or any holder of a claim against or interest in the Company Parties or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity (collectively, the “Company Released Claims”). Further, subject to the occurrence of, and effective from and after, the Closing Date, the Company Parties (on behalf of themselves and each of their subsidiaries) hereby covenant and agree not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against an Other Released Party relating to or arising out of any Company Released Claim. The Company Parties (on behalf of themselves and each of their subsidiaries) further stipulate and agree with respect to all Claims that, subject to the occurrence of, and effective from and after, the Closing Date, they hereby waive, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 9(a).
(b)   Subject to the occurrence of, and effective from and after, the Closing Date, in exchange for the cooperation with, participation in, and entering into the Transactions by the Company Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consenting Term Lenders hereby finally and forever release and discharge the Company Released Parties and their respective property, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state, or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance existing immediately prior to the occurrence of or before the Closing Date arising from, relating to, or in connection with the Existing Term Loans, the Existing Term Loan Documents, the Transactions, the negotiation, formulation, or preparation of this Agreement, the Definitive Documents, or any related guarantees, security documents, agreements, amendments, instruments, or other documents, including those that a Consenting Term Lender or any holder of a claim against or interest in the Consenting Term Lender or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity (collectively, the “Consenting Term Lender Released Claims”). Further, subject to the occurrence of, and effective from and after, the Closing Date, each Consenting Term Lender hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against any Company Released Party relating to or arising out of any Consenting Term Lender Released Claim. Each Consenting Term Lender further stipulates and agrees with respect to all Claims that, subject to the occurrence of, and effective from and after, the Closing Date, it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 9(b).
(c)   Each Consenting Term Lender and each Company Party acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to either the subject matter of this Agreement or any Party hereto but further acknowledges that it is the intention of the Company Parties and each Consenting Term Lender to hereby fully, finally, and forever settle and release all claims among them to the extent provided in this Agreement, whether known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed.
(d)   Notwithstanding the foregoing Sections 9(a), 9(b), and 9(c), nothing in this Agreement is intended to, and shall not, (i) release any Party’s rights and obligations under this Agreement or any of the Definitive Documents, (including, but not limited to, the indemnification contained in Section 11), (ii) bar any Party from seeking to enforce or effectuate this Agreement or any of the Definitive Documents, (iii) release any obligation of any Company Party (or its subsidiaries) under the Existing Term Loan Documents, or (iv) release any causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, or liabilities arising out of or resulting from any act or omission of a Party that constitutes fraud, willful misconduct, or gross negligence, each solely to the extent as determined by a final order of a court of competent jurisdiction.
10.   Entire Agreement; Prior Negotiations.   This Agreement, including all of the exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all other prior negotiations, agreements, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided that any confidentiality agreement or non-disclosure agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.
11.   Indemnification.
(a)   Without limiting or duplication of any Company Party’s obligations under the Existing Documents, and without limiting any Company Party’s obligations under the Definitive Documents, or any related guarantees, security documents, agreements, amendments, instruments, or other relevant documents, each Company Party hereby agrees to indemnify, pay, and hold harmless each Consenting Term Lender and each of its Affiliates and all of their respective officers, directors, members, managers, partners, employees, shareholders, advisors, agents, and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Party”) from and against any and all losses, claims, damages, actions, obligations, penalties, judgments, suits, costs, expenses, disbursements, and liabilities, joint or several, of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for any Indemnified Party, and including any out of-pocket costs associated with any discovery or other information requests), whether direct, indirect, special, or consequential and whether based on any federal, state, or foreign laws, statutes, rules, or regulations (including securities and commercial laws, statutes, rules, or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnified Party, in any manner relating to or arising out of, in connection with, or as a result of (i) this Agreement, the Transactions, the Definitive Documents, or any related guarantees, security documents, agreements, instruments, or other documents, (ii) the negotiation, formulation, preparation, execution, delivery, or performance of the foregoing, or (iii) any actual claim, litigation, investigation, or proceeding relating to the foregoing, regardless of whether any Indemnified Party is a party thereto and whether or not the Transactions contemplated hereby are consummated (such foregoing amounts, “Losses” and such Company Party obligations, the “Indemnification Obligations”). The Company Parties shall reimburse each Indemnified Party reasonably promptly upon written demand therefor (together with reasonable backup documentation supporting such reimbursement request). No Indemnified Party shall be entitled to indemnity hereunder in respect of any Losses to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such Losses arise from (i) the gross negligence, bad faith or willful misconduct by such Indemnified Party (or any of its Related Parties), (ii) the material breach of this Agreement by such Indemnified Party, or (iii) any disputes solely among Indemnified Parties and not arising out of or related to any act or omission of any of the Company Parties.
(b)   Notwithstanding anything to the contrary contained in this Agreement, the Indemnification Obligations set forth herein (i) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Consenting Term Lenders or any other Indemnified Party, (ii) shall survive the expiration or termination of this Agreement and constitute “Obligations” as such term is used in the Credit Agreement for the New First Lien Term Loan Facility, subject to the same order with respect to application of funds as under the Existing Term Loan Credit Agreement, solely to the extent the Indemnification Obligations are not indemnified by the Company Parties pursuant to the Definitive Documents following consummation of the Transactions on terms no less favorable than herein, and (iii) shall be binding on any successor or assign of the Company Parties and the successors or assigns to any substantial portion of its business and assets.
12.   Reservation of Rights.   If the Transactions contemplated herein are not consummated, or if this Agreement is terminated in accordance with its terms (except as a result of the occurrence of the Closing Date), nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights, remedies, or defenses, and the Parties expressly reserve any and all of their respective rights, remedies, or defenses.
13.   FRE 408.   To the extent provided in Federal Rule of Evidence 408 and any other applicable rules of evidence in any applicable jurisdiction, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
14.   Counterparts; Execution.   This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (PDF) or by DocuSign. This Agreement may be executed on behalf of one or more Consenting Term Lenders by such Consenting Term Lender’s investment manager or advisor, which is a signatory hereto solely in its capacity as the investment manager or advisor of such Consenting Term Lender.
15.   Amendments and Waivers.
(a)   Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented, and no provision of this Agreement may be waived, without the prior written consent of (i) the Company Parties, (ii) the Required Consenting Lenders, and (iii) solely to the extent any such modification, amendment, supplement, or waiver has a material, disproportionate, and adverse effect on the economic rights arising hereunder of any individual Consenting Term Lender, such Consenting Term Lender; provided that any modification or amendment to the definition of “Required Consenting Lenders” shall require the consent of each Consenting Term Lender; provided, further, that any modification or amendment to this Section 15(a) or Section 6(d)(i) shall require the consent of the Company Parties and all Consenting Term Lenders.
(b)   No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.
16.   Headings.   The headings of the sections, paragraphs, and subsections of this Agreement are included for convenience only and shall not affect the interpretation of the provisions contained herein.
17.   Acknowledgments; Obligations Several.   Notwithstanding that this Agreement is being executed by multiple Consenting Term Lenders, the obligations of the Consenting Term Lenders under this Agreement are several and neither joint nor joint and several. No Consenting Term Lender shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Term Lender under this Agreement, and nothing contained herein, and no action taken by any Consenting Term Lender pursuant hereto, shall be deemed to constitute the Consenting Term Lenders as a partnership, an association, or a joint venture of any kind, or create a presumption that the Consenting Term Lenders are in any way acting other than in their individual capacities. None of the Consenting Term Lenders shall have any fiduciary duty or other duties or responsibilities of any kind or form to each other, the Company Parties, or any of the Company’s other lenders or stakeholders as a result of this Agreement or the Transactions contemplated hereby. Each Consenting Term Lender acknowledges that no other Consenting Term Lender will be acting as an agent of such Consenting Term Lender in connection with monitoring such Consenting Term Lender’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transactions. Each Consenting Term Lender acknowledges to each other Consenting Term Lender and to each of the Company Parties (including to any Person acting on behalf of any of the Company Parties, including any financial or other advisor of any of the foregoing) that: (a) the Transactions described herein are arm’s-length commercial transactions between the Company and the Company’s Affiliates and each Consenting Term Lender; (b) it has consulted its own legal, accounting, regulatory, and tax advisors to the extent it has deemed appropriate; (c) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating, and understands and accepts, the terms, merits, risks and conditions of the Transactions contemplated hereby, including of the securities to be acquired by it pursuant to such Transactions, and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Party to evaluate the terms, merits, risks and conditions of the Transactions contemplated hereby and of the securities to be acquired by it pursuant to such Transactions; and (d) the Consenting Term Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the other Consenting Term Lenders, the Company, and the Company’s Affiliates or the Affiliates of the other Consenting Term Lenders, and the Consenting Term Lenders have no obligation to disclose any such interests to any other Consenting Term Lender, the Company, the Company’s Affiliates, or the Affiliates of any other Consenting Term Lender. Each Consenting Term Lender further acknowledges for the benefit of each of the Company Parties (including for the benefit of any Person acting on behalf of any of the Company Parties, including any financial, legal or other advisor of any of the foregoing) that it has, independently and without reliance upon any statement, representation or warranty made by any Party or Person (or any such other Party’s or Person’s financial, legal or other advisors or representatives), other than those expressly contained in this Agreement, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it has not relied on the credit analysis and decision or due diligence investigation of any other Party or Person (or any such other Party’s or Person’s financial, legal or other advisors or representatives). No securities of the Company are being offered or sold hereby, and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company. The Consenting Term Lenders are not intended to be, and shall not be deemed to be, a “Group” for purposes of Section 13(d) of the Exchange Act.
18.   Specific Performance; Damages.   It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such actual, alleged, or threatened breach of this Agreement, including, without limitation, a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations in this Agreement. Notwithstanding anything to the contrary in this Agreement, in no event shall any Party or its representatives be liable to any other Party hereunder for any punitive, incidental, consequential, special, or indirect damages, including the loss of future revenue or income or opportunity, relating to the breach or alleged breach of this Agreement.
19.   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any choice of law provision that would require the application of the laws of another jurisdiction. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto agrees not to challenge the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section 19, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE. Each Party (a) certifies that no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 19.
20.   Notices.   All notices (including, without limitation, any notice of termination as provided for herein) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the earliest of the following: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail if sent during the normal business hours of the recipient, and if not so confirmed, on the next Business Day; (c) three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; and (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery (with an email upon sending to the Party to be notified), with written verification of receipt. All communications shall be sent:
(a)   If to the Company:
Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri,
Luxembourg City
Luxembourg L-1724
Attn: Greg Ritts
Email: Gregory.Ritts@altisource.lu
With copies to:
Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attn: Alex Cota and Matt Garofalo
Email: alexcota@paulhastings.com and mattgarofalo@paulhastings.com

(b)   If to the Ad Hoc Group:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn:
Damian S. Schaible
Natasha Tsiouris
Jon Finelli
David Kratzer

Email:
damian.schaible@davispolk.com
natasha.tsiouris@davispolk.com
jon.finelli@davispolk.com
david.kratzer@davispolk.com

21.   No Third-Party Beneficiaries.   Other than with respect to the Persons (and their advisors and representatives) referenced in Section 17 above (and solely to the extent set forth in such Section 17) and unless otherwise expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other Person shall be a third-party beneficiary hereof; provided that it is acknowledged and agreed that (a) each Other Released Party is a third-party beneficiary with respect to Section 9(a) hereof and shall be permitted to enforce such provision in accordance with its terms and (b) each Company Released Party is a third-party beneficiary with respect to Section 9(b) hereof and shall be permitted to enforce such provision in accordance with its terms.
22.   Publicity; Non-Disclosure.
(a)   The Company will disclose this Agreement on the Agreement Effective Date at 5:00 p.m. (EST) or promptly (but not more than four business days (as such term is defined by the SEC for purposes of filing deadlines for Form 8-K)) thereafter by publicly filing a Form 8-K or any periodic report required or permitted to be filed by the Company under the Exchange Act with the SEC or, if the SEC’s EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information (the “Public Disclosure”). The Company will deliver drafts to the Ad Hoc Group Advisors of such Public Disclosure at least twenty-four (24) hours (or such shorter time as may be agreed by the Ad Hoc Group Advisors) before making any such disclosure. Any Public Disclosure shall be reasonably acceptable to the Company Parties and reasonably acceptable to the Required Consenting Lenders. For the avoidance of doubt, the Company Parties shall be permitted to make any Public Disclosure upon the failure of the Required Consenting Lenders (including by or through the Ad Hoc Group Advisors) to respond within twenty-four (24) hours of receipt of such consent request. Under no circumstances may any Party make any Public Disclosure of any kind that would disclose either: (a) the holdings of any Consenting Term Lender (including on the signature pages of the Consenting Term Lenders, which shall not be publicly disclosed or filed) of any Existing Term Loans, or of any other debt obligations of the Company, whether prior to or after the consummation of the Transactions, or (b) the identity of any Consenting Term Lender, in each case without the prior written consent of such Consenting Term Lender or an order of a court of competent jurisdiction or as otherwise required by applicable securities laws as reasonably as determined by a Party based on reasonable advice of external counsel; provided that, notwithstanding the foregoing, the Company Parties shall not be required to keep confidential the aggregate holdings of all Consenting Term Lenders, and each Consenting Term Lender hereby consents to the disclosure of the execution of this Agreement by the Company Parties, and the terms and contents hereof, to the administrative agents or collateral agents under the Existing Term Loan Documents and in any filings required by applicable law or regulation or the rules of any applicable stock exchange or regulatory body.
(b)   Other than as may be required by applicable law and regulation or by any governmental or regulatory authority as determined by a Party based on reasonable advice of external counsel, no Party shall issue any press release, make any filing with the SEC, or make any other public announcement with respect to this Agreement or the Transactions (except with respect to updates with respect to the aggregate number or holdings of the Consenting Term Lenders) without the consent of the Company Parties and the Required Consenting Lenders, which consent shall not be unreasonably delayed, conditioned, or withheld. For the avoidance of doubt, the Parties shall be permitted to make any filing or publish, issue, or file any public announcement or communication upon the failure of the Company Parties and the Required Consenting Lenders (including by or through the Ad Hoc Group Advisors), as applicable, to respond within two (2) Business Days of receipt of such consent request. For the avoidance of doubt, each Party shall have the right, without any obligation to any other Party, to decline to comment to the press with respect to this Agreement.
23.   Successors and Assigns; Severability.   This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators, and representatives; provided that this Section 23 shall not be deemed to permit Transfers other than in accordance with the express terms of this Agreement. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction.
24.   Email Consent.   Where a written consent, acceptance, approval, notice, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, notice, or waiver shall be deemed given if, by agreement between the Parties (or their counsel) submitting and receiving such consent, acceptance, approval, notice, or waiver, it is conveyed in writing (including electronic mail) between such Parties (or their counsel) without representations or warranties of any kind.
25.   Error; Ambiguity.   Notwithstanding anything to the contrary herein, to the extent counsel to the Company Parties or the Ad Hoc Group Advisors identify, within four (4) Business Days following the Agreement Effective Date, any clear errors, material ambiguities, or internally inconsistent provisions within or among this Agreement, each Party hereto covenants and agrees that it will endeavor in good faith to enter into reasonable and mutually satisfactory modifications to this Agreement to remedy such errors, ambiguities, or inconsistent provisions.
26.   Joinder.   Additional holders of Existing Term Loans and/or investment advisors, sub-advisors, or managers of discretionary accounts (together with their respective successors and permitted assigns) that hold Existing Term Loans and that have authority to bind the beneficial owners of such Existing Term Loans to the terms of this Agreement, as applicable, may become party to this Agreement from time to time by agreeing in writing to be bound by the terms of this Agreement (any such person, an “Additional Consenting Term Lender”) by executing and delivering to the Company and the Ad Hoc Group Advisors a joinder agreement in the form attached hereto as Exhibit C. Upon the execution and delivery of such joinder agreement, such Additional Consenting Term Lender shall be deemed to make all of the representations, warranties, and covenants of a Consenting Term Lender, as applicable, as set forth in this Agreement and shall be deemed to be a Party and a Consenting Term Lender for all purposes under this Agreement as if it was originally party hereto.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, all as of the day and year first written above.
ALTISOURCE S.À R.L.
By:
/s/ William B Shepro

Name:
William B. Shepro

Title:
Manager

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
By:
/s/ William B Shepro

Name:
William B. Shepro

Title:
Chairman and Chief Executive Officer

[Signature Page to Transaction Support Agreement]

[Lenders Signatures Omitted]
[Signature Page to Transaction Support Agreement]

Exhibit A
Term Sheet

Altisource Portfolio Solutions S.A.
Amendment and Extension Term Sheet
This term sheet (the “Term Sheet”) summarizes certain key terms of a potential exchange, amendment, maturity extension and related transactions (the “Transactions”) in respect of Term Loans under the Credit Agreement.2
This term sheet is not intended to be and should not be construed as an offer, a commitment or an agreement to lend, but rather is intended only to be indicative of certain terms and conditions. All terms and conditions contained in this term sheet (including, but not limited to, all economic terms contained herein) are preliminary and are being shared subject to further diligence and internal approvals in all respects. No person or entity shall have any obligation to commence or thereafter continue any negotiations to enter into any definitive, binding agreement with respect to any extension of credit to, or other transaction with, Altisource Portfolio Solutions S.A. and/or any of its subsidiaries or affiliates, and no person or entity should rely on an eventual formation of any agreement. This term sheet is nonbinding and is being presented for discussion and settlement purposes and is entitled to protection from any use or disclosure pursuant to Federal Rule of Evidence 408 and analogous state law. The Transactions are subject to approval of the Board of Directors and shareholders of Altisource Portfolio Solutions S.A., as applicable.
General Terms
Existing Term Loan Lenders
The holders (together with their successors and assigns, the “Existing Term Loan Lenders”) of the outstanding Term Loans under the Credit Agreement (the “Existing Term Loans”) immediately prior to the Transaction Effective Date (as defined below).

Ad Hoc Group / SteerCo
The group of Existing Term Loan Lenders (or investment advisors or managers acting on behalf of lenders) (the “Ad Hoc Group”) each on behalf of themselves or certain funds, accounts, and other investment vehicles that hold Existing Term Loans. The Steering Committee negotiating this Term Sheet and other documents related hereto shall include UBS Asset Management (Americas) LLC (“UBS”); and Napier Park Global Capital (US) LLP (“Napier”); and Regatta Loan Management LLC (collectively, the “SteerCo”).

Consenting Rolling Lenders
The Existing Term Loan Lenders, as designated in the Transaction Support Agreement, that consent to the amendments to the Credit Agreement set forth herein (the “Credit Agreement Amendments”) and exchange their Existing Term Loans for extended maturity term loans and Altisource Shares (the “Consenting Rolling Lenders”).

Consenting Selling Lenders
To the extent the Company identifies third-party new money financing willing to participate in the Transactions on the terms provided by this Term Sheet and the timeline set forth in the Transaction Support Agreement, the Company and the Required Consenting Lenders shall negotiate a “cash-out” option in good faith (any such Existing Term Lenders that, to the extent available, elect such option, the “Consenting Selling Lenders” and together with the Consenting Rolling Lenders, the “Consenting Lenders”). The purchase price for such “cash-out” option shall be capped at 30% of the par value of the “cashed-out” Existing Term Loans. If the Company is not able to identify and procure any such third-party new money financing described above (other than, for the avoidance of doubt, a New Super Senior Facility) or is unable to reach agreement on terms of a cash out option with the Required Consenting Lenders, then any Consenting Selling Lender shall automatically be deemed to be Consenting Rolling Lenders that are to receive Exchange First Lien Loans on account of their Existing Term Loans as more fully set forth below.

2
Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Amended and Restated Credit Agreement, dated as of February 9, 2023 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), by and among Altisource S.À R.L. (the “Borrower”), as borrower, Altisource Portfolio Solutions S.A. (together with its subsidiaries the “Company”) as holdings, the lenders from time-to-time party thereto and the other parties thereto.

New Super Senior Credit Facility
New Super Senior Credit Facility
The Company may secure and maintain a new super senior credit facility and any refinancings thereof (which may be in the form of term loans, revolving loans or similar facility) to replace the Existing Revolving Facility3 (the “New Super Senior Facility”) with borrowing capacity up to $12.5 million, which may be provided by UBS.

Term	The maturity date of the New Super Senior Facility shall be a date no later than four (4) years from date of the closing of the Transactions as may be agreed by Company.
Collateral	The loans under the New Super Senior Facility (the “New Super Senior Loans”) may be secured by assets of the Company that secure the Exchange First Lien Loans on a senior basis.
New Credit Facility
Exchange First Lien Loans
On the Transaction Effective Date, the Consenting Rolling Lenders will tender their Existing Term Loans to the Borrower (or any other Company entity as mutually agreed by the Company and the Required Consenting Lenders) in exchange for their pro rata share of (i) new first lien loans (the “Exchange First Lien Loans”) under a new credit agreement (the “Exchange First Lien Loan Credit Agreement”) in an aggregate principal amount of up to $110 million (the “Par Value of Exchange First Lien Loans”) and (ii) common stock of Altisource Portfolio Solutions S.A. (the “Altisource Shares”) that, in the aggregate, will equal up to 63.50% of the common stock outstanding immediately following the Transaction Effective Date (pro forma for such issuance to Existing Term Loan Lenders and for Management RSUs (as defined below) and assuming the full exercise of the Outstanding Lender Warrants, but excluding any shares of common stock issued prior to the Transaction Effective Date pursuant to a capital raising transaction). The pro rata share of each Consenting Rolling Lender will be calculated as a percentage equal to (i) the aggregate principal amount of Existing Term Loans owned by such Consenting Rolling Lender on the Transaction Effective Date (giving effect to any pending assignments as if such assignments have settled), divided by (ii) the aggregate principal amount of Existing Term Loans on the Transaction Effective Date.
All accrued and unpaid cash interest on Existing Term Loans that are exchanged shall be paid in full in cash on the Transaction Effective Date.

Maturity Date	April 30, 2030
Interest Rate	SOFR + 6.50%, payable quarterly in cash; SOFR floor of 3.50%.
Default Interest	Consistent with the existing Credit Agreement.
Amortization
1.0% per annum of Par Value of Exchange First Lien Loans, payable quarterly in cash. Any amortization payments shall be applied ratably to the Par Value of Exchange First Lien Loans and Exit Premium as described in the “Exit Premium” section below.

Exit Premium
The New Credit Agreement shall provide for an Exit Premium (which shall be non-interest-bearing) in an aggregate amount of up to $50 million (the “Exit Premium”). The Exit Premium shall be payable (on a ratable basis based on principal amounts of Exchange First Lien Loans prepaid, repaid or accelerated) upon any voluntary or mandatory prepayment (including on the Maturity Date or in connection with any refinancing, exchange, redemption or discharge of the Exchange First Lien Loans) or if all or a portion of the Exchange First Lien Loans are accelerated (or deemed accelerated) for any reason, including because of the occurrence and continuance of any event of default, the commencement of any bankruptcy, examinership, reorganization, insolvency or liquidation proceeding or other proceeding pursuant to any applicable debtor relief law or in connection with any sale, disposition or encumbrance. Any payment of the Exchange First Lien Loans will first be applied to accrued and unpaid interest and then be applied on a pro rata basis to the Par Value of Exchange First Lien Loans and the Exit Premium (i.e., for each $1.00 prepaid, $0.6875 shall be applied to Par Value of Exchange First Lien Loans and $0.3125 shall be applied to Exit Premium).

3
On June 22, 2021 Altisource S.à r.l entered into a revolving credit facility with STS Master Fund, LTD, which was amended effective February 9, 2023 (the “Existing Revolving Facility”).

New Credit Facility
Ratings
Exchange First Lien Loan Credit Agreement to include covenant that the Company use commercially reasonable efforts to obtain within 30 days from the date of closing of the Transactions (the “Closing Date”), as may be extended subject to the reasonable consent of the Required Consenting Lenders (i) a public corporate family rating issued by Moody’s and a public corporate credit rating issued by S&P and (ii) a public credit rating from each of Moody’s and S&P with respect to the Exchange First Lien Loans.

Equity
Consenting Rolling Lenders will receive their pro rata share of Altisource Shares (as described in the Exchange First Lien Loans section above) rounded down in the event of fractional shares, on the Transaction Effective Date.
Additional terms and conditions with respect to the Altisource Shares shall be documented in the Exchange Agreement that shall set forth the rights described herein and other terms and conditions. In addition, the Altisource Shares shall be subject to a customary registration rights agreement (the “RRA”) to register the resale of the Altisource Shares under the Securities Act of 1933, as amended (the “Securities Act”), which shall include a carve-out from any Company duty to register any Altisource Shares that are freely tradable, including without any volume or manner of sale restrictions, under Rule 144 promulgated under the Securities Act.
The Exchange First Lien Loan Credit Agreement will include a cross-default provision for any failure by the Company to comply in any material respect with any of the material terms of the RRA.
The Altisource Shares will be subject to a standard lock-up agreement, subject to customary exceptions, including, but not limited to, for liquidating funds/counts, ending 210 calendar days after the Transaction Effective Date.
Lenders holding Altisource Shares shall be required to hold such shares in a manner to not result in Altisource being treated as a “controlled foreign corporation.”

Cash Received from the Exercise of Cash Exercise Shareholder Warrants	A minimum of 95% of proceeds the Company receives in connection with the exercise of Cash Exercise Shareholder Warrants shall be used to prepay the Exchange First Lien Loans.
Financial Covenants	None; consistent with current Credit Agreement.
Other Affirmative and Negative Covenants
Other affirmative and negative covenants, including expanding certain baskets as compared to the existing Credit Agreement and other protections, to be agreed upon by the Required Consenting Lenders and the Company; provided that (i) First Lien Credit Loan Agreement shall prohibit any third-party refinancing of the New Super Senior Facility without the consent of the “Required Lenders” under the Exchange First Lien Loan Credit Agreement and, once repaid, capacity to incur loans under the New Super Senior Facility under the Exchange First Lien Loan Credit Agreement shall be permanently reduced and may not be incurred again without the consent of the “Required Lenders” under the Exchange First Lien Loan Credit Agreement and (ii) there shall be a covenant that if the Borrower reasonably believes an amendment, modification, supplement or waiver to the Onity master services agreements and term sheets or the Rithm cooperative brokerage agreement4 would in the aggregate have a material negative impact on Holdings and its subsidiaries (taken as a whole), the Borrower shall notify the Lenders prior to entry into any such amendment, modification, supplement or waiver, and, if the Required Lenders provide reasonable objections or conditions with respect thereto within five business days from the receipt of notice from the Borrower, the Borrower shall reasonably address such objections or conditions before entering into such amendment, modification, supplement or waiver; provided that if objections or conditions are not received by the Borrower from the Required Lenders within five business days from receipt of notice, such amendment, modification, supplement or waiver shall be deemed approved.

4
Description of Onity and Rithm agreements to be updated upon further due diligence by the Commitment Parties.

New Credit Facility
Events of Default
Events of default to include if any of the Onity master services agreements and term sheets or the Rithm cooperative brokerage agreement have been terminated on a final, non-appealable basis prior to their existing expiration dates.

ECF Sweep
Beginning with the fiscal year ending December 31, 2025, any Available Trailing Excess Cash Flow Amount (as defined below) shall be applied within 5 business days after the financials are delivered (or required to be delivered) for each of the Company’s fiscal years (each, an “ECF Sweep Date”) to the prepayment of: first, the Super Senior Loans and, second, the Exchange First Lien Loans, in each case, at par, together with accrued and unpaid interest on principal amounts being so prepaid.
“Available Trailing Excess Cash Flow Amount” shall mean, with respect to any ECF Sweep Date, the lesser of (a) 75% of the aggregate Excess Cash Flow (as defined in the Credit Agreement) for the most recently ended fiscal year of the Company for which financial statements have been delivered and (b) an amount which, immediately after giving effect to such repayment, would leave the Company with no less than $30 million of total cash on the balance sheet.

Implementation; Amendments to Credit Agreement
Conditions
The Transactions shall be subject to (1) agreement by 100% of the outstanding Existing Term Loans immediately prior to the Transaction Effective Date to become Consenting Lenders (or such lower amount as may be determined by the Company with the consent of the Required Consenting Lenders) and (2) other conditions precedent satisfactory to the Company and the Required Consenting Lenders.

Implementation
The Company and/or the Borrower will offer on a pro rata basis to all Existing Term Loan Lenders immediately prior to the effective date of the Transactions (the “Transaction Effective Date”) the opportunity to exchange 100% of the principal amount of such Existing Term Loan Lender’s Existing Term Loans for Exchange First Lien Loans and Altisource Shares, as described herein. Additional implementation mechanics to be acceptable to the Company and the Required Consenting Lenders.

Other Terms
Fees and Expenses
The reasonable and documented fees and expenses, related to the Transactions, including the documentation of this Term Sheet, the Credit Agreement Amendments and the Altisource shares agreements, incurred by the Ad Hoc Group in connection with the Transactions shall be paid by the Company. Counsel to the Ad Hoc Group shall provide a non-binding budget of expected fees and expenses to the Company, and the Company shall sign a standard fee letter in connection herewith; provided that, for the avoidance of doubt, such budget shall not be a cap on fees and expenses payable pursuant to the foregoing.

Transaction Costs
The Company will use commercially reasonable efforts to secure a source of funding for the transaction costs associated with the Transactions. The Consenting Rolling Lenders will use commercially reasonable efforts to assist the Company in securing funding for the transaction costs associated with the Transactions (such commercially reasonable efforts excluding, for the avoidance of doubt, the Consenting Rolling Lenders providing financing for or paying such transaction costs). The proceeds of any new money financing or sale of equity prior to the Closing Date shall be first used as funding for the transaction costs associated with the Transactions.

Other Terms
Existing Shareholder Warrants
The following will receive their pro rata share of Warrants (the “Shareholder Warrants’) to purchase 115 million5 Altisource Shares:
•
Altisource Shares held by shareholders as of a record date preceding the Transaction Effective Date;

•
Restricted share units (“RSUs”), including the Management RSUs that are to be issued in conjunction with the Transactions (these Shareholder Warrants shall only be exercisable to the extent that the RSUs to which they relate subsequently vest, otherwise such applicable Shareholder Warrants will be cancelled);

•
Altisource Shares issued upon exercise of the Warrants (as defined in the Credit Agreement) issued in connection with the February 2023 amendment to the Credit Agreement, the “Outstanding Lender Warrants”), which Outstanding Lender Warrants shall be required to be fully exercised immediately before the Transaction Effective Date; and

•
Any Outstanding Lender Warrants that are not exercised immediately before the Transaction Effective Date.

The issuance of Warrant Shares upon exercise of the Shareholder Warrants shall be registered under the Securities Act and shall be transferable. The exercise price for each Shareholder Warrant shall be equal to $1.206 (the “Strike Price’). The Shareholder Warrants may, subject to compliance with federal securities laws, be exercised at any time prior to the applicable expiration date.
Fifty percent (50%) of the Shareholder Warrants shall be exercisable on a cash basis (the “Cash Exercise Shareholder Warrants’); provided that the Shareholder Warrants may only be exercised after the first date on which the Company’s 15-day VWAP equals or exceeds the Strike Price. Fifty percent (50%) of the Shareholder Warrants shall be exercisable on a cashless basis (the “Net Settle Shareholder Warrants’). The Cash Exercise Shareholder Warrants, if not previously exercised or terminated, will expire on March 31, 2029. The Net Settle Shareholder Warrants, if not previously exercised or terminated, will expire on April 30, 2032.

Management Restricted Share Units
Management will receive, on the Transaction Effective Date, RSUs (the “Management RSUs’), which, if vested pursuant to their terms, would, in the aggregate, equal up to 5.00% of the common stock outstanding immediately following the Transaction Effective Date6 (pro forma for such issuance). The Compensation Committee of the Board of Directors will allocate the Management RSUs to members of management in its sole discretion and a portion of such Management RSUs may be reserved and granted to management at a future date. One third (33.33%) of the Management RSUs will vest on the one-year anniversary of the Transaction Effective Date.
One third (33.33%) of the Management RSUs will vest on the two-year anniversary of the Transaction Effective Date. The remainder of the Management RSUs will vest on the three-year anniversary of the Transaction Effective Date.

Lender Group
The Lenders shall not take any action which could constitute formation of a group as such term is defined in Section 13(d)(3) of the Securities Exchange Act or Rule 13d-5 promulgated thereunder in connection with negotiating this amendment. No lender shall become the beneficial owner of 45% or more of the common stock of Altisource Portfolio Solutions S.A.

Tax Matters
The parties shall work together in good faith and use commercially reasonable efforts to structure and implement the Transactions in a tax efficient manner for the Company and the Consenting Lenders, and such structure and implementation shall be subject to the consent (not to be unreasonably withheld, conditioned or delayed) of the Required Consenting Lenders.

5
All Altisource Share amounts and per share amounts are subject to proportional adjustment in the event of a stock split.

6
All Altisource Share amounts and per share amounts are subject to proportional adjustment in the event of a stock split.

Other Terms
Governance
Following closing of the Transactions, certain Consenting Rolling Lenders having beneficial ownership of no more than 40% of the outstanding common stock of Altisource Portfolio Solutions S.A. on a pro forma basis, as of the date of the closing of the Transactions, shall have the right to appoint and/or nominate, in the aggregate, two (2) board members to the Company’s current Board of Directors. Additional terms and mechanics regarding such appointment rights, shall be agreed between the Company and the Required Consenting Lenders.

Definitive Documents
The definitive documentation shall be consistent with this Term Sheet and otherwise mutually agreed in good faith between the Company and the Required Consenting Lenders. To the extent of any scrivener’s error or any ambiguous or inconsistent term set forth herein, the Company and the Required Consenting Lenders shall cooperate in good faith to (and shall be able to, without any further consent unless expressly required by the Transaction Support Agreement) address a resolution thereto in the definitive documentation.

*******

Exhibit B
FORM OF PERMITTED TRANSFEREE JOINDER
The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (together with the exhibits and attachments thereto (including the Term Sheet), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of [•], 2024, entered into by and among (i) Altisource Portfolio Solutions S.A. (the “Company”), (ii) certain affiliates of the Company, (iii) [Transferor’s Name] (the “Transferor”), and (iv) other holders of the Existing Term Loans and (b) with respect to the Existing Term Loans to be acquired from the Transferor, agrees from and after such acquisition to be bound by the terms and conditions of the Agreement, without modification and subject to the Election Procedures, and shall be deemed a “Consenting Term Lender” and a “Party” for all purposes under the terms of the Agreement. The Transferee hereby makes as of the date hereof all representations and warranties made in the Agreement by all other Consenting Term Lenders. All Existing Term Loans held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement. All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at the address set forth in the Transferee’s signature below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
This Permitted Transferee Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any choice of law provision that would require the application of the laws of another jurisdiction.
Date Executed:                  , 202[•]
[Name of Transferee]
By:

Name:

Title:

Notice Information:

Holdings:
Beneficial/Record Ownership
Existing Term Loans	$	[ ]

Exhibit C
FORM OF ADDITIONAL CONSENTING TERM LENDER JOINDER
The undersigned (the “Additional Consenting Term Lender”) hereby (a) acknowledges that it has read and understands the Transaction Support Agreement (together with the exhibits and attachments thereto (including the Term Sheet), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of [•], 2024, entered into by and among (i) Altisource Portfolio Solutions S.A. (the “Company”), (ii) certain affiliates of the Company, and (iii) other holders of Existing Term Loans, (b) represents that it either (i) is the beneficial or record owner of the principal amount of Existing Term Loans indicated on its signature page hereto or (ii) has sole investment or voting discretion with respect to the principal amount of Existing Term Loans indicated on its signature page hereto and has the power and authority to bind the beneficial owner of such Existing Term Loans to the terms of this Agreement, and (c) with respect to the Existing Term Loans held by such Additional Consenting Term Lender, agrees from and after the date of this joinder to be bound by the terms and conditions of the Agreement, subject to the Election Procedures, and shall be deemed a “Consenting Term Lender,” a “Consenting Term Lender,” and a “Party” for all purposes under the terms thereof. The Additional Consenting Term Lender hereby makes, as of the date hereof, all representations and warranties made in the Agreement by all other Consenting Term Lenders. All Existing Term Loans held by the Additional Consenting Term Lender (now or hereafter) shall be subject in all respects to the Agreement. All notices and other communications given or made pursuant to the Agreement shall be sent to the Additional Consenting Term Lender at the address set forth in the Additional Consenting Term Lender’s signature below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
This Additional Consenting Term Lender Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any choice of law provision that would require the application of the laws of another jurisdiction.
Date Executed:                  , 202[•]
[Name of Additional Consenting Term Lender]
By:

Name:

Title:

Notice Information:
Holdings:
Beneficial/Record Ownership
Existing Term Loans	$	[ ]

Appendix B
NON- GAAP MEASURES Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Net Debt and Interest-bearing Net Debt, which are presented elsewhere in this presentation, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to net income (loss) attributable to Altisource and long-term debt as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, and cash flows from operating activities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information presented should not be unduly relied upon.These non-GAAP measures are presented as supplemental information and reconciled to the appropriate GAAP measures in the Appendix.© 2024 Altisource All Rights Reserved.

PRO FORMA CAPITALIZATION SUMMARY 1Transaction Expected to Initially be Accretive as the Reduction in Debt Exceeds the Impact from the Grant of New Equity to (in 000s)Debt Outstanding: Lenders As of 12-13-24 Contemplated Transactions New Debt (Interest-bearing) $230,590$ (120,590) Exit Fee (Non-interest-bearing)-50,000Super Senior Facility (Interest-bearing)-12,500 Debt Outstanding230,590(58,090)Cash and Cash Equivalents29,0006,250Illustrative Market Capitalization22,46864,340Diluted Shares Outstanding330,36662,456 Share Price $0.74$ 0.20 Interest-bearing Net Debt4: Interest-bearing Debt less Cash and Cash Equivalents $201,590$ (114,340) 1 The information presented is for illustration purposes only and is based upon certain assumptions that we believe are reasonable as of the date of this presentation. However, these assumptions are inherently subject to change, risks and uncertainties and actual results may differ materially from those shown here. The actual performance could be influenced by a variety of factors including, among others, market conditions, operational performance, regulatory changes and unforeseen events. Actual accounting and stock price may differ2 Pro Forma figures represent the amounts immediately following the contemplated transactions and do not include the impact from the potential exercise of any Stakeholder Warrants3 Diluted shares outstanding as of December 13, 2024 represents current shares outstanding, the assumed exercise of penny warrants and estimated existing restricted stock units anticipated to vest4 This is a non-GAAP measure defined and reconciled in the Appendix© 2024 Altisource All Rights Reserved.

CREDIT METRICS PRO FORMA FOR NEW DEBT 1Transaction Would Substantially Improve Company’s Leverage and Debt Service Coverage Ratios; These Metrics Would Further Improve if Net Debt Declines from Excess Cash Flow and Proceeds Received from the Cash Exercise of Stakeholder WarrantsCredit Metrics ($ in 000s):As of12-13-24ContemplatedTransactionsProForma2Illustrative Leverage Ratio3 at various Adjusted EBITDA5 levels:$ 20,00010.1x-5.7x4.4x25,0008.1x-4.6x3.5x30,0006.7x-3.8x2.9x35,0005.8x-3.3x2.5x40,0005.0x-2.9x2.2xIllustrative Debt Service Coverage Ratio4 at various Adjusted EBITDA5 levels:$ 20,0000.9x0.5x1.4x25,0001.1x0.6x1.7x30,0001.3x0.7x2.0x35,0001.6x0.8x2.4x40,0001.8x0.9x2.7x1 The information presented is for illustration purposes only and is based upon certain assumptions that we believe are reasonable as of the date of this presentation. However, these assumptions are inherently subject to change, risks and uncertainties and actual results may differ materially from those shown here. The actual performance could be influenced by a variety of factors including, among others, market conditions, operational performance, regulatory changes and unforeseen events. Actual accounting and stock price may differ2 Pro Forma figures represent the amounts immediately following the contemplated transactions and do not include the impact from the potential cash exercise of any Stakeholder Warrants3 Leverage Ratio herein is calculated as Net Debt (interest-bearing debt less cash and cash equivalents) divided by Adjusted EBITDA54 Debt Service Coverage Ratio is calculated as Adjusted EBITDA5 divided by cash interest expense. Cash interest expense is based on SOFR of 4.36% as of December 12, 2024 and the anticipated outstanding balance on the Existing Term Loans as of December 31, 20245 This is a non-GAAP measure defined in the Appendix© 2024 Altisource All Rights Reserved.

ILLUSTRATION – EXERCISE OF STAKEHOLDERWARRANTS 1Transaction Should Substantially Improve the Company’s Balance Sheet and Provide Current Shareholders the Potential for Value Creation through Future Increased Ownership of the Company Should the Share Price Increase(in 000s)Illustrative Adjusted EBITDA2$25,000$ 30,000$ 35,000$ 40,000$ 45,000$ 50,000Illustrative Adjusted EBITDA Multiple8.08.08.08.08.08.0Illustrative Enterprise Value200,000240,000280,000320,000360,000400,000Less: Net Debt2Debt, Including Exit Fee(172,500)(172,500)(172,500)(172,500)(172,500)(172,500)Cash and Cash Equivalents35,25035,25035,25035,25035,25035,250Cash from Exercise of Shareholder Warrants-- 69,000 69,000 69,000 69,000Net Debt2 (137,250) (137,250) (68,250) (68,250) (68,250) (68,250)Illustrative Implied Equity Value62,750102,750211,750251,750291,750331,750Diluted Shares Outstanding:Immediately Following Transaction92,82292,82292,82292,82292,82292,822From Assumed Exercise of Stakeholder Warrants - Cash to Exercise--57,50057,50057,50057,500From Assumed Exercise of Stakeholder Warrants - Settled in Net Shares--6,309 12,661 17,771 21,762Diluted Shares Outstanding92,822 92,822 156,631 162,982 168,093 172,083Illustrative Equity Value per Share$0.68$1.11$1.35$1.54$1.74$1.93Illustrative Ownership % Post-Transaction of Diluted Shares Currently Outstanding33%33%55%56%57%58%Illustrative % Increase in Equity Value of Diluted Shares Currently Outstanding3-9%50%150%261%373%485%1 The information presented is for illustration purposes only and is based upon certain assumptions that we believe are reasonable as of the date of this presentation. However, these assumptions are inherently subject to change, risks and uncertainties and actual results may differ materially from those shown here. The actual performance could be influenced by a variety of factors including, among others, market conditions, operational performance, regulatory changes and unforeseen events. At each Adjusted EBITDA level in each column, it is assumed that the Stakeholder Warrants are exercised at that point in time. Other than cash received from the exercise of Stakeholder Warrants, the illustration assumes cash remains static other than from the Super Senior Secured Term Loan proceeds.2 This is a non-GAAP measure defined in the Appendix3 The percentage increase in Equity Value of Diluted Shares Currently Outstanding is based upon the closing share price of $0.74 as of December 13, 2024© 2024 Altisource All Rights Reserved.

N O N - G A A PM E A S U R E SEBITDA, Adjusted EBITDA and Net Debt are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to net income (loss) attributable to Altisource and long-term debt as measures of Altisource’s performance.•EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization and intangible asset amortization expense from GAAP net loss attributable to Altisource•Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from net loss attributable to Altisource•Net Debt is calculated as long-term debt, including current portion, minus cash and cash equivalents•Interest-bearing Net Debt is calculated as long-term debt, including current portion, minus non-interest-bearing long- term debt, including current portion, minus cash and cash equivalents© 2024 Altisource All Rights Reserved.

N O N - G A A PM E A S U R E SAs of 12-13-24 Contemplated Transactions Pro Forma1 Long-term debt, including current portion Less: $230.6$ 58.1 $172.5 Non-interest bearing long-term debt, including current portion-50.0(50.0) Cash and cash equivalents(29.0)6.3(35.3) Interest-bearing Net Debt $201.6$ 114.3$ 87.3 © 2024 Altisource All Rights Reserved. Note: Numbers may not sum due to rounding

Appendix C
Altisource Portfolio Solutions S.A. Société anonyme Siège social: 33, Boulevard Prince Henri, L-1724 Luxembourg R.C.S. Luxembourg: B 72 391
“Chapter I. Form, Corporate Name, Registered Office, Object, Duration
Art. 1. Form, Corporate Name.   There is established among the subscriber(s), and all those who may become owners of the shares of the company hereafter issued, a company in the form of a public limited liability company (société anonyme) (the “Company”) which will be governed by the laws of the Grand-Duchy of Luxembourg, in particular the law of 10 August 1915 on commercial companies, as amended (the “Law”), Article 1832 of the Luxembourg Civil Code, as amended (the “Civil Code”), and by the present articles of incorporation (the “Articles”).
The Company will exist under the name of  “Altisource Portfolio Solutions S.A.”
Art. 2. Registered Office.   The Company has its registered office in the city of Luxembourg. The Board of Directors (as defined in Article 11) is authorized to change the address of the Company’s registered office within the Grand-Duchy of Luxembourg and amend these Articles accordingly.
Branches or other offices may be established either in the Grand-Duchy of Luxembourg or abroad by resolution of the Board of Directors. If the Board of Directors determines that extraordinary political, economic or social developments occur or are imminent that would interfere with the normal activities of the Company at its registered office or with the ease of communications with such office or between such office and persons abroad, it may temporarily transfer the registered office abroad, until the complete cessation of these abnormal circumstances. Such temporary measures will have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of the registered office, will remain a company governed by the laws of the Grand-Duchy of Luxembourg. Such temporary measures will be taken and notified to any interested parties by one of the bodies or persons entrusted with the daily management of the Company.
Art. 3. Corporate Object.   The object of the Company is the acquisition, the continuing management and the sale of participating interests, in any form whatsoever, in Luxembourg and in foreign undertakings, in particular in the areas of outsourcings, customer relationship management and technology services in the real estate, mortgage and consumer finance industries. The Company may also hold, manage and exploit intellectual property rights and render services to other group companies and third parties.
The Company may (i) invest in and acquire, dispose of, grant or retain, loans, bonds and other debt instruments, shares, warrants and other equity instruments or rights, including, but not limited to, shares of capital stock, limited partnership interests, limited liability company interests, notes, debentures, preferred stock, convertible securities and swaps, and any combination of the foregoing, in each case whether readily marketable or not, and obligations (including but not limited to synthetic securities obligations) in any type of company, entity or other legal person; (ii) engage in such other activities as the Company deems necessary, advisable, convenient, incidental to or not inconsistent with the foregoing; and (iii) grant pledges, guarantees and contracts of indemnity, of any kind, to Luxembourg or foreign entities in respect of its own or any other person’s obligations and debts.
The Company may also acquire, hold, manage and sell any movable or immovable assets of any kind or form. In a general fashion the Company may carry out any commercial, industrial or financial operation which it may deem useful in the accomplishment and development of its object.
The Company may also provide any financial assistance to the undertakings in which the Company has a participating interest or which form a part of the group of companies to which the Company belongs, including, but not limited to, the granting of loans and the providing of guarantees or securities in any form. The Company may pledge, transfer, encumber or otherwise create security over some or all of its assets.
In addition, the Company may render on an occasional basis assistance in any form (including, but not limited to, advances, loans, credits, guarantees or grants of security) to third parties other than the group of companies to which the Company belongs, subject to the condition that such assistance falls within the Company’s best interest and subject to the condition that such assistance would not trigger any license requirements on the part of the Company. The Company may participate in the creation, development, management and control of any companies or enterprises, either directly or indirectly, which have similar objects or whose objects are closely related to its own.
In a general fashion, the Company may carry out any commercial, industrial or financial operation and engage in such other activities as the Company deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing.
Art. 4. Duration.   The Company is formed for an unlimited duration.
Chapter II. Share Capital, Shares
Art. 5. Share Capital.   “ The share capital of the Company is set at ~~thirty million seven hundred eighty four thousand nine~~ three hundred and seven thousand eight hundred forty-nine and seven cents United States Dollars (USD~~30,784,907. ), divided into~~ 307,849.07) represented by thirty million seven hundred and eighty-four thousand nine hundred ~~and~~ seven (30,784,907) shares of the Company’s common stock ~~with a par~~without designation of nominal value ~~of one United States Dollar (USD 1.-) each.~~. As used in the present Articles, “Shares” means shares of the Company’s common stock ~~with a par~~without nominal value~~of one United States Dollar (USD 1. )~~.
In addition to the share capital, share premium accounts into which any premium paid on any Share in addition to its par value may be transferred and capital contribution accounts (compte 115, “Apport en capitaux propres non rémunéré par des titres”) may be established. The Board of Directors is authorized to allocate all or part of the share premium accounts and capital contribution accounts paid in on the Shares issued by the Company to one or both of the following from time to time as it deems appropriate:
•
a distributable reserve to be used for distributions of any kind to be made by the Company;

•
a special reserve as foreseen by Articles 430-18, 430-22 and 461-2 of the Law. In addition to the share capital, share premium accounts into which any premium paid on any Share in addition to its par value may be transferred and capital contribution accounts (compte 115, “Apport en capitaux propres non rémunéré par des titres”) may be established. The Board of Directors is authorized to allocate all or part of the share premium accounts and capital contribution accounts paid in on the Shares issued by the Company to one or both of the following from time to time as it deems appropriate:

•
a distributable reserve to be used for distributions of any kind to be made by the Company;

•
a special reserve as foreseen by Articles 430-18, 430-22 and 461-2 of the Law.

Art. 6. Authorized Share Capital.   The authorized share capital is set at ~~one~~two million and five hundred ~~million~~thousand United States Dollars (USD ~~100~~2,500,000~~,000. ),~~) divided into ~~one~~two hundred fifty million (~~100~~250,000,000~~,000) Shares with a par~~) shares of the Company’s common stock without nominal value ~~of one United States Dollar (USD 1. ) each.~~ The Board of Directors is authorized, during a period ending five (5) years after the date of ~~publication of the minute of~~ the extraordinary general meeting of ~~May 17, 2022~~[18 February] 2025 ~~in the electronic gazette RESA (Recueil Electronique des Sociétés et Associations)~~ to:
•
Realize any increase of the issued share capital within the limits of the authorized share capital in one or several times, by the issuing of new Shares, grant of options, warrants or other similar instruments exercisable into Shares, rights to subscribe for Shares against payment in cash or in kind; by conversion of claims; by the increase of the par value of existing Shares; or in any other manner to be decided by the Board of Directors up to an amount of ~~one~~two million and five hundred ~~million~~thousand United States Dollars (USD ~~100~~2,500,000~~,000. ).~~).

•
Issue any warrants, options, or other similar instruments exercisable into shares, rights to subscribe for shares and set the terms and conditions of these instruments.

•
Determine the terms and conditions of any increase of the issued share capital, including, but not limited to, the place and date of the issue or the successive issues, the issue price, the amount of new Shares to be issued, whether the new Shares are to be issued and subscribed, with or without an issue premium and the terms and conditions of the subscription of and paying up of the new Shares (in cash or in kind or by incorporation of available reserves or funds available on the capital contribution account (compte 115

“Apport en capitaux propres non rémunéré par des titres”), share premium account or retained earnings). If the consideration payable to the Company for newly issued Shares exceeds the par value of those Shares, the excess is to be treated as share premium in respect of the Shares in the books of the Company.
•
Limit or waive the preferential subscription right reserved to the then existing shareholder(s) in case of issue of Shares against payment in cash, by the issue of Shares up to an amount not to exceed the authorized share capital and by cancelling or limiting the existing shareholders’ preferential right to subscribe to such Shares in relation to the employee share option scheme program of the Company.

•
Do all things necessary to amend Articles 5 and 6 of the Articles in order to record the change of the issued share capital following any increase pursuant to the present Article. The Board of Directors is empowered to take or authorize the actions required for the execution and publication of such amendment in accordance with the Law. Furthermore, the Board of Directors may delegate to any duly authorized Director (as defined in Article 11) or officer of the Company, to an appointed committee thereof or to any other duly authorized person, the duties of accepting subscriptions and receiving payment for Shares or doing all things necessary to amend Articles 5 and 6 of the present Articles in order to record the change of share capital following any increase pursuant to the present Article.

After each increase of the issued share capital according to the above, the present Articles shall be amended to reflect such increase without requiring further approval from the Company’s shareholders~~.~~.”
Art. 7. Shares.   The Shares will take the form of registered shares. The shareholders shall not have the right to ask for the conversion of Shares into bearer shares.
A shareholders’ register will be available for inspection by the Company’s shareholders at the Company’s registered office subject to the provisions of Article 430-3 of the Law and upon reasonable notice. Each shareholder shall have the right to consult the register during normal business hours in accordance with the provisions of the Law. Each shareholder will notify the Company of its address and any change thereto by registered letter. The Company will be entitled to rely on the last address thus communicated. Ownership of Shares will result from the recordings in said register.
Any person who is required to report ownership of Shares on Schedule 13D or 13G pursuant to Rule 13d-1 or changes in such ownership pursuant to Rule 13d-2, each as promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, must notify the Company’s Board of Directors promptly following any reportable acquisition or disposition, and in no event later than the filing date of such Schedule 13D or 13G, of the proportion of Shares held by the relevant person as a result of the acquisition or disposal.
Any transfer of Shares shall be recorded in the share register in accordance with applicable law. The Board of Directors may delegate its powers with respect to the recording of such transfers in the share register.
Each Share is indivisible. In case of holding of a Share by more than one person, the Company has the right to suspend the rights attaching thereto (except for the information rights provided for by Article 461-6 of the Law) until one sole person has been designated as being the holder thereof towards the Company.
Where Shares are recorded in the register of shareholders on behalf of one or more persons in the name of a securities settlement system or the operator of such a system or in the name of a professional depository of securities or any other depository (such systems, professionals or other depositories being referred to hereinafter as “Depositories” and each a “Depository”) or of a sub-depository designated by one or more Depositories (the “Indirect Holders”), the Company, subject to its having received from the Depository with which those Shares are kept in account a certificate in proper form, will permit the Indirect Holders to exercise the rights attaching to those Shares, including admission to and voting at shareholders’ meetings, and shall consider those persons to be the shareholders for the purposes of Article 9. The Board of Directors may determine the formal requirements with which such certificates must comply.
Notwithstanding the foregoing, the Company will make payments, by way of dividends or otherwise, in cash, Shares or other assets only into the hands of the Depository or sub-depository recorded in the share register of the Company or in accordance with their instructions, and that payment shall release the Company from any and all obligations for such payment.

Art. 8. Payment of Shares.   Payments on Shares not fully paid up at the time of subscription may be made at the time and upon conditions which the Board of Directors shall from time to time determine subject to the Law. Any amount called up on Shares will be charged equally on all outstanding Shares which are not fully paid up.
Art. 9. Increase and Reduction of the Share Capital.   The issued share capital and the authorized share capital of the Company may be increased or reduced once or several times by a resolution of the general meeting of shareholders voting with the quorum and majority rules set out under these Articles or, as the case may be, by the Law for any amendment of these Articles. Unless issued pursuant to a decision of the Board of Directors or any duly authorized representative thereof, further to the powers granted to the Board of Directors, under Articles 5 and 6, the new Shares to be subscribed for by contribution in cash will be offered in preference to the existing shareholders in proportion to the part of the share capital held by these shareholders. The Board of Directors shall determine the period within which the preferred subscription right may be exercised. This period may not be less than thirty (30) days.
Notwithstanding the above, the general meeting, voting with the quorum and majority rules required for any amendment of the Articles, may limit or withdraw the preferential subscription right or authorize the Board of Directors to do so in the case of an increase of share capital within the authorized share capital.
The preferred subscription right may also be waived individually by the shareholders, or by the general meeting, voting with the same conditions of quorum and majority as for amendments of the Articles and provided that the suppression of the preferred subscription right is specifically referred to in the shareholders’ notice to attend.
The preferred subscription right is not applicable when the share capital is increased by means of contributions in kind.
Art. 10. Acquisition or Redemption of Own Shares.   The Company may acquire or redeem its own Shares in accordance with the provisions of the Law. It may hold the Shares so acquired or redeemed. As used in this Article 10, “Own Shares” means Shares acquired or redeemed and held by the Company.
The voting rights of Own Shares are suspended and are not taken into account in the determination of the quorum and majority for shareholders’ meetings. The Board of Directors is authorized to suspend the dividend rights attached to Own Shares. In such case, the Board of Directors may freely decide on the distributable profits in accordance with Article 430-18 of the Law.
Chapter III. Directors, Board of Directors, Statutory Auditors
Art. 11. Board of Directors.   The Company is managed by a board of directors (the “Board of Directors”) composed of at least three (3) and of maximum seven (7) members (each a “Director”) who need not be shareholders.
The Director(s) shall be appointed by the general meeting of shareholders. The general meeting of shareholders will determine their number and the duration of their mandate for a term not exceeding six (6) years, and they will hold office until their successors are elected. Director(s) may be re-elected for successive terms, and may be removed at any time, with or without cause, by a resolution of the general meeting of shareholders.
If a corporate entity is appointed as Director, it shall designate a natural person as its permanent representative, who will represent the corporate entity as a member of the Board of Directors, in accordance with Article 441-3 of the Law. In the event of a vacancy on the Board of Directors, if applicable, the remaining Director(s) may meet and may elect a director to fill such vacancy on a provisional basis until the next meeting of shareholders.
Art. 12. Meetings of the Board of Directors.   The Board of Directors will appoint from among its members a chairman (the “Chairman”). It may also appoint a corporate secretary, who need not be a Director and who will be responsible for keeping the minutes of the meetings of the Board of Directors and of the shareholder(s) (the “Secretary”). If the Secretary is not a Director, such person shall observe the confidentiality provisions as set forth in Article 15 under the responsibility of the Board of Directors.
The Board of Directors will meet upon call by the Chairman. A meeting of the Board of Directors must be convened if any two Directors so require.

The Chairman will preside at all meetings of the Board of Directors and of the shareholders, except that in his or her absence the Board of Directors may appoint another Director and the general meeting of shareholders may appoint any other person as chairman pro tempore by vote of the majority present or represented at such meeting.
Except in cases of urgency or with the prior consent of all those entitled to attend, at least twenty-four (24) hours written notice of board meetings shall be given. Any such notice shall specify the place, the date and time of the meeting as well as the agenda and the nature of the business to be transacted.
The notice may be waived by unanimous written consent given at the meeting by all Directors. No separate notice is required for meetings held at times and places specified in a schedule previously adopted by resolution of the Board of Directors.
Meetings of the Board of Directors shall be held in the location indicated in the notice of meeting.
Any Director may act at any meeting of the Board of Directors by appointing in writing another Director as his or her proxy.
A quorum of the Board of Directors or any of its Committees (as defined in Article 16) shall mean the presence or the representation of at least fifty percent (50%) of the Directors or Committee members, as applicable, holding office (provided that the presence or the representation of at least two (2) members of the Board of Directors or Committee, as applicable, shall be required).
Decisions will be taken by a majority of the votes of the Directors present or represented at such meeting. In case of a voting tie, the Chairman shall have the deciding vote.
One or more Directors may participate in a meeting by means of a conference call, by videoconference or by any similar means of communication enabling several persons participating therein to simultaneously communicate with each other. Such meetings shall be considered equivalent to a meeting held at the registered office of the Company.
Where time is of the essence, a written decision passed by circular means and expressed by cable, facsimile or any other similar means of communication, signed by all the Directors, is proper and valid as though it had been adopted at a meeting of the Board of Directors which was duly convened and held. Such a decision can be documented in a single document or in several separate documents having the same content and each of them signed by one or several Directors.
The Directors assume, pursuant to their mandate, no personal liability for any commitment validly made by them in the name of the Company.
Art. 13. Minutes of Meetings of the Board of Directors.   The minutes of any meeting of the Board of Directors shall be signed by all Directors present and able to vote at the meeting. Any proxies will remain attached thereto.
Copies or extracts thereof shall be certified by the Secretary appointed by the Board of Directors.
Art. 14. General Powers of the Board of Directors.   The Board of Directors is vested with the broadest powers to act on behalf of the Company and to perform or authorize all acts of an administrative or disposal nature that are necessary or useful for accomplishing the Company’s object. All powers not expressly reserved by the Law or by these Articles to the general meeting of shareholders fall within the competence of the Board of Directors.
The Board of Directors may freely decide to reimburse any share premium account or any available reserves or funds available on the capital contribution account (compte 115, “Apport en capitaux propres non rémunéré par des titres”) of the Company to its shareholders, in accordance with the provisions of the Law.
Art. 15. Confidentiality.   Even after the end of their term of office, the Directors shall not disclose information about the Company which could be detrimental to the Company’s interests, except when disclosure is required by law, in accordance with and subject to the provisions of Article 444-6 of the Law.
Art. 16. Committees, Delegation of Powers.   The Board of Directors may appoint committees, including, but not limited to, an Executive Committee, an Audit Committee, a Nomination and Governance Committee, a Compliance Committee and a Compensation Committee (each a “Committee” and collectively, the “Committees”).

The Board of Directors will determine each such committee’s composition and purpose in accordance with applicable law, rules and regulations.
The Board of Directors may delegate its powers to conduct the daily management and affairs of the Company and the representation of the Company for such daily management and affairs to any member or members of the Board of Directors, managers or other officers who need not be shareholders of the Company, including under the form of an Executive Committee, under such terms and with such powers as the Board of Directors shall determine.
The Board of Directors may also delegate its powers to conduct daily management to a management committee or a managing executive officer (directeur général) in accordance with and subject to the provisions of Article 441-11 of the Law. The Board of Directors is authorized to determine the conditions of their appointment, removal, remuneration (if any), duration of mandate and decision-making process. The Board of Directors shall supervise the management committee, if any, and the management director, if any. The members of the management committee and management director, if any, shall comply with the conflicts of interest procedure provided for by Article 441-12 of the Law as well as with the confidentiality obligations provided for by Article 444-6 of the Law.
The Board of Directors may also confer certain special powers and duties to any member(s) of the Board of Directors or any other person(s), who need not be a Director or shareholder of the Company, acting alone or jointly, under such terms as the Board shall determine.
If the Board of Directors delegates its powers to conduct daily management as permitted by these Articles, then the Board of Directors must report each year to the annual general meeting on the salary, fees and any advantages granted to the delegate(s).
Art. 17. Representation of the Company.   The Company will be bound towards third parties by:
•
The joint signature of any two Directors;

•
The individual signature of the member(s) of a management committee, if such committee has been formed by the Board of Directors; and

•
The signature of a management director, if one has been appointed by the Board of Directors;

•
The individual signature of any other person to whom the Board has delegated the daily management of the Company in accordance with this Article, and then only within the scope of the daily management;

•
The individual signature of any person(s) to whom signing authority has been delegated by the Board of Directors.

Art. 18. Conflict of Interests.   No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the Directors or officers of the Company have a personal interest in, or are a director, associate, member, officer or employee of such other company or firm. Except as otherwise provided for hereafter, any Director or officer of the Company who serves as a director, associate, member, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm, be automatically prevented from considering and voting or acting upon any matters with respect to such contract or other business.
Notwithstanding the above, in the event that any Director or officer of the Company has any personal interest in any transaction of the Company, other than transactions concluded under normal conditions and falling within the scope of the day-to-day management of the Company, he or she shall make known to the Board of Directors (if any) such personal interest and shall not consider or vote on any such transaction, and such transaction and such Director’s or officer’s interest therein shall be reported to the next general meeting of shareholders.
The Company shall indemnify (or as the case may be advance to) any Director or officer, and his or her heirs, executors and administrators, against expenses and costs (including reasonable lawyers’ fees) reasonably incurred by him in connection with any action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor and by which he is not entitled to be indemnified, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not exclude other rights to which he or she may be entitled.
Art. 19. Auditors.   The Company’s operations will be overseen by one or more supervisory auditors (commissaire(s) aux comptes) and, to the extent required by applicable law, rules and regulations, by one or more independent statutory auditors (réviseur(s) d’entreprises).
The auditors will be elected by the general meeting of shareholders by a simple majority of votes present or represented at the meeting, which will determine their number, for a period not exceeding six years. They will hold office until their successors are elected. They shall be eligible for re-election, but they may be removed at any time, with or without cause, by a resolution adopted by a simple majority of votes present or represented at the meeting.
Chapter IV. Meetings of Shareholders
Art. 20. Annual General Meeting.   The annual general meeting will be held in accordance with provisions of Article 450-8 of the Law at the registered office of the Company or at such other place as may be specified in the convening notice and at such time as specified in the convening notice of the meeting.
If such day is a public holiday, the meeting will be held on the next following business day.
Art. 21. Other General Meetings of Shareholders.   The Board of Directors may convene other general meetings. Such meetings must be convened if shareholders representing at least ten percent (10%) of the Company’s share capital so require in writing with an indication of the agenda of the upcoming meeting. If the general meeting is not held within one month of the scheduled date, it may be convened by an agent designated by the presiding judge of the Tribunal d’Arrondissement dealing with commercial matters and hearing interim relief matters, upon the request of one or more shareholders representing the ten percent (10%) threshold. General meetings of shareholders, including the annual general meeting, may be held abroad if, in the discretion of the Board of Directors, circumstances of force majeure so require.
Art. 22. Powers of the Meeting of Shareholders.   Any regularly constituted general meeting of shareholders of the Company represents the entire body of shareholders.
Subject to all the other powers reserved to the Board of Directors or by the Law or the Articles, the general meeting of shareholders has the broadest powers to adopt, carry out or ratify any act relating to the operations of the Company.
The shareholders shall neither participate in nor interfere with the management of the Company.
In accordance with the provisions of Article 450-1 (8), paragraph 1 of the Law, the Board of Directors shall be authorized to suspend the voting rights of the shareholders who fail to comply with their obligations under these Articles or the provisions of any agreement which may be entered into among the shareholders from time to time.
Art. 23. Procedure, Vote.   The general meeting of shareholders will meet upon call by the Board of Directors or the auditor(s) made in compliance with Luxembourg law and the present Articles.
The record date for general meetings shall be set by the Board of Directors before the date of the general meeting (the “Record Date”).
Shareholders shall notify the Company of their intention to participate in the general meeting in writing by post or electronic means at the postal or electronic address indicated in the convening notice, no later than the day determined by the Board of Directors, which may not be earlier than the Record Date, indicated in the convening notice.
The documents required to be submitted to the shareholders in connection with the general meeting shall be posted on the Company’s corporate website or available for inspection at the Company’s registered offices, as may be required by applicable law.
The convening notice sent to the shareholders in accordance with the Law will specify the time and place of the meeting as well as the agenda and the nature of the business to be transacted.

A shareholder may act at any meeting of shareholders by appointing in writing, whether in original or by electronic means (valid under Luxembourg law), as his or her proxy another person who need not be a shareholder and by notifying such appointment by post or by electronic means at the postal or electronic address indicated in the convening notice.
The Board of Directors may determine all other conditions that must be fulfilled in order to take part in a general meeting of shareholders.
Except as otherwise required by the Law or by the present Articles, all other resolutions will be taken by a simple majority of votes irrespective of the number of Shares present or represented at the meeting.
When organizing a general meeting, the Board of Directors may in its sole discretion allow the following forms of participation by electronic means: (i) real time transmission of the general meeting; (ii) real time two-way communication enabling shareholders to address the general meeting from a remote location; or (iii) a mechanism for casting votes, whether before or during the general meeting, without the need to appoint a proxyholder physically present at the meeting.
The Board of Directors may also determine that shareholders may vote from a remote location by correspondence, by completing a voting form provided by the Company which includes the following information:
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The name, address and any other pertinent information concerning the shareholder.

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The number of votes the shareholder wishes to cast, the direction of his or her votes, or his or her abstention.

•
The agenda of the meeting including the draft of resolutions.

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The option to vote by proxy for any new resolution or any modification of the resolutions properly submitted to the general meeting between the date the shareholder submits his or her form through the meeting date.

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The signature of the shareholder.

A shareholder using a voting form and who is not directly recorded in the register of shareholders must annex to the voting form a confirmation of his or her shareholding as of the Record Date as provided in these Articles. Once submitted to the Company, voting forms can neither be retrieved nor cancelled, except that if a shareholder has included a proxy to vote in the circumstances contemplated in the fourth bullet point above, then the shareholder may cancel such proxy or give new voting instructions with regard to the relevant items by written notice as described in the convening notice, before the date specified in the voting form.
Any shareholder who participates in a general meeting of the Company by the forgoing means shall be deemed to be present, shall be counted when determining a quorum and shall be entitled to vote on all agenda items of the general meeting.
The Board of Directors may adopt any regulations and rules concerning the participation of shareholders at general meetings in accordance with the Law, including with respect to ensuring the identification of shareholders and proxyholders and the safety of electronic communications.
Any resolution whose purpose is to amend the present Articles, to change the nationality or whose adoption is subject by virtue of these Articles or, as the case may be, the Law to the quorum and majority rules set for the amendment of the Articles will be taken by two-thirds of shareholders representing at least half of the issued share capital of the Company.
The commitments of the shareholders may be increased only with the unanimous consent of the shareholders.
Shareholders representing at least ten percent (10%) of the Company’s share capital may request in writing that additional items be included on the agenda of any general meeting. Such request shall be addressed to the registered office of the Company by registered letter at least five (5) days before the date on which the general meeting shall be held.
If all the shareholders are present or represented at a general meeting of shareholders and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice.

One vote is attached to each Share.
Copies or extracts of the minutes of the resolutions passed by the general meeting of shareholders shall be certified by the Chairman or by the Secretary.
Chapter V. Financial Year, Distribution of Profits
Art. 24. Financial Year.   The Company’s financial year begins on the first day of the month of January and ends on the last day of the month of December every year.
Art. 25. Adoption of Financial Statements.   At the end of each financial year, the accounts are closed and the Board of Directors draws up an inventory of assets and liabilities, the balance sheet and the profit and loss account, in accordance with the Law.
The balance sheet and the profit and loss account are submitted to the general meeting of shareholders for approval.
Art. 26. Appropriation of Profits.   From the annual net profits of the Company, five percent (5%) shall be allocated to the reserve required by the Law. That allocation will cease to be required as soon and as long as such reserve amounts to ten percent (10%) of the issued share capital of the Company.
Upon recommendation of the Board of Directors, the general meeting of shareholders shall determine how the remainder of the annual net profits will be disposed. It may decide to allocate the whole or part of the remainder to a reserve or to a provision reserve, to carry it forward to the next following financial year or to distribute it to the shareholder(s) as dividends.
Subject to the conditions fixed by the Law and these Articles, the Board of Directors may pay interim dividends. The Board of Directors fixes the amount and the date of payment of any such interim dividends. Any share premium, assimilated premiums and other distributable reserves may be freely distributed to the shareholders (also via an interim dividend) by a resolution of the shareholders or the Board of Directors, subject to the provisions of the Law and these Articles.
Chapter VI. Dissolution, Liquidation of the Company
Art. 27. Dissolution, Liquidation.   Upon the affirmative proposal of the Board of Directors, the Company may be dissolved by a decision of the general meeting of shareholders voting with the same quorum and majority as for the amendment of these Articles, unless otherwise provided by the Law.
Should the Company be dissolved, the liquidation will be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the general meeting of shareholders, which will determine their powers and their compensation.
After payment of all the debts of and charges against the Company and of the expenses of liquidation, the net assets shall be distributed equally to the shareholders pro rata to the number of the Shares held by them.
Application for dissolution of the Company for just cause may however be made to the court. Except in the case of dissolution by court order, dissolution of the Company may take place only pursuant to a resolution adopted by the shareholders’ meeting in accordance with Articles 22 and 23.
Chapter VII. Applicable Law
Art. 28. Applicable Law.   All matters not governed by these Articles shall be determined in accordance with applicable Luxembourg Law.”
SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE :
“Chapitre I er . Forme, Dénomination Sociale, Siège, Objet, Durée
Art. 1 er . Forme, Dénomination Sociale.   Il est formé par le(s) souscripteur(s) et toutes les personnes qui pourraient devenir détenteurs des actions de la société émises ci-après, une société sous la forme d’une société anonyme (la “Société”) régie par les lois du Grand-Duché de Luxembourg, notamment par la loi du 10 août 1915 concernant les sociétés commerciales, telle que modifiée (la “Loi”), par l’article 1832 du Code Civil luxembourgeois, tel que modifié (le “Code Civil”), ainsi que par les présents statuts (les “Statuts”).
La Société ~~adopte~~existe sous la dénomination “Altisource Portfolio Solutions S.A.”
Art. 2. Siège Social.   Le siège social est établi à la ville de Luxembourg ~~Ville~~. Le Conseil d’Administration (tel que défini à l’article 11), est autorisé à changer l’adresse du siège social de la Société au sein du Grand-Duché de Luxembourg et à modifier ces Statuts en conséquence.
Des succursales ou autres bureaux peuvent être établis soit au Grand-Duché de Luxembourg, soit à l’étranger par une décision du Conseil d’Administration. Si le Conseil d’Administration détermine que des événements extraordinaires d’ordre politique, économique ou social sont de nature à compromettre l’activité normale de la société au siège social ou la communication aisée avec ce siège ou entre ce siège et des personnes à l’étranger ou que de tels événements sont imminents, il pourra transférer temporairement le siège social à l’étranger jusqu’à cessation complète de ces circonstances anormales. Ces mesures provisoires n’auront aucun effet sur la nationalité de la Société, laquelle, nonobstant ce transfert provisoire du siège, restera régie par la loi du Grand-Duché de Luxembourg. Ces mesures temporaires seront prises et notifiées aux parties intéressées par un des organes ou personnes en charge de la gestion journalière de la Société.
Art. 3. Objet.   La Société a pour objet la prise de participations directes ou indirectes, la gestion continue et la vente de ces participations, sous n’importe quelle forme, dans toutes entreprises luxembourgeoises et étrangères, en particulier dans les domaines de l’outsourcing, la gestion de relation clientèle et les services de technologie dans l’immobilier, les hypothèques et les industries des services financiers au consommateur ainsi que l’administration, la gestion et la mise en valeur de ces participations. La Société peut aussi détenir, gérer et exploiter les droits de propriété intellectuelle et prester des services à d’autres sociétés du groupe et à des tiers.
La Société peut (i) investir, acquérir, vendre, octroyer ou émettre des prêts, des obligations ou autres instruments de dettes, des actions, des bons de souscription et autres instruments de capital incluant sans s’y limiter des actions, prêts, obligations, reconnaissances de dettes et autres formes de dettes, actions de capital-actions, participations dans une association (limited partnership), participations dans une société à responsabilité limitée (limited liability company), effets, débentures, actions préférentielles, valeurs mobilières et swaps et toute combinaison de ce qui précède, qu’ils soient facilement réalisables ou non, ainsi que des engagements (incluant mais non limité à des engagements relatives à des valeurs synthétiques) de sociétés, entités ou autres personnes juridiques de tout type; (ii) s’engager dans d’autres activités que la Société juge nécessaires, souhaitables, utiles, accessoires à ou non incompatibles avec ce qui précède; et (iii) accorder des gages, des garanties et des contrats d’indemnisation, de toute nature, à des entités luxembourgeoises ou aux entités étrangères en ce qui concerne ses propres obligations et dettes ou des obligations et dettes de toute autre personne.
La Société peut aussi utiliser ses fonds pour investir dans l’immobilier, les droits de propriété intellectuelle ou dans tout autre actif mobilier ou immobilier de toute sorte ou toute forme. De manière générale, la Société peut effectuer toute opération commerciale, industrielle ou financière qu’elle jugera utile dans l’accomplissement et le développement de son objet.
La Société peut également accorder toute forme d’assistance financière aux entreprises dans lesquelles la Société a une participation ou qui font partie du groupe de sociétés auxquelles appartient la Société, y compris, mais sans s’y limiter, l’octroi de prêts et la fourniture de garanties ou de titres sous quelque forme que ce soit. La Société peut mettre en garantie, transférer, grever ou créer autrement une sûreté sur certains actifs ou sur l’ensemble de ses actifs.
De plus, la Société peut accorder occasionnellement une assistance sous quelque forme que ce soit (y compris, mais sans s’y limiter à l’octroi d’avances, des prêts, des crédits, des garanties ou de sûretés) à des tiers autres que le groupe de sociétés auxquels appartient la Société, sous réserve que cette assistance relève de l’intérêt de la Société et sous réserve que cette assistance ne déclenche aucune exigence d’une autorisation de la part de la Société. La Société peut participer à la création, au développement, à la gestion et au contrôle de toutes sociétés ou entreprises, directement ou indirectement, qui ont des objets similaires ou dont les objets sont étroitement liés à son propre objet.

D’une manière générale, la Société peut effectuer toute opération commerciale, industrielle ou financière et s’engager dans toute autre activité qu’elle jugera nécessaire, conseillée, appropriée, incidente à, ou non contradictoire avec l’accomplissement et le développement de ce qui précède.
Art. 4. Durée.   La Société est constituée pour une durée illimitée.
Chapitre II. Capital Social, Actions
Art. 5. Capital Social.   Le capital social de la Société est fixé à ~~trente millions~~ trois cent sept ~~cent quatre-vingt-quatre~~ mille huit cent quarante-neuf ~~cent sept~~ dollars américains ~~(~~et sept centimes (307.849,07 USD ~~30.784.907.-)~~) représenté par trente millions sept cent quatre-vingt-quatre mille neuf cent sept (30.784.907) actions ordinaires ~~ayant une~~sans valeur nominale~~d’un dollar américain (USD 1.-) chacune.~~. Dans les présents Statuts, “Actions” désigne les actions ordinaires de la Société ~~d’une~~sans valeur nominale ~~d’un dollar américain (1.- USD) chacune~~.
En plus du capital social, un compte de prime d’émission et/ou un compte d’apport en capital (compte 115 “Apport en capitaux propres non rémunéré par des titres”) peut être établi. Le Conseil d’Administration est autorisé à affecter la totalité ou une partie des comptes de primes d’émission et des comptes d’apport en capital aux Actions émises par la Société, de temps à autre, comme il le juge approprié à l’un ou à l’autre des éléments suivants:
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une réserve distribuable à utiliser pour les distributions de toute nature à effectuer par la Société;

•
une réserve spéciale prévue par les articles 430-18, 430-22 et 461-2 de la Loi.

Art. 6. Capital Social Autorisé.   Le capital social autorisé de la Société est fixé à ~~cent~~deux millions ~~de~~cinq cent mille dollars américains (~~100~~2.500.000~~.000,-~~ USD), divisé en deux cent cinquante millions (~~100~~250.000.000~~.000) d’Actions ayant une~~) Actions sans valeur nominale~~d’un dollar américain (1,- USD) chacune.~~. Le Conseil d’Administration, est autorisé, pendant une période se terminant cinq (5) ans après la date ~~de publication du procès-verbal~~ d’assemblée générale extraordinaire du ~~17 mai 2022~~[18 février] 2025, ~~au Recueil Electronique des Sociétés et Associations~~ de:
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réaliser toute augmentation du capital social émis dans les limites du capital social autorisé en une seule fois ou par tranches successives, par émission d’Actions, l’octroi d’options, de bons de souscription ou d’autres instruments similaires exerçables en Actions, de droits de souscrire à des Actions à libérer par voie de versements en espèces ou d’apports en nature, par transformation de créances, par l’augmentation ~~de la valeur nominale~~du pair comptable des actions existantes ou de toute autre manière à décider par le Conseil d’Administration jusqu’à concurrence de ~~cent~~deux millions ~~de~~cinq cent mille dollars américains (~~100~~2.500.000~~.000,-~~ USD).

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Emettre tout warrant, option ou tout autre instrument similaire exerçable en actions, droits de souscription à des actions et définir les termes et conditions de ces instruments.

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déterminer les modalités et les conditions d’une augmentation du capital social émis, incluant, mais pas uniquement, le lieu et la date de l’émission ou des émissions successives, le prix d’émission, le nombre d’Actions nouvelles à émettre, que les nouvelles Actions soient à émettre ou souscrire, avec ou sans prime d’émission et les conditions et modalités de souscription et de libération des Actions nouvelles (en espèce ou en nature ou par incorporation de réserves disponibles sur le compte d’apport en capital (compte 115 “Apport en capitaux propres non rémunéré par des titres”), sur le compte de prime d’émission ou les bénéfices non distribués). Si la contrepartie payable à la Société pour les Actions nouvellement émises excède ~~la valeur nominale~~le pair comptable de ces Actions, l’excès est à traiter comme de la prime d’émission relatives aux Actions dans les livres de la Société;

•
supprimer ou limiter le droit de souscription préférentiel des actionnaires réservé aux seuls actionnaires existants dans le cas d’émission d’Actions contre paiement en numéraire, par émission d’Actions jusqu’à concurrence d’un montant ne dépassant pas le capital social autorisé et en annulant ou en limitant le droit préférentiel de souscription des actionnaires existants aux Actions relatives au programme d’options d’achat d’actions des salariés de la Société.

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faire tout ce qu’il sera nécessaire pour modifier l’article 5 et l’article 6 des Statuts afin de constater la modification du capital social émis et du capital social autorisé à la suite d’une augmentation de capital

réalisée sur base du présent article. Le Conseil d’Administration est autorisé à faire ou à autoriser tous les actes requis pour l’exécution et la publication d’une telle modification en accord avec la Loi. Par ailleurs le Conseil d’Administration peut déléguer à n’importe quel Administrateur (tel que défini à l’article 11) ou dirigeant de la Société, à un comité dûment mandaté ou à toute personne dûment autorisé, le pouvoir d’accepter les souscriptions et de recevoir paiement pour les Actions ou de faire tout ce qu’il sera nécessaire pour modifier l’article 5 et 6 des Statuts afin de constater la modification des Statuts à la suite d’une augmentation de capital réalisée conformément au présent article.
Après chaque augmentation du capital social émis comme décrit ci-dessus, les présents Statuts devront être modifiés pour refléter une telle augmentation, sans nécessiter l’approbation additionnelle des actionnaires de la Société.
Art. 7. Actions.   Chaque Action sera et restera sous forme nominale. Les actionnaires n’auront pas le droit de demander la conversion des actions en Actions au porteur.
Un registre des actions sera disponible pour consultation par les actionnaires de la Société au siège social de la Société conformément aux dispositions de l’Article 430-3 de la Loi et moyennant un préavis raisonnable. Chaque actionnaire a le droit de consulter le registre pendant les heures ouvrables normales conformément aux dispositions de la Loi.
Chaque actionnaire notifiera à la Société tout changement d’adresse par voie de lettre recommandée. La Société pourra se prévaloir de la dernière adresse ainsi communiquée.
La propriété des Actions résultera des inscriptions contenues dans ledit registre.
Toute personne qui est tenue de déclarer la propriété des Actions sur l’Annexe 13D ou 13G conformément à la Règle 13d-1 ou les changements dans cette propriété conformément à la Règle 13d-2, chacune telle qu’elle a été promulguée par la Securities and Exchange Commission des États-Unis en vertu du Securities Exchange Act de 1934, tel que modifié, doit notifier au Conseil d’Administration de la Société immédiatement après une acquisition ou une disposition à des fins déclarables et, en aucun cas plus tard que la date de dépôt de cette annexe 13D ou 13G, la proportion d’Actions détenue par la personne concernée suite à l’acquisition ou la disposition.
Tout transfert d’Actions devra être inscrit au registre des actions conformément à la loi applicable. Le Conseil d’Administration de la Société peut déléguer ses pouvoirs en ce qui concerne l’inscription de ces transferts dans le registre des actions.
Chaque Action est indivisible. En cas de détention d’une Action par plus d’une personne, la Société a le droit de suspendre les droits attachés (à l’exception des droits d’information prévus par l’article 461-6 de la Loi) jusqu’à ce qu’une seule personne ait été désignée comme son détenteur envers la Société.
Lorsque les Actions sont enregistrées dans le registre des actionnaires au nom d’une ou plusieurs personnes sous le nom d’un système de règlement des titres ou d’un opérateur d’un tel système de règlement des titres ou d’un opérateur d’un tel système ou au nom d’un dépositaire professionnel de titres ou de tout autre dépositaire (ces systèmes, professionnels et autres dépositaires étant ci-après définis comme étant des “Dépositaires” et individuellement un “Dépositaire”) ou d’un sous-dépositaire désigné par un ou plusieurs Dépositaires(les “Détenteurs Indirects”), la Société, à condition d’avoir reçu un certificat en bonne et due forme du Dépositaire qui garde les Actions, permettra aux Détenteurs Indirects d’exercer les droits attachés à ces Actions, y compris l’admission et le vote aux assemblées générales, et considérera ces personnes comme étant des actionnaires pour les besoins de l’article 9. Le Conseil d’Administration peut déterminer les conditions formelles auxquelles ces certificats doivent se conformer.
Nonobstant ce qui précède, la Société fera des paiements, sous forme de dividendes ou autrement, en espèces, actions ou tout autre actif, uniquement dans les mains du Dépositaire ou du sous-dépositaire inscrit au registre des actions de la Société ou conformément à leurs instructions, et ce paiement libérera la Société de toutes ses obligations relatives à celui-ci.
Art. 8. Paiement des Actions.   Les paiements sur les Actions non entièrement libérés à la date de la souscription devront être effectués au moment et selon les conditions qui seront fixées de périodiquement par le

Conseil d’Administration, conformément à la Loi. Toute somme appelée sur les Actions sera prélevée également sur toutes les Actions non encore libérées.
Art. 9. Augmentation et Réduction du Capital Social.   Le capital social émis et le capital social autorisé de la Société peut être augmenté ou réduit, en une ou en plusieurs fois, par résolution de l’assemblée générale des actionnaires votant aux conditions de quorum et de majorité déterminées par ces Statuts ou, le cas échéant, par la Loi pour toute modification des statuts. À moins d’être émises en vertu d’une décision du Conseil d’Administration ou d’un représentant dûment autorisé de celui-ci, suite aux pouvoirs conférés au Conseil d’Administration, des articles 5 et 6, les nouvelles Actions devant être souscrites par un apport en numéraire seront proposées par préférence aux actionnaires existants, au prorata de la part du capital social détenue par ces actionnaires. Le Conseil d’Administration, déterminera le délai dans lequel le droit préférentiel de souscription devra être exercé. Ce délai ne pourra pas être inférieur à trente (30) jours.
Nonobstant ce qui précède, l’assemblée générale des actionnaires, votant aux conditions de quorum et de majorité requises pour toute modification des Statuts pourra limiter ou révoquer le droit préférentiel de souscription, ou autoriser le Conseil d’Administration à agir ainsi en cas d’augmentation du capital social dans le cadre du capital autorisé.
Le droit préférentiel de souscription pourra aussi être révoqué individuellement par les actionnaires, ou par l’assemblée générale, votant aux conditions de quorum et de majorité requises pour les modifications des Statuts et à la condition que la suppression du droit de souscription préférentiel soit expressément mentionnée dans la liste des actionnaires présents.
Le droit de souscription préférentiel n’est pas applicable lorsque le capital social est augmenté par apports en nature.
Art. 10. Acquisition ou Rachat d’Actions Propres.   La Société peut acquérir ou racheter ses propres Actions conformément à la Loi Elle peut détenir les Actions ainsi acquises ou rachetées. Dans le présent article 10, les “Actions propres” correspondent aux Actions acquises ou rachetées et détenues par la Société.
Les droits de vote attachés aux Actions Propres sont suspendus et ne sont pas pris en compte dans la détermination du quorum et de la majorité aux assemblées générales des actionnaires. Le Conseil d’Administration est autorisé à suspendre le droit au dividende attaché aux Actions Propres. Dans ce cas, le Conseil d’Administration peut décider sur le bénéfice distribuable conformément à l’article 430-18 de la Loi.
Chapitre III. Administrateurs, Conseil d’Administrtion, Commissaires aux comptes
Art. 11. Conseil d’Administration.   La Société est dirigée par un conseil d’administration (le “Conseil d’Administration”) composé d’au moins trois (3) membres et au maximum de sept (7) membres (chacun d’entre eux désigné comme un “Administrateur”) qui ne devront pas être des actionnaires.
L’/Les Administrateur(s) est/sont nommé(s) par l’assemblée générale des actionnaires, qui fixe leur nombre et la durée de leur mandat, qui n’excédera pas six (6) ans et ils resteront en fonction jusqu’à ce que leurs successeurs soient élus. L’/Les Administrateur(s) peuvent être réélus pour des mandats successifs et peuvent être révoqués à tout moment, avec ou sans motif, par une résolution de l’assemblée générale des actionnaires.
Si une personne morale est nommée aux fonctions d’Administrateur, il devra désigner une personne physique en qualité de représentant permanent, qui représentera la personne morale en tant que membre du Conseil d’Administration, conformément à l’article 441-3 de la Loi. En cas de vacance au Conseil d’Administration, si applicable, l’/les Administrateur(s) restant(s) pourra/pourront se réunir et élire un administrateur pour remplir ce poste vacant à titre provisoire jusqu’à la prochaine assemblée générale des actionnaires.
Art. 12. Réunions du Conseil d’Administration.   Le Conseil d’Administration choisira parmi ses membres un président (le “Président”). Il pourra également choisir un secrétaire qui n’a pas besoin d’être Administrateur et qui sera responsable des procès-verbaux des réunions du Conseil d’Administration et des assemblées des actionnaires (le “Secrétaire”). Si le Secrétaire n’est pas un Administrateur, une telle personne devra observer les dispositions relatives à la confidentialité telles qu’énoncées à l’article 15 sous la responsabilité du Conseil d’Administration.
Le Conseil d’Administration se réunira sur convocation du Président. Une réunion du Conseil d’Administration devra être convoquée si deux Administrateurs le requièrent.

Le Président présidera toutes les réunions du Conseil d’Administration et des actionnaires, sauf en son absence, le Conseil d’Administration désignera un autre Administrateur comme président pro tempore à la majorité des personnes présentes ou représentées lors d’une telle réunion.
Sauf en cas d’urgence ou avec l’accord préalable de toutes les personnes autorisées à participer, une convocation écrite de toute réunion du Conseil d’administration sera donnée avec un préavis d’au moins vingt-quatre (24) heures. La convocation indiquera le lieu, la date et l’heure de la réunion, ainsi que l’ordre du jour et la nature des questions à traiter.
Il pourra être passé outre cette convocation avec l’accord écrit unanime de tous les Administrateurs. Une convocation spéciale ne sera pas requise pour les réunions se tenant à une date et à un endroit déterminés dans un calendrier préalablement adopté par le Conseil d’Administration.
Les réunions du Conseil d’administration se tiendront à l’endroit indiqué dans la convocation à la réunion.
Tout Administrateur pourra se faire représenter aux réunions du Conseil d’Administration en désignant par écrit un autre Administrateur comme son mandataire.
Le quorum du Conseil d’Administration ou de l’un de ses Comités (tel que défini à l’article 16) correspond à la présence ou la représentation d’au moins cinquante pour cent (50%) des Administrateurs ou des membres du Comité, le cas échéant, en fonction (étant entendu que la présence ou la représentation d’au moins deux (2) membres du Conseil d’administration ou du Comité, le cas échéant, est requise).
Les décisions sont prises à la majorité des votes des Administrateurs présents ou représentés à la réunion. En cas d’égalité des voix, le vote du Président sera prépondérant.
Un ou plusieurs Administrateurs peuvent participer à une réunion par conférence téléphonique, vidéoconférence ou tout moyen de télécommunication similaire permettant à plusieurs personnes y participant de communiquer simultanément l’une avec l’autre. De telles participations doivent être considérées comme équivalentes à une présence physique à une réunion tenue au siège social de la Société.
Dans les cas requis par l’urgence, une décision écrite prise par voie circulaire et exprimée par câble, télécopie ou tout autre moyen de communication similaire, signée par tous les administrateurs, est correcte et valable comme si elle avait été adoptée lors d’une réunion du conseil d’administration dûment convoquée et tenue. Une telle décision peut être consignée dans un document unique ou dans plusieurs documents distincts ayant le même contenu et chacun d’eux étant signé par un ou plusieurs Administrateurs.
Les Administrateurs assument, en vertu de leur mandat, aucune responsabilité personnelle pour un engagement valablement pris par eux au nom de la Société.
Art. 13. Procès-verbaux du Conseil d’Administration.   Les procès-verbaux de la réunion du Conseil d’Administration doivent être signés par tous les Administrateurs présents et capables d’exercer leur droit de vote. Toutes les procurations y seront annexées.
Les copies ou les extraits de ceux-ci doivent être certifiées par le Secrétaire du Conseil d’Administration.
Art. 14. Pouvoirs Généraux des Administrateurs.   Le Conseil d’Administration est investi des pouvoirs les plus étendus pour agir au nom et pour le compte de la Société et pour accomplir et autoriser tous les actes d’administration ou de disposition qui sont nécessaires ou utiles pour la réalisation de l’objet social de la Société. Tous les pouvoirs qui ne sont pas expressément réservés par la Loi ou par les présents Statuts à l’assemblée générale des actionnaires sont de la compétence du Conseil d’Administration.
Le Conseil d’Administration, peut librement décider de rembourser tout compte de prime d’émission ou les réserves disponibles ou les fonds disponibles sur le compte d’apport en capital (compte 115, “Apport en capitaux propres non rémunéré par des titres”) de la Société à ses actionnaires, conformément aux dispositions de la Loi.
Art. 15. Confidentialité.   Après le terme de leur mandat, le(s) Administrateur(s) resteront tenus de ne pas révéler les informations relatives à la Société qui pourraient contrevenir aux intérêts de cette dernière, sauf si la révélation de ces informations est requise par la loi ou l’intérêt public, conformément à et sous réserve des dispositions de l’Article 444-6 de la Loi.

Art.16. Comités, Délégation de Pouvoir.   Le Conseil d’Administration peut nommer des comités, incluant sans s’y limiter, un Comité Exécutif, un Comité d’Audit, un Comité de Nomination et de Gouvernance et un Comité de Compensation (un “Comité” et collectivement des “Comités”). Le Conseil d’Administration déterminera la composition et l’objet de chacun de ces Comités.
Le Conseil d’Administration peut déléguer ses pouvoirs relatifs à la conduite de la gestion et des affaires journalières de la Société à un ou plusieurs membres du Conseil d’Administration, gérants ou autre dirigeant qui n’ont pas besoin d’être actionnaire de la Société Actionnaire de la Société, y compris sous la forme d’un Comité Exécutif, selon les termes et les pouvoirs que le Conseil d’Administration déterminera.
Le Conseil d’Administration pourra également déléguer ses pouvoirs de direction à un comité de direction ou à un directeur général, conformément aux et sous réserves des dispositions de l’Article 441-11 de la Loi. Le Conseil d’Administration sera autorisé à déterminer les conditions de leur nomination, révocation, rémunérations (le cas échéant), durée de mandat et procédure décisionnelle. Le Conseil d’Administration supervisera le comité de direction et le directeur général, le cas échéant. Les membres du comité de direction et le directeur général, le cas échéant, devront se conformer à la procédure de conflits d’intérêts prévue à l’Article 441-12 de la Loi, ainsi qu’aux obligations de confidentialité prévues à l’Article 444-6 de la Loi.
Le Conseil d’Administration peut aussi conférer certains pouvoirs et/ou mandats spéciaux à un ou plusieurs membres du Conseil d’Administration ou à toute autre personne, qui n’a pas besoin d’être Administrateur ou actionnaire de la Société, agissant seul ou conjointement, selon les termes et avec les pouvoirs tels que déterminés par le Conseil d’Administration.
Lorsque le Conseil d’Administration délègue son pouvoir pour assurer la gestion journalière comme l’autorise les présents Statuts, alors le Conseil d’Administration doit reporter chaque année à l’assemblée générale annuelle des actionnaires le salaire, les honoraires, et tout avantage accordé au/aux délégué(s).
Art. 17. Représentation de la Société.   La Société sera engagée à l’égard des tiers par:
•
La signature conjointe de deux administrateurs;

•
La signature individuelle du/des membre(s) d’un comité de direction, si un tel comité a été constitué par le Conseil d’Administration; et

•
La signature du directeur général, si un directeur général a été nommé par le Conseil d’Administration;

•
La signature individuelle de toute autre personne à qui le Conseil d’Administration a délégué la gestion journalière de la Société conformément au présent article, et seulement dans le cadre de la gestion journalière;

•
La signature individuelle de toute personne à laquelle l’autorité de signature a été déléguée par le Conseil d’Administration.

Art. 18. Conflit d’Intérêts.   Aucun contrat ou autre transaction entre la Société et toute autre société ou entreprise ne sera affecté ou invalidé du fait qu’un ou plusieurs Administrateurs, gérants, associés, membres, fondés de pouvoir ou employés de la Société ont un intérêt personnel ou en sont un administrateur, gérant, associé, membre, fondé de pouvoir ou employé d’une telle autre société ou entreprise. Sauf dispositions contraires ci-dessous, tout Administrateur, gérants, associés, membres, employés ou fondé de pouvoir valablement autorisé de la Société, en ce compris tout Administrateur qui remplira en même temps des fonctions de représentant valablement autorisé pour le compte d’une autre société ou firme avec laquelle la Société contractera ou entrera en toute relation d’affaire, ne sera pas, pour ce seul motif, automatiquement empêché de donner son avis ou d’agir quant à toutes opérations relatives à un tel contrat ou opération.
Nonobstant ce qui précède, au cas où un Administrateur ou un dirigent de la Société aurait un intérêt personnel dans une transaction de la Société, autre que les transactions conclues dans des conditions normales et entrant dans le cadre de la gestion quotidienne de la Société, il/elle devra faire connaitre au Conseil d’Administration (s’il en existe un) cet intérêt personnel et ne devra pas examiner ou voter une telle transaction, et cette transaction et l’intérêt de cet transaction et l’intérêt de cet administrateur ou dirigent de la Société devront être rapportés à la prochaine assemblée générale des actionnaires.

La Société doit indemniser (ou, le cas échéant, avancer à) tout Administrateur et ses héritiers, exécuteurs et administrateurs testamentaires, de ses dépenses raisonnables en relation avec toute action, procès ou procédure à laquelle il/elle a pu être partie en raison de sa fonction passée ou actuelle de Administrateur, ou, à la demande de la Société, de toute autre société dans laquelle la Société est Actionnaire ou créancière et par laquelle il/elle n’est pas autorisé à être indemnisé, excepté en relation avec les affaires pour lesquelles il/elle est finalement déclaré(e) dans de telles actions, procès et procédures responsable d’une grosse négligence ou d’une faute grave. En cas de règlement amiable d’un conflit, des indemnités doivent être accordées uniquement dans les matières en relation avec le règlement amiable du conflit pour lesquelles, selon le conseiller juridique de la Société, la personne indemnisée n’a pas commis une telle violation de ses obligations. Le droit à indemnité ci-avant n’exclut pas d’autres droits que la personne concernée pourrait revendiquer.
Art. 19. Commissaires aux Comptes.   Les comptes annuels de la Société seront audités par un ou plusieurs commissaires aux comptes, et, dans la mesure requise par la Loi, les règles et les règlements applicables, par un ou plusieurs réviseur(s) d’entreprises.
Les commissaires aux comptes ou, le cas échéant, le réviseur d’entreprises indépendant seront nommés par décision de l’assemblée générale des actionnaires, selon le cas, qui déterminera la rémunération du commissaire aux comptes ou du réviseur d’entreprises indépendant et la durée de leur mandat. Les commissaires aux comptes resteront en fonction jusqu’à ce que leurs successeurs soient élus. Ils sont rééligibles à la fin de leur mandat et ils peuvent être révoqués à tout moment, avec ou sans motif, par décision de l’assemblée générale des actionnaires.
Chapitre IV. Assemblée Générale des Actionnaires
Art. 20. Assemblée Générale des Actionnaires.   L’assemblée générale annuelle sera tenue conformément aux dispositions de l’article 450-8 de la Loi au siège social de la Société ou à un autre endroit tel qu’indiqué dans la convocation et à l’heure indiquée dans la convocation de l’assemblée.
Si ce jour est un jour férié au Luxembourg, l’assemblée se tiendra le premier jour ouvrable suivant.
Art. 21. Autres Assemblées Générales des Actionnaires.   Le Conseil d’Administration peut convoquer d’autres assemblées générales. De telles assemblées doivent être convoquées si les actionnaires représentant au moins dix (10) pour cent du capital social de la Société le requièrent par écrit avec indication de l’ordre du jour de la réunion prévue. Si l’assemblée générale n’est pas tenue dans le mois suivant la date prévue, elle peut être convoquée par un agent désigné par le juge-président le Tribunal d’Arrondissement, section des affaires commerciales et statuant en référé, et ce à la requête d’un ou plusieurs actionnaires représentant le quota des dix pour cent (10%). Les assemblées générales des actionnaires, y compris l’assemblée générale annuelle, peuvent se tenir à l’étranger chaque fois que se produiront des circonstances de force majeure qui seront appréciées souverainement par le Conseil d’Administration.
Art. 22. Pouvoirs de l’Assemblée Générale.   Toute assemblée générale des actionnaires de la Société régulièrement constituée représente l’ensemble des actionnaires.
Sous réserve de tous les autres pouvoirs réservés au Conseil d’Administration ou par la Loi ou les Statuts, l’assemblée générale des actionnaires a le plus large pouvoir d’adopter, d’exécuter ou de ratifier tout acte relatif aux opérations de la Société.
Les actionnaires ne doivent ni participer à ni interférer avec la direction de la Société.
Conformément aux dispositions du paragraphe 1 de l’article 450-1 (8)de la Loi, le Conseil d’Administration est autorisé à suspendre les droits de vote des actionnaires qui ne respectent pas leurs obligations en vertu des présents Statuts ou des dispositions de tout accord qui peut être conclu de temps à autre entre les actionnaires.
Art. 23. Procédure, Vote.   L’assemblée générale des actionnaires se réunit sur convocation du Conseil d’Administration, ou du commissaire aux comptes en conformité avec le droit luxembourgeois et les présents Statuts.
La date d’enregistrement des assemblées générales est fixée par le Conseil d’Administration avant la date de l’assemblée générale (la “Date d’Enregistrement”).

Les actionnaires doivent notifier à la Société leur intention de participer à l’assemblée générale par voie postale ou par tout moyen électronique à l’adresse postale ou électronique indiquée dans la convocation, au plus tard le jour fixé par le Conseil d’Administration, qui ne doit pas intervenir avant la Date d’Enregistrement, indiquée dans la convocation.
Les documents devant être soumis aux actionnaires dans le cadre de l’assemblée générale seront publiés sur le site web de la Société ou pourront être consultés au siège social de la Société, comme l’exige la législation en vigueur.
La convocation envoyée aux actionnaires en conformité avec la Loi, spécifiera la date, l’heure, l’endroit ainsi que l’ordre du jour et la nature des questions devant être traitées lors de l’assemblée.
Un actionnaire peut agir à toute assemblée des actionnaires en désignant par écrit, en original ou par voie électronique (valable selon la loi Luxembourgeoise), en tant que son mandataire, une autre personne qui n’a pas besoin d’être actionnaire et en notifiant cette désignation par voie postale ou par tout moyen électronique à l’adresse postale ou électronique indiquée dans la convocation.
Le Conseil d’Administration peut déterminer toutes autres conditions qui doivent être remplies pour participer à une assemblée générale des actionnaires.
Sauf disposition contraire de la Loi ou des présents Statuts, toutes les autres résolutions seront prises à la majorité simple des voix quel que soit le nombre d’Actions présentes ou représentées à l’assemblée.
Lors de l’organisation d’une assemblée générale, le Conseil d’Administration peut, à son entière discrétion, permettre la participation par voie électronique selon les suivantes: (i) transmission en temps réel de l’assemblée générale; (ii) communication dans les deux sens en temps réel permettant aux actionnaires de s’adresser à l’assemblée générale à distance; ou (iii) mécanisme permettant de voter, avant ou pendant l’assemblée générale, sans qu’il soit nécessaire de nommer un mandataire physiquement présent à l’assemblée.
Le Conseil d’Administration peut également déterminer que les actionnaires peuvent voter à distance par correspondance en remplissant un formulaire de vote fourni par la Société qui comprend les informations suivantes:
•
Le nom, l’adresse et toute autre information pertinente concernant l’actionnaire.

•
Le nombre de votes que l’actionnaire souhaite émettre, le sens de ses votes ou son abstention.

•
L’ordre du jour de l’assemblée contenant le projet de résolutions.

•
L’option de voter par procuration pour toute nouvelle résolution ou toute modification des résolutions dûment soumises à l’assemblée générale entre la date à laquelle l’actionnaire soumet son formulaire et la date de l’assemblée.

•
La signature de l’actionnaire.

Un actionnaire utilisant un formulaire de vote et qui n’est pas directement inscrit dans le registre des actionnaires doit annexer au formulaire de vote une confirmation de sa détention à compter de la Date d’Enregistrement conformément aux présents Statuts. Une fois soumis à la Société, les formulaires de vote ne peuvent ni être récupérés ni annulés, sauf si un actionnaire a inclu une procuration pour voter dans les circonstances envisagées dans le quatrième point ci-dessus, alors l’actionnaire peut annuler cette procuration ou donner de nouvelles instructions de vote en tenant compte des éléments pertinents par notification écrite telle que décrite dans la convocation, avant la date spécifiée dans le formulaire de vote.
Tout actionnaire qui participe à une assemblée générale de la Société par les moyens qui précèdent est réputé présent, sera pris en compte lors de la détermination du quorum et aura le droit de voter sur tous les points de l’ordre du jour de l’assemblée générale.
Le Conseil d’Administration peut adopter tout règlement et règle concernant la participation des actionnaires aux assemblées générales conformément à la Loi, y compris en ce qui concerne l’identification des actionnaires, les mandataires et la sécurité des communications électroniques.
Toute résolution ayant pour objet de modifier les présents Statuts, de modifier la nationalité ou dont l’adoption est assujettie en vertu de présents Statuts ou, selon le cas, par la Loi aux conditions de quorum et de majorité fixées pour la modification des Statuts sera prise par les deux tiers des actionnaires représentant au moins la moitié du capital social émis de la Société.
Les engagements des actionnaires ne peuvent être augmentés qu’avec le consentement unanime des actionnaires.
Les actionnaires représentant un minimum de dix pour cent (10%) du capital social de la société peuvent demander par écrit que des points supplémentaires soient ajoutés à l’ordre du jour de toute assemblée générale. Une telle requête doit être adressée au siège social de la Société par courrier recommandé au moins cinq (5) jours avant la date à laquelle l’assemblée générale doit être tenue.
Si tous les actionnaires sont présents ou représentés à l’assemblée générale des actionnaires et déclarent avoir eu connaissance de l’ordre du jour de l’assemblée, l’assemblée pourra être tenue sans convocation préalable.
Un vote est attaché à chaque action.
Les copies ou les extraits des procès-verbaux de l’assemblée générale des actionnaires doivent être certifiées par le Président ou par le Secrétaire.
Chapitre V. Année Sociale, Répartition des Bénéfices
Art. 24. Année Sociale.   L’année sociale de la Société commence le premier jour du mois de Janvier et finit le dernier jour du mois de Décembre de chaque année.
Art. 25. Approbation des Comptes Annuels.   A la fin de chaque année sociale, les comptes sont clôturés et le Conseil d’Administration dresse un inventaire des actifs et des passifs, le bilan et le compte de résultat conformément à la Loi.
Le bilan et le compte de résultat sont soumis à l’assemblée générale des actionnaires pour approbation.
Art. 26. Affectation des Bénéfices.   Sur les bénéfices nets de la Société il sera prélevé cinq pour cent (5%) pour la formation d’un fonds de réserve légale. Ce prélèvement cesse d’être obligatoire lorsque et aussi longtemps que la réserve légale atteindra dix pour cent (10%) du capital social émis de la Société.
Sur recommandation du Conseil d’Administration, l’assemblée générale des actionnaires décide de l’affectation du solde des bénéfices annuels nets. Elle peut décider de verser la totalité ou une part du solde à un compte de réserve ou de provision, de le reporter à nouveau sur l’année financière suivante ou de le distribuer à l’/aux actionnaire(s) comme dividendes.
Sous réserve des conditions fixées par la Loi et les présents Statuts, le Conseil d’Administration est autorisé à verser des acomptes sur dividendes. Le Conseil d’Administration, fixe le montant et la date du versement de ces acomptes sur dividendes. Toute prime d’émission, primes assimilées et autres réserves distribuables peuvent être distribuées librement aux actionnaires (également par acompte sur dividendes) par une résolution des actionnaires ou du Conseil d’Administration, sous réserve des dispositions de la Loi et des présents Statuts.
Chapitre VI. Dissolution, Liquidation
Art. 27. Dissolution, Liquidation.   Sur approbation affirmative du Conseil d’Administration, la Société peut être dissoute par une décision de l’assemblée générale des actionnaires délibérant aux mêmes conditions de quorum et de majorité que celles exigées pour la modification des Statuts, sauf dispositions contraires de la Loi.
En cas de dissolution de la Société, la liquidation s’effectuera par les soins d’un ou de plusieurs liquidateurs (personnes physiques ou morales), nommés par l’assemblée générale des actionnaires qui déterminera leurs pouvoirs et leurs rémunérations.
Après paiement de toutes les dettes et charges de la Société, tous les taxes et frais de liquidation compris, l’actif net restant sera reparti équitablement entre tous les actionnaires au prorata du nombre d’Actions qu’ils détiennent.
La demande de dissolution de la Société pour une juste cause peut toutefois être faite devant le tribunal. Sauf en cas de dissolution par ordonnance du tribunal, la dissolution de la Société ne peut avoir lieu qu’en vertu d’une résolution adoptée par l’assemblée générale conformément aux articles 22 et 23.

Chapitre VII. Loi applicable
Art. 28. Loi applicable.   Toutes les matières qui ne sont pas régies par les présents Statuts seront réglées conformément au droit du Luxemxembourg.”

Appendix D
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN
(as of [•], 2025)
SECTION 1.   PURPOSE
1.01
The purpose of the 2009 Equity Incentive Plan (the “Plan”) is to assist Altisource Portfolio Solutions S.A. (the “Company”) in attracting, retaining and motivating directors and employees of outstanding ability and to align their interests with those of the shareholders of the Company.

SECTION 2.   DEFINITIONS; CONSTRUCTION
2.01
Definitions.   In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1
“Award” means any Option, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award, or any other right or interest relating to Shares granted under the Plan.

2.01.2
“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

2.01.3
“Board” means the Company’s Board of Directors.

2.01.4
“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

2.01.5
“Change of Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement.

2.01.6
“Committee” means, the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 3.01 hereof, consisting of at least two members of the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (i) an “outside director” as then defined under Section 162(m) of the Code or any successor provision, (ii) a “non-employee director” as then defined under Rule 16b-3 or any successor rule, and (iii) an “independent” director under the rules of the Nasdaq Global Market.

2.01.7
“Common Stock” means shares of the common stock, par value $0.01 per share, and such other securities of the Company or other company or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.8
“Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

2.01.9
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.01.10
“Fair Market Value” of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein “shares”), shall be the mean between the highest and lowest sales prices per share for the date(s) as established by the Board as of which Fair Market Value is to

2009 Equity Incentive Plan (Amended and Restated) as of [•], 2025	Page 1 of 12

be determined in the principal market in which such shares are traded, as quoted at www.nasdaq.com/symbol/ASPS (or in such other reliable website or publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date(s) cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall in good faith determine the Fair Market Value of such shares or other property on such date(s). Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.
2.01.11
“Option” means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods.

2.01.12
“Other Stock-Based Award” means an Award, granted under Section 6.05 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

2.01.13
“Participant” means (a) an employee of the Company or any Subsidiary or affiliate, including, but not limited to, a Covered Employee, or (b) a member of the Board, who, in the case of either clause (a) or (b), is granted an Award under the Plan.

2.01.14
“Performance Award,” “Performance Goal” and “Performance Period” shall have the meanings provided in Section 6.04.

2.01.15
“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.01.16
“Retirement” means, unless otherwise specified in an Award Agreement, termination (other than by reason of death or disability) by the Participant of the Participant’s employment with the Company or any Subsidiary or affiliate pursuant to and in accordance with a plan or program of the Company or any Subsidiary or affiliate applicable to the Participant, provided, however that the Participant must have attained the age of fifty-five (55) and been an employee of the Company or any Subsidiary or affiliate for not less than three (3) years as of the date of termination of employment by reason of Retirement.

2.01.17
“Restricted Stock” means Shares, granted under Section 6.03 hereof, that are subject to certain restrictions.

2.01.18 “
Restricted Stock Units” means units, granted under Section 6.03 hereof, representing the notional right to receive a specified number of Shares upon the satisfaction of certain conditions set forth therein.

2.01.19
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.20
“Shares” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.21
“Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if each of the companies other than the last company in the chain owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other companies in the chain.

2009 Equity Incentive Plan (Amended and Restated) as of [•], 2025	Page 2 of 12

2.02
Construction.   For purposes of the Plan, the following rules of construction shall apply:

2.02.1
The word “or” is disjunctive but not necessarily exclusive.

2.02.2
Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3.   ADMINISTRATION
3.01
The Committee shall administer the Plan. References hereinafter to the Committee shall mean the Compensation Committee of the Board (or other appointed committee). The Committee shall have complete, full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)
to designate Participants;

(ii)
to determine the type or types of Awards to be granted to each Participant;

(iii)
to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, including in the case of a Change of Control based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)
to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)
to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)
to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)
to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(viii)
to correct any defect, supply any omission, or reconcile any inconsistency and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into, or Award made under the Plan;

(ix)
to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(x)
to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, Participants and any Person claiming any rights under the Plan from or through any Participants. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers, managers and/or agents of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative and other functions under the Plan. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or a Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or Committee to assist in the administration of the Plan.

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SECTION 4.   SHARES SUBJECT TO THE PLAN
4.01
The maximum net number of Shares which may be issued and in respect of which Awards may be granted under the Plan shall be limited to 16,312,542 shares of Common Stock, subject to adjustment as provided in Section 8.01, which may be used for all forms of Awards. Each Share issued under the Plan pursuant to an Award other than an Option or other purchase right in which the Participant pays the Fair Market Value for such Share measured as of the grant date, or appreciation right which is based upon the Fair Market Value of a Share as of the grant date, shall reduce the number of available Shares by 1.00.

For purposes of this Section 4.01, the number of Shares to which an Award relates shall be counted against the number of Shares available under the Plan on a one-for-one basis at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually issued pursuant to the Award shall be counted against the number of Shares available under the Plan at the time of issuance; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.
If any Shares to which an Award relates are forfeited or the Award otherwise terminates without payment being made to the Participant in the form of Shares or if payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, any Shares counted against the number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination or alternative payment, again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares, including Shares repurchased by the Company for purposes of the Plan.
SECTION 5.   ELIGIBILITY
5.01
Awards may be granted only to individuals who are employees of the Company or any Subsidiary or affiliate or to members of the Board.

SECTION 6.   SPECIFIC TERMS OF AWARDS
6.01
General.   Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 9.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

6.02
Options.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Exercise Price.   The criteria for determining the exercise price per Share of an Option shall be determined and such price shall be established by the Committee prior to each grant.

(ii)
Option Term.   The term of each Option shall be determined by the Committee, except that no Option shall be exercisable after the expiration of ten years from the date of grant. The Option shall be evidenced by a form of Award Agreement, and subject to the terms thereof.

(iii)
Times and Methods of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as

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defined by the Exchange Act) of the Company. Delivery of Shares in payment of the exercise price of an Option, if authorized by the Committee, may be accomplished through the effective transfer to the Company of Shares held by a broker or other agent.
Unless otherwise determined by the Committee, the Company will also cooperate with any Person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Company upon exercise of an Option, until the Company has received payment in full of the exercise price.
(iv)
Termination of Employment.   In the case of Participants, unless otherwise determined by the Committee and/or reflected in the Award Agreement or award program:

(A)
if a Participant shall die while employed or engaged by the Company or a Subsidiary or affiliate or during a period following termination of employment or engagement during which an Option otherwise remains exercisable under this Section 6.02(iv), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within two years after the date of the Participant’s death, but not later than the expiration date of the Options, by the executor or administrator of the Participant’s estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

(B)
if the Participant must terminate employment or engagement due to disability, the Options may be exercised within three years after the date of termination, but not later than the expiration date of the Options.

(C)
if the Participant’s employment or engagement is terminated by reason of Retirement the Options shall vest and shall become immediately exercisable in full on the date of termination and may be exercised within three years after the date of Retirement, but not later than the expiration date of the Options.

(D)
if the employment or engagement of a Participant with the Company or its Subsidiaries or affiliates shall be involuntarily terminated under circumstances which would qualify the Participant for benefits under a severance plan of the Company or shall terminate his or her employment or engagement with the written consent of the Company or a Subsidiary, the Committee may elect to vest the Options immediately. Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment or engagement, may be exercised within six months after the date of termination of employment or engagement, but not later than the expiration date of the Options.

(E)
except to the extent an Option remains exercisable under paragraphs (A) through (D) above, any Option granted to a Participant shall terminate six months after the date of termination of employment or engagement of the Participant with the Company or a Subsidiary or affiliate.

(v)
Individual Option Limit.   The aggregate number of Shares for which Options may be granted under the Plan to any single Participant in any calendar year shall not exceed 666,667 Shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

6.03
Restricted Stock or Restricted Stock Units.   The Committee is authorized to grant Restricted Stock or Restricted Stock Units to Participants on the following terms and conditions:

(i)
Issuance and Restrictions.   Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends or dividend equivalents thereon), which restrictions may lapse separately or in combination at

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such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter. The restriction period applicable to Restricted Stock or Restricted Stock Units shall, in the case of a time-based restriction, be not less than two years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year.
(ii)
Forfeiture.   Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment, engagement or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock or Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions on Restricted Stock or Restricted Stock Units.

(iii)
Certificates for Shares.   Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, with respect to Restricted Stock, issuance of certificates representing Shares, which may be held in escrow. Certificates representing Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

6.04
Performance Awards.   The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i)
Right to Payment.   A Performance Award shall represent a right to receive Shares based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award.

(ii)
Terms of Performance Awards.   At or prior to the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m).

(iii)
Performance Goals.   “Performance Goals” shall mean one or more pre-established, objective measures of performance during a specified “Performance Period,” selected by the Committee in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating

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cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance Goals based on such performance measures may be based either on the performance of the Company, a Subsidiary or Subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of companies, prior Performance Periods or other measure selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals.
(iv)
Committee Certification.   Following completion of the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Awards are not intended to provide for the deferral of compensation, such that payment of Performance Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

(v)
Maximum Individual Performance Award Payments.   In any one calendar year, the maximum amount which may be earned by any single Participant under Performance Awards granted under the Plan shall be limited to 666,667 Shares. In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the number of Shares earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

(vi)
Termination of Employment.   Except as may be set forth in the Participant’s Award Agreement or as otherwise determined by the Committee, vesting shall cease on the date of the Participant’s termination of employment or engagement.

6.05
Other Stock-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Participants, in lieu of salary, cash bonus, fees or other payments, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, appreciation rights, Shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Company or any Subsidiary for eligible Participants.

The Committee shall determine the terms and conditions of Other Stock-Based Awards. Shares or securities delivered pursuant to a purchase right granted under this Section 6.05 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the Fair Market Value of such Shares or other securities on the date of grant of such purchase right.
Appreciation rights may not be granted at a price less than the fair market value of the underlying Shares on the date of grant. Delivery of Shares or other securities in payment of a purchase right or appreciation right, if authorized by the Committee, may be accomplished through the effective transfer to the

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Company of Shares or other securities held by a broker or other agent. Unless otherwise determined by the Committee, the Company will also cooperate with any Person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such Person, for the purpose of paying the exercise price of a purchase right. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no Shares or other securities will be issued by the Company upon exercise of a purchase right, until the Company has received payment in full of the exercise price.
SECTION 7.   GENERAL TERMS OF AWARDS
7.01
Stand-Alone, Tandem and Substitute Awards.   Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Company or any Subsidiary (subject to the terms of Section 9.01) or any business entity acquired or to be acquired by the Company or a Subsidiary.

Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
7.02
Certain Restrictions Under Rule 16b-3.   Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding Award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board or the Participant, to the extent necessary for Awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

7.03
Decisions Required to be Made by the Committee.   Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee or the Board in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee or the Board shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

7.04
Term of Awards.   The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

7.05
Form of Payment of Awards.   Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 9.01), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.06
Limits on Transfer of Awards; Beneficiaries.   No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any Person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Company or a Subsidiary except as otherwise established by the Committee at the time of grant or thereafter. No Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

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7.07
Registration and Listing Compliance.   No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Company and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.08
Stock Certificates.   Awards representing Shares under the Plan may be recorded in book entry form until the lapse of restrictions or limitations thereon or issued in the form of certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other Person as the Committee may designate.

SECTION 8.   ADJUSTMENT PROVISIONS
8.01
If a dividend, dividend equivalent or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock then subject to any outstanding Options, Performance Awards or Other Stock Based Awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding Options, Performance Awards or Other Stock Based Awards and the maximum number of shares as to which Options or Performance Awards may be granted and as to which shares may be awarded under Sections 6.02(v) and 6.04(v), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any Restricted Stock held in escrow shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another company, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then the Committee is authorized and has sole discretion, as to any Award of Options, Restricted Stock, Restricted Stock Units, Performance Award or Other Stock-Based Awards, to take any one or more of the following actions (which need not be uniform for Awards): (i) provide for the purchase of any such Award for an amount of cash equal to the net value of such Award to the holder thereof (taking into account any exercise price with respect to such Award and the Fair Market Value of the Shares as of that time) that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such change or exchange of Shares for a different number or kind of shares of stock or other securities; and (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the Company or such other company then a party to such transaction, including without limitation, by the substitution for the shares of Common Stock then subject to outstanding Awards the number and kind of shares of stock or other securities (and the cash or other property) into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable. In such case, the Committee shall also

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have the discretion to cause there to be substituted for each share of Common Stock which may in the future be issued under the Plan but which is not then subject to any outstanding Award the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow may be changed or exchangeable in any such transaction in the Committee’s discretion shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed. In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate option price for all Shares subject to each then outstanding Option, Performance Award or Other Stock Based Award prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new option price per share or other unit shall be carried to at least three decimal places, with the last decimal place rounded upwards to the nearest whole number.
If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off, split-up, dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, then (a) the Committee shall make any adjustments to any then outstanding Option, Performance Award or Other Stock Based Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.
No adjustment or substitution provided for in this Section 8.01 shall require the Company to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefor. In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.
SECTION 9.   AMENDMENTS TO AND TERMINATION OF THE PLAN
9.01
The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that except as provided in Section 7.02, without the written consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that except as provided in Section 7.02, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such

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Participant under any Award theretofore granted to him; and provided further that, except as provided in Section 8.01 of the Plan, the exercise price of any outstanding Option may not be reduced, whether through amendment, cancellation or replacement, unless such reduction is approved by the shareholders of the Company.
SECTION 10.   GENERAL PROVISIONS
10.01
No Right to Awards; No Shareholder Rights.   No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, except as provided in any other compensation, fee or other arrangement. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.

10.02
Withholding.   To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any Shares or make any other payment under the Plan until such obligations are satisfied. The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

10.03
No Right to Employment or Continuation of Service.   Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or to interfere in any way with the right of the Company or shareholders to terminate his employment or service at any time or increase or decrease his compensation, fees, or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement.

10.04
Unfunded Status of Awards; Creation of Trusts.   The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

10.05
No Limit on Other Compensatory Arrangements.   Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation, fee or other arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

10.06
No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

10.07
Governing Law.   The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Grand Duchy of Luxembourg (without regard to the conflicts of laws thereof).

2009 Equity Incentive Plan (Amended and Restated) as of [•], 2025	Page 11 of 12

10.08
Severability.   If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

SECTION 11.   EFFECTIVE DATE AND TERM OF THE PLAN
11.01
The effective date and date of adoption of the Plan shall be August 7, 2009, the date of adoption of the Plan by the Board, provided that such adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting. Notwithstanding anything else contained in the Plan or in any Award Agreement, no Option or other purchase right granted under the Plan may be exercised, and no Shares may be distributed pursuant to any Award granted under the Plan, prior to such shareholder approval. In the event such shareholder approval is not obtained, all Awards granted under the Plan shall automatically be deemed void and of no effect.

2009 Equity Incentive Plan (Amended and Restated) as of [•], 2025	Page 12 of 12

ALTISOURCE PORTFOLIO SOLUTIONS S.A. C/O PROXY SERVICESP.O. BOX 9142FARMINGDALE, NY 11735ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V60581-Z89154KEEP THIS PORTION FOR YOUR RECORDS ALTISOURCE PORTFOLIO SOLUTIONS S.A.THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends that you vote FOR the following proposals:For Against Abstain!!!1.Proposal to approve an amendment to Article 5 of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to (i) cancel the nominal value of all existing shares of the Company’s common stock, and (ii) decrease the par value of the Company’s common stock from US$1.00 per share to
US$0.01 per share through a decrease of the share capital of the Company by an amount of thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) without cancellation of shares of the Company’s common stock, in order to bring the share capital of the Company from its current amount of thirty million seven hundred eighty-four thousand nine hundred seven United States Dollars (US$30,784,907) to an amount of three hundred and seven thousand eight hundred forty-nine and seven cents United States Dollars (US$307,849.07) represented by thirty million seven hundred and eighty-four thousand nine hundred seven (30,784,907) shares of the Company’s common stock without designation of nominal value, and by allocating thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) derived from the share capital decrease to the share premium account of the Company.2.Proposal to approve an increase in the number of shares the Board of Directors of the Company is authorized to issue from 100,000,000 to 250,000,000 and the renewal of the authority of the Board of Directors to issue shares by (i) approving an amendment to Article 6 of the Articles to renew and amendthe authorization of the Board of Directors of the Company to (a) issue shares of the Company’s common stock, within the limits of the Company’s ! ! !authorized share capital of up to two million and five hundred thousand United States Dollars (US$2,500,000) divided into two hundred fifty million(250,000,000) shares of the Company’s common stock without nominal value and, (b) issue any warrants, options, or other similar instruments exercisable into shares and rights to subscribe for shares and set the terms and conditions of these instruments, each for a term of five (5) years and in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, and (ii) acknowledging receipt of the report issued by the Board of Directors of the Company pursuant to article 420-26 (5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended.Note:   Proxies will vote in their discretion upon such other matters that may properly come before the Extraordinary Meeting and at any second extraordinary meeting in lieu of an adjourned meeting as discussed below.YesNoPlease indicate if you plan to attend this meeting.!!Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary Meeting:The Notice and Proxy Statement is available at www.proxyvote.com. V60582-Z89154 ALTISOURCE PORTFOLIO SOLUTIONS S.A.33, BOULEVARD PRINCE HENRI, L-1724 Luxembourg City, Grand Duchy of LuxembourgREVOCABLE PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR USE ONLY AT THE EXTRAORDINARY MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 18, 2025, AND AT ANY SECOND EXTRAORDINARY MEETING IN LIEU OF AN ADJOURNED MEETING AS DISCUSSED BELOW.The undersigned shareholder(s) hereby appoint(s), as proxy, William B. Shepro and Gregory J. Ritts, or either of them (the “Proxies”), with full powers of substitution, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Altisource Portfolio Solutions S.A. (the “Company”) that the shareholder(s) is/are entitled to vote at the Extraordinary Meeting of Shareholders (the “Extraordinary Meeting”) to be held at the offices of the Company located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg on Tuesday, February 18, 2025, at 9:00 a.m. Central European Time and at any second extraordinary meeting in lieu of an adjourned meeting as discussed below.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For” each of the proposals listed herein; and in the discretion of the Proxies on any other matter that may properly come before the Extraordinary Meeting and at any second extraordinary meeting in lieu of an adjourned meeting as discussed below. This proxy may be revoked at any time prior to the time it is voted at the Extraordinary Meeting.In case the quorum of at least 50% of the issued and outstanding shares of common stock able to be voted is not met at the Extraordinary Meeting, in accordance with Luxembourg law, the Company will hold a second extraordinary meeting with a prior notice of at least 15 days before the second extraordinary meeting in lieu of an adjourned meeting. At the second extraordinary meeting the quorum of at least 33 1/3% of the Company’s issued and outstanding shares of common stock able to be voted shall apply.The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Extraordinary Meeting of Shareholders of Altisource Portfolio Solutions S.A. to be held on February 18, 2025, or any second extraordinary meeting in lieu of an adjourned meeting as discussed above, and a Proxy Statement for the Extraordinary Meeting prior to the signing of this proxy.Continued and to be dated and signed on the reverse side

ALTISOURCE PORTFOLIO SOLUTIONS S.A. C/O PROXY SERVICESP.O. BOX 9142FARMINGDALE, NY 11735ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V60583-Z89172KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYDateSignature (Joint Owners)DateSignature [PLEASE SIGN WITHIN BOX]Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.No!Yes!Please indicate if you plan to attend this meeting.Note:   Proxies will vote in their discretion upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.!!!Proposal to approve an amendment to the Altisource Portfolio Solutions S.A. Amended and Restated 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) to increase the number of shares of common stock reserved for issuance under the 2009 Equity Incentive Plan by 4,645,875 shares from 11,666,667 shares to 16,312,542 shares.2.!!!Proposal to approve, as required by applicable Nasdaq Stock Market listing rules, the issuance by the Board of Directors of shares of the Company’s common stock in exchange for the contribution to the Company from lenders under the Company’s current debt facility of a portion of the Company’s outstanding debt.1.For Against AbstainThe Board of Directors recommends you vote FOR the following proposals:ALTISOURCE PORTFOLIO SOLUTIONS S.A.Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.

V60584-Z89172 ALTISOURCE PORTFOLIO SOLUTIONS S.A.33, BOULEVARD PRINCE HENRI, L-1724 LUXEMBOURG CITY, GRAND DUCHY OF LUXEMBOURGREVOCABLE PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 18, 2025, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.The undersigned shareholder(s) hereby appoint(s), as proxy, William B. Shepro and Gregory J. Ritts, or either of them (the “Proxies”), with full powers of substitution, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Altisource Portfolio Solutions S.A. (the “Company”) that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of the Company located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg on Tuesday, February 18, 2025, at 9:30 a.m. Central European Time and at any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For” each of the proposals listed herein and in the discretion of the Proxies on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof. This proxy may be revoked at any time prior to the time it is voted at the Special Meeting.The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Special Meeting of Shareholders of Altisource Portfolio Solutions S.A. to be held on February 18, 2025, or any adjournment or postponement thereof and a Proxy Statement for the Special Meeting prior to the signing of this proxy.Continued and to be dated and signed on the reverse side